Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	) )	Chapter 11
THE PMI GROUP, INC., a Delaware	)	Case No. 11-13730 (BLS)
Corporation,[1]	)
)
)
Debtor.	)

DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE

BANKRUPTCY CODE WITH RESPECT TO THE FIRST AMENDED

PLAN OF REORGANIZATION OF THE PMI GROUP, INC.2

Pauline K. Morgan (No. 3650)

Joseph M. Barry (No. 4221)

Kara Hammond Coyle (No. 4410)

Patrick A. Jackson (No. 4976)

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Counsel for the Debtor and Debtor in Possession

PLEASE NOTE THAT THIS DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE UNDER SECTION 1125 OF THE BANKRUPTCY CODE FOR USE IN THE SOLICITATION OF ACCEPTANCES OF THE CHAPTER 11 PLAN DESCRIBED HEREIN. ACCORDINGLY, THE FILING AND DISTRIBUTION OF THIS DISCLOSURE STATEMENT IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, AS A SOLICITATION OF ACCEPTANCES OF SUCH PLAN. THE INFORMATION CONTAINED HEREIN SHOULD NOT BE RELIED UPON FOR ANY PURPOSE BEFORE A DETERMINATION BY THE BANKRUPTCY COURT THAT THIS DISCLOSURE STATEMENT CONTAINS “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE.

[1]	The last four digits of the Debtor’s federal tax identification number are 9675. The Debtor’s mailing address is P.O. Box 830, Alamo, California 94507 (Attn: L. Stephen Smith).
[2]

This Disclosure Statement and the Plan attached hereto reflect numerous changes to the original Disclosure Statement and Plan filed by the Debtor on April 30, 2013 [Docket Nos. 842 (Plan) & 843 (Disclosure Statement)]. The revisions to the original Disclosure Statement and Plan filed on April 30, 2013, as reflected in this Disclosure Statement and the Plan attached hereto, can be found in blackline format at Docket Nos. 884, 889 and 892. Parties-in-interest are encouraged to review these revisions.

i

	3.	The Trading Order	24

	4.	Appointment of the Official Committee of Unsecured Creditors	26

	5.	Retention of Professionals	26

	6.	Employment Contracts; Incentive Plan	26

	7.	Amendment and Assumption of CAA	27

	8.	Freeze of Pension Plan	27

	9.	Transfer of Sponsorship of 401(k) Plan	28

	10.	Rejection of Executory Contracts	28

	11.	Disposition of Assets	29

	12.	Extensions of Exclusivity and Removal Deadline	29

	13.	Schedules and Statement of Financial Affairs; Claims Bar Date and Aggregate Claims Asserted	29

	14.	Objections to Claims	30

	15.	Litigation Against MIC, Receiver and Special Deputy Receiver	30

	16.	Stipulation with MIC, Receiver and Special Deputy Receiver	31

	17.	Ancillary Issues Stipulation and Side Letter	35

	18.	Plan Sponsor Negotiations	37

ARTICLE III SUMMARY OF THE PLAN			39

A.	Overview of Chapter 11		40

B.	Classification of Claims and Interests		41

	1.	Introduction	41

	2.	Classification	42

	3.	Treatment	42

C.	Treatment of Unclassified Claims		47

	1.	Summary	47

	2.	Treatment of Administrative Expense Claims	47

	3.	Administrative Expense Claims Bar Date	48

	4.	Deadline for Professional Claims	49

	5.	Priority Tax Claims	49

	6.	U.S. Trustee Fees	49

	7.	Indenture Trustee Fees	50

D.	Means for Implementation of Plan		50

	1.	New Organizational Documents	50

	2.	Continued Corporate Existence	50

	3.	Sources of Consideration for Monetary Plan Distributions	50

	4.	Vesting of Assets in the Reorganized Debtor	50

	5.	Authorization and Issuance of New Common Stock	51

	6.	Directors and Officers of the Reorganized Debtor	55

	7.	Section 1145 Exemption	55

	8.	Exemption from Certain Taxes and Fees	55

	9.	Cancellation of Notes	55

	10.	Corporate Action	56

	11.	Effectuating Documents; Further Transactions	56

E.	Treatment of Unexpired Leases and Executory Contracts		56

	1.	Rejection or Assumption of Remaining Executory Contracts and Unexpired Leases	56

	2.	Approval of Rejection or Assumption of Executory Contracts and Unexpired Leases	57

	3.	Inclusiveness	57

	4.	Cure of Defaults	57

	5.	Rejection Damage Claims	58

	6.	Continuing Obligations	58

	7.	Insurance Rights	59

F.	Provisions Regarding Distributions		60

	1.	Allowance Requirement	60

	2.	Record Date	60

	3.	Timeliness of Payments	60

	4.	Disbursing Agent	61

	5.	Rights and Powers of Disbursing Agent	61

	6.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	61

	7.	Withholding and Reporting Requirements	62

	8.	Setoffs	63

	9.	Allocation of Plan Distributions Between Principal and Interest	63

	10.	Claims Paid or Payable by Third Parties	63

G.	Procedures for Claims Administration		64

	1.	Resolution of Disputed Claims	64

	2.	Preservation of Claims Related to the Stipulation, MIC Agreements and Ancillary Issues Stipulation	66

	3.	Late Claims	67

	4.	Amendments to Claims	67

H.	Conditions Precedent to Confirmation and Effectiveness of the Plan		67

	1.	Conditions Precedent to Confirmation of the Plan	67

	2.	Conditions Precedent to Effectiveness of the Plan	67

	3.	Waiver of Conditions	68

I.	Modification, Revocation, or Withdrawal of Plan		68

	1.	Modification and Amendments	68

	2.	Effect of Confirmation on Modifications	68

	3.	Revocation or Withdrawal of Plan	68

	4.	No Admission of Liability	69

J.	Retention of Jurisdiction		69

	1.	Retention of Jurisdiction by the Court	69

K.	Discharge, Injunction, Releases and Related Provisions		72

	1.	Discharge of Claims and Terminations of Equity Interests	72

	2.	Injunction	72

	3.	Releases by the Debtor	73

	4.	Releases by Holders of Claims (Third Party Release)	74

	5.	Exculpation and Limitation of Liability	74

	6.	Waiver Of Statutory Limitation On Releases	75

	7.	Deemed Consent	75

	8.	No Waiver	75

	9.	Integral to Plan	75

L.	Miscellaneous Provisions		75

	1.	Immediate Binding Effect	75

	2.	Additional Documents	76

	3.	Payment of Statutory Fees	76

	4.	Dissolution of the Creditors’ Committee	76

	5.	Severability	76

	6.	Successors and Assigns	77

	7.	Notices	77

	8.	Further Assurances	79

	9.	No Liability for Solicitation or Participation	79

	10.	Terms of Injunctions or Stays	79

	11.	Entire Agreement	79

	12.	Preservation of Insurance	79

	13.	Closing of Case	79

	14.	Waiver of Estoppel Conflicts	80

ARTICLE IV RULE 9019, CRAMDOWN REQUESTS			80

	1.	Approval of All Compromises and Settlements Included in Plan	80

	2.	Cramdown of the Plan	80

ARTICLE V CERTAIN FACTORS TO BE CONSIDERED REGARDING THE PLAN			80

A.	Certain Bankruptcy Law Considerations		81

	1.	Parties in Interest May Object To Debtor’s Classification of Claims and Equity Interests	81

	2.	The Debtor May Not Be Able to Secure Confirmation of the Plan	81

	3.	Nonconsensual Confirmation	82

	4.	Risk of Denial of Discharge	82

	5.	Risk of Non-Occurrence of the Effective Date	83

	6.	Risk of Post-Effective Date Default	83

	7.	Amount or Classification of a Claim or Equity Interest May be Subject to Objection	83

	8.	Estimated Claim Amounts by Class May Not be Accurate	83

	9.	Validity of Votes Cast to Accept Plan Not Affected by Contingencies	83

	10.	Possible Limitations on Contract or Lease Rights and Protections	84

	11.	Jurisdictional Limitations Imposed by the McCarran-Ferguson Act	84

B.	Risk	Factors Affecting the Reorganized Debtor	84

	1.	The Debtor May Not be Able to Identify and Pursue a Business That Will Generate Significant Value for the New Common Stock	84

	2.	Assumptions Regarding Value of Debtor’s Assets	85

	3.	The Debtor Might Have an Ownership Change or Not Qualify for the L5 Exception and be Subject to a Limitation on the Use of its NOLS	85

	4.	The IRS Could Challenge the Amount of the Reorganized Debtor’s NOLs or Other Tax Attributes, or Tax Laws, Regulations or Interpretations Could Change, Negatively Impacting the Reorganized Debtor’s NOLs or Other Tax Attributes	85

	5.	The Reorganized Debtor May Cease Providing Services Under the Amended CAA, in Which Case MIC May Provide Such Services	86

C.	Risk Factors That May Affect the Value of Securities to be Issued Under the Plan and/or Recoveries Under the Plan		86

	1.	A Liquid Trading Market for the New Common Stock May Not Develop	86

	2.	Neither the Estimated Valuation of the Reorganized Debtor and the New Common Stock nor the Estimated Recoveries to Holders of Allowed Claims are Intended to Represent the Private Sale Value of the New Common Stock	87

v

ARTICLE VI CERTAIN SECURITIES LAW MATTERS			87

A.	Issuance of New Common Stock		87

B.	Transferability of New Common Stock Under Applicable Securities Laws		88

ARTICLE VII FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN			88

A.	Certain Federal Income Tax Consequences to the Debtor		90

	1.	Cancellation of Indebtedness Income	90

	2.	Annual Section 382 Limitation on Use of NOLs and “Built-In” Losses and Deductions	91

B.	Certain Federal Income Tax Consequences to Holders of General Unsecured Claims, Senior Notes Claims, Subordinated Note Claims, Convenience Claims and Equity Interests		93

	1.	U.S. Holders	93

	2.	Non-U.S. Holders	97

	3.	Withholdable Payments to Foreign Financial Entities and Other Foreign Entities	101

	4.	Information Reporting and Backup Withholding	101

ARTICLE VIII ACCEPTANCE AND CONFIRMATION OF THE PLAN; VOTING REQUIREMENTS			102

A.	Best Interests Test		102

B.	Financial Feasibility Test		104

C.	Acceptance by Impaired Classes		104

ARTICLE IX RECOMMENDATION AND CONCLUSION			105

EXHIBITS

Accompanying this Disclosure Statement are:

•	A copy of the Plan (Exhibit A)

•	A copy of the Order approving the Disclosure Statement entered [ ], 2013 [D.I. ] (Exhibit B)

•	Analysis of recoveries under the Plan and a hypothetical liquidation of the Debtor under chapter 7 of the Bankruptcy Code (Exhibit C )

•	Organizational Chart of the Debtor (Exhibit D)

•	A ballot for acceptance or rejection of the Plan for Holders of Impaired Claims entitled to vote to accept or reject the Plan

•

A notice setting forth: (i) the deadline for casting ballots either accepting or rejecting the Plan; (ii) the deadline for filing objections to confirmation of the Plan; and (iii) the date, time and location of the Confirmation Hearing

ARTICLE I

INTRODUCTION AND OVERVIEW

A.	Prefatory Statement and Definitions

Pursuant to chapter 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), The PMI Group, Inc. (referred to herein as “TPG,” the “Company,” or the “Debtor”) hereby submits this disclosure statement (the “Disclosure Statement”) in support of the First Amended Plan of Reorganization of The PMI Group, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code (as may be amended, the “Plan”). The definitions contained in the Bankruptcy Code are incorporated herein by this reference. The definitions set forth on Exhibit A to the Plan shall also apply to capitalized terms used herein that are not otherwise defined.

B.	Introduction

On November 23, 2011 (the “Petition Date”), the Debtor filed a voluntary petition under chapter 11 of the Bankruptcy Code, thereby commencing case number 11-13730 (BLS) (the “Chapter 11 Case”) currently pending before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Since filing for bankruptcy protection, the Debtor has continued to operate and manage its affairs as a debtor in possession pursuant to sections 1107 and 1008 of the Bankruptcy Code.

This Disclosure Statement, submitted in accordance with section 1125 of the Bankruptcy Code, contains information regarding the Plan proposed by the Debtor. A copy of the Plan is attached to this Disclosure Statement as Exhibit A. This Disclosure Statement is being distributed to you for the purpose of enabling you to make an informed judgment about the Plan.

This Disclosure Statement contains information concerning, among other matters: (1) the Debtor’s background; (2) the assets available for distribution under the Plan; and (3) a summary of the Plan. The Debtor strongly encourages you to review carefully the contents of this Disclosure Statement and the Plan (including the exhibits to each) before making a decision to accept or reject the Plan. Particular attention should be paid to the provisions affecting or impairing your rights as a Creditor.

Following a hearing on June 5, 2013, the Bankruptcy Court approved this Disclosure Statement as containing sufficient information to enable a hypothetical reasonable investor to make an informed judgment about the Plan. A copy of the order approving the Disclosure Statement is attached hereto as Exhibit B (the “Disclosure Statement Order”). Under section 1125 of the Bankruptcy Code, this approval enabled the Debtor to send you this Disclosure Statement and solicit your acceptance of the Plan. The Bankruptcy Court has not considered for approval the Plan itself or conducted a detailed investigation into the contents of this Disclosure Statement.

Your vote on the Plan is important. Absent acceptance of the Plan, there may be protracted delays or a chapter 7 liquidation. These alternatives may not provide for distribution of as much value to Holders of Allowed Claims as does the Plan. Accordingly, the Debtor urges you to accept the Plan by completing and returning the enclosed ballot(s) no later than July 9, 2013.

C.	Disclaimers

THIS DISCLOSURE STATEMENT WAS PREPARED BY THE DEBTOR’S PROFESSIONALS IN CONSULTATION WITH, AND BASED ON INFORMATION PROVIDED BY, THE DEBTOR THROUGHOUT THE CHAPTER 11 CASE AS WELL AS PUBLICLY AVAILABLE INFORMATION. THE DEBTOR IS SOLELY RESPONSIBLE FOR THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE FINANCIAL OR LEGAL ADVICE. CREDITORS OF THE DEBTOR SHOULD CONSULT THEIR OWN ADVISORS IF THEY HAVE QUESTIONS ABOUT THE PLAN OR THIS DISCLOSURE STATEMENT. A REFERENCE IN THIS DISCLOSURE STATEMENT TO A “SECTION” REFERS TO A SECTION OF THIS DISCLOSURE STATEMENT, UNLESS OTHERWISE INDICATED.

WHILE THIS DISCLOSURE STATEMENT DESCRIBES CERTAIN BACKGROUND MATTERS AND THE MATERIAL TERMS OF THE PLAN, IT IS INTENDED AS A SUMMARY DOCUMENT ONLY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS ATTACHED TO THE PLAN AND THIS DISCLOSURE STATEMENT. SIMILARLY, DESCRIPTIONS IN THIS DISCLOSURE STATEMENT OF PLEADINGS, ORDERS, AND PROCEEDINGS IN THE CHAPTER 11 CASE ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE RELEVANT DOCKET ITEMS. YOU SHOULD READ THE PLAN AND THE EXHIBITS TO OBTAIN A FULL UNDERSTANDING OF THEIR PROVISIONS. ADDITIONAL COPIES OF THIS DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED TO THIS DISCLOSURE STATEMENT, AS WELL AS ANY DOCKET ITEMS FROM THE CHAPTER 11 CASE, ARE AVAILABLE FOR INSPECTION DURING REGULAR BUSINESS HOURS AT THE OFFICE OF THE CLERK OF THE BANKRUPTCY COURT, UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, 3RD FLOOR, 824 MARKET STREET, WILMINGTON, DELAWARE 19801. IN ADDITION, COPIES MAY BE OBTAINED FOR A CHARGE THROUGH DELAWARE DOCUMENT RETRIEVAL, 230 NORTH MARKET STREET, P.O. BOX 27, WILMINGTON, DELAWARE 19801, (302) 658-9971, OR VIEWED ON THE INTERNET AT THE BANKRUPTCY COURT’S WEBSITE (http://WWW.DEB.USCOURTS.GOV) BY FOLLOWING THE DIRECTIONS FOR ACCESSING THE ECF SYSTEM ON SUCH WEBSITE. COPIES ARE ALSO AVAILABLE FREE OF CHARGE ON KURTZMAN CARSON CONSULTANTS’ DEDICATED WEB PAGE RELATED TO THE CHAPTER 11 CASE (HTTP.//WWW.KCCLLC.NET/PMI).

THE STATEMENTS AND INFORMATION CONCERNING THE DEBTOR AND THE PLAN SET FORTH IN THIS DISCLOSURE STATEMENT CONSTITUTE THE ONLY STATEMENTS OR INFORMATION CONCERNING SUCH MATTERS THAT HAVE BEEN APPROVED BY THE BANKRUPTCY COURT FOR THE PURPOSE OF

SOLICITING ACCEPTANCES OR REJECTIONS OF THE PLAN. HOWEVER, APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT CONSTITUTE A FINDING OF FACT OR CONCLUSION OF LAW BY THE BANKRUPTCY COURT AS TO ANY FACTUAL OR LEGAL ASSERTION MADE BY THE DEBTOR HEREIN, NOR DOES IT MEAN THAT THE BANKRUPTCY COURT AGREES WITH ANY SUCH FACTUAL OR LEGAL ASSERTION MADE BY THE DEBTOR HEREIN, NOR DOES IT MEAN THAT THE BANKRUPTCY COURT RECOMMENDS ACCEPTANCE OR REJECTION OF THE PLAN.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN. NEITHER DELIVERY OF THIS DISCLOSURE STATEMENT NOR ANY EXCHANGE OF RIGHTS MADE IN CONNECTION WITH THE PLAN WILL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE THIS DISCLOSURE STATEMENT AND THE MATERIALS RELIED UPON IN PREPARATION OF THIS DISCLOSURE STATEMENT WERE COMPILED. THE DEBTOR ASSUMES NO DUTY TO UPDATE OR SUPPLEMENT THE DISCLOSURES CONTAINED HEREIN AND DOES NOT INTEND TO UPDATE OR SUPPLEMENT THE DISCLOSURES, EXCEPT AS PROVIDED HEREIN AND TO THE EXTENT NECESSARY AT THE HEARING ON CONFIRMATION OF THE PLAN.

THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE IN FAVOR OF OR AGAINST THE PLAN. CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS, INCLUDING THOSE ESTIMATES OF THE VALUE OF PROPERTY THAT WILL BE DISTRIBUTED TO THE HOLDERS OF CLAIMS, ESTIMATES OF THE PERCENTAGE RECOVERY OF THE VARIOUS TYPES OF CLAIMS, ESTIMATES OF THE AGGREGATE FINAL ALLOWED AMOUNTS OF THE VARIOUS TYPES OF CLAIMS, ESTIMATES OF THE PROCEEDS FROM THE SALE, LIQUIDATION, OR OTHER DISPOSITION OF THE DEBTOR’S ASSETS AND ESTIMATES OF THE EXPENSES THAT WILL BE INCURRED DURING THE ADMINISTRATION OF THE PLAN. THERE CAN BE NO ASSURANCE THAT ANY FORECASTED OR PROJECTED RESULTS CONTAINED HEREIN WILL BE REALIZED. ACTUAL RESULTS MAY VARY FROM THOSE SHOWN HEREIN, POSSIBLY BY MATERIAL AMOUNTS.

D.	Plan Overview

The following is a brief overview of the material provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan. The Plan effectuates a stand-alone reorganization of the Debtor that maximizes recovery to Creditors. The Plan distributes substantially all of the Debtor’s cash to Holders of Allowed Claims.

The Plan provides that all Holders of Allowed Administrative Expense Claims and Allowed Priority Claims against the Debtor will be paid in full. Holders of Allowed Secured Claims against the Debtor generally will retain their Liens or receive the benefit of their collateral under the Plan. Moreover, on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction and discharge of and in exchange for their Claims, each Holder of an Allowed General Unsecured Claim, Allowed Senior Notes Claim or Allowed Subordinated Note Claim shall receive its Pro Rata Share of Creditor Cash and New Common Stock; provided, however, that receipt of Creditor Cash and New Common Stock by the Subordinated Note Claims is subject to certain conditions set forth in the Plan. Each Holder of an Allowed Convenience Claim shall receive 90% of the amount of its Allowed Convenience Claim in Cash on the Effective Date or as soon as reasonably practicable thereafter. Holders of Equity Interests will receive no distributions under the Plan.

The Plan proposes to fairly and efficiently restructure the Debtor’s liabilities and distribute the Debtor’s assets in a manner that will allow this Chapter 11 Case to be promptly concluded.

The Plan designates a series of Classes of Claims against the Debtor. Specifically, the Plan designates seven (7) Classes of Claims. These Classes take into account the differing nature of the various Claims and their relative priorities under the Bankruptcy Code and applicable non-bankruptcy law.

The following table (the “Plan Summary Table”) summarizes the classification and treatment of Claims (including certain unclassified Claims), along with the projected recoveries for each Class. THE PLAN SUMMARY TABLE IS INTENDED FOR ILLUSTRATIVE PURPOSES ONLY AND DOES NOT ADDRESS ALL ISSUES REGARDING CLASSIFICATION, TREATMENT, AND ULTIMATE RECOVERIES. THE PLAN SUMMARY TABLE IS NOT A SUBSTITUTE FOR A FULL REVIEW OF THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY. IN ADDITION, NOTHING HEREIN IS INTENDED, NOR SHOULD IT BE CONSTRUED, AS AN ADMISSION BY THE DEBTOR AS TO THE ESTIMATED OR ALLOWED AMOUNT OF ANY CLAIM OR GROUP THEREOF, OR AS A GUARANTEE OR ASSURANCE OF A PARTICULAR RECOVERY, OR RANGE OF RECOVERIES, ON ANY ALLOWED CLAIM OR GROUP THEREOF. THE DEBTOR RESERVES ALL RIGHTS WITH RESPECT TO THE ESTIMATION AND ALLOWANCE OF CLAIMS.

Summary of Classification and Treatment of Claims and Equity Interests under the Plan

CLASS	DESCRIPTION	ESTIMATED ALLOWED CLAIMS	TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS WITHIN CLASS	ANTICIPATED RECOVERY[3]
n/a	Administrative Expense Claims	De Minimis	Except with respect to Administrative Expense Claims that are Professional Claims, on the later of the Effective Date or the date on which an Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or, in each such case, as soon as reasonably practicable thereafter, each Holder of an Allowed Administrative Expense Claim will receive, in Ml satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (i) payment in full in Cash for the unpaid portion of such Allowed Administrative Expense Claim; or (ii) such other less favorable treatment as agreed to in writing by the Reorganized Debtor and such Holder; provided, however, that Administrative Expense Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with such applicable terms and conditions relating thereto in the discretion of the Reorganized Debtor without further notice to or order of the Bankruptcy Court; provided, further, that, if any such ordinary course expense is not billed, or a request for payment is not made, within sixty (60) days after the Effective Date, such ordinary course expense shall be barred and the Holder thereof shall not be entitled to a distribution pursuant to the Plan.	100%

n/a	Priority Tax Claims	$0.00	With respect to each Allowed Priority Tax Claim not paid prior to the Effective Date, the Disbursing Agent shall (i) pay such Claim in Cash as soon as reasonably practicable after the Effective Date, (ii) provide such other treatment agreed to by the Holder of such Allowed Priority Tax Claim and the Debtor (if before the Effective Date) or the Reorganized Debtor (on and after the Effective Date), as applicable, in writing, provided such treatment is no less favorable to the	100%

[3]	The bases for the recovery estimates are discussed in the Liquidation Analysis attached as Exhibit C hereto.

Summary of Classification and Treatment of Claims and Equity Interests under the Plan

CLASS	DESCRIPTION	ESTIMATED ALLOWED CLAIMS	TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS WITHIN CLASS	ANTICIPATED RECOVERY[3]
			Debtor or the Reorganized Debtor than the treatment set forth in clause (i) of this sentence; or (iii) at the Disbursing Agent’s sole discretion, pay regular installment payments in Cash having a total value, as of the Effective Date (reflecting an interest rate determined as of the Effective Date under Section 511(a) of the Bankruptcy Code), equal to such Allowed Priority Tax Claim, over a period not later than live (5) years after the Petition Date.

1	Priority Non-Tax Claims[4]	$0.00	Unimpaired; deemed to accept. Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to less favorable treatment, each Holder of such Allowed Priority Non-Tax Claim shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter; provided, however, that Class 1 Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto in the discretion of the Disbursing Agent without further notice to or order of the Bankruptcy Court.	100%

2	Secured Claims	$0.00	Impaired; entitled to vote. Except to the extent that a Holder of an Allowed Secured Claim agrees to less favorable treatment, each Holder of such Allowed Secured Claim shall, on the Effective Date or as soon as reasonably practicable thereafter, at the sole option of the Disbursing Agent, (i) be paid in full in Cash, including the payment of any interest or fees required by Bankruptcy Code Section 506(b), (ii) receive the	100% or Value of Collateral

[4]

Several Priority Non-Tax Claims have been asserted against the Debtors through filed Proofs of Claim by various Persons. The Debtor has filed a Notice of Satisfaction [Docket No. 874] with respect to certain of these asserted Priority Non-Tax Claims and intends to object to the remaining Priority Non-Tax Claims in the coming weeks seeking an order expunging and/or reclassifying such Claims as General Unsecured Claims. The Debtor believes that none of these claims is, in fact, a Priority Non-Tax Claim and, as such, has included any amounts the Debtor believes will be Allowed as General Unsecured Claims in the estimate of Allowed Claims in Class 3. While the Debtor’s analysis suggests that there are no Priority Non-Tax Claims that will be Allowed, it is without prejudice to the rights of any Holder of any Claim and is subject, in all respects, to a negotiated resolution of such Claims or adjudication by the Bankruptcy Court of an applicable claim objection.

Summary of Classification and Treatment of Claims and Equity Interests under the Plan

CLASS	DESCRIPTION	ESTIMATED ALLOWED CLAIMS	TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS WITHIN CLASS	ANTICIPATED RECOVERY[3]
property securing any such Allowed Secured Claim, or (iii) be treated in any other manner such that the Allowed Secured Claim shall be rendered unimpaired: provided, however, that Class 2 Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto in the discretion of the Disbursing Agent without further notice to or order of the Bankruptcy Court. Each Holder of an Allowed Secured Claim shall retain the Liens securing its Allowed Secured Claim as of the Effective Date until full and final payment of such Allowed Secured Claim is made as provided herein. On the full payment or other satisfaction of such obligations, the Liens securing such Allowed Secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.

3	General Unsecured Claims	$6.3 million to $10.3 million[5]	Impaired; entitled to vote. Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed General Unsecured Claim, on the later of (a) the Effective Date and (b) the date on which such General Unsecured Claim becomes Allowed, or as soon as practicable thereafter, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata Share of the (i) Creditor Cash; and (ii) New Common Stock distributed to Holders of Allowed General Unsecured Claims, Senior Notes Claims, and Subordinated Note Claims pursuant to the Plan. Unless otherwise provided by an Order of the Bankruptcy	26% to 27%

[5]	The estimated allowed amount of General Unsecured Claims includes a $5,150,211.75 Claim filed by the Internal Revenue Service (See Section III.B.3(c) infra).

Summary of Classification and Treatment of Claims and Equity Interests under the Plan

CLASS	DESCRIPTION	ESTIMATED ALLOWED CLAIMS	TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS WITHIN CLASS	ANTICIPATED RECOVERY[3]
Court, no fees or penalties of any kind shall be paid to the Holders of Allowed General Unsecured Claims.

4	Senior Note Claims	$691.0 million	Impaired; entitled to vote. In full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Senior Notes Claim, on the Effective Date or as soon as practicable thereafter, each Holder of such Allowed Senior Notes Claim shall receive its Pro Rata Share of the (i) Creditor Cash; and (ii) New Common Stock distributed to Holders of Allowed General Unsecured Claims, Senior Notes Claims, and Subordinated Note Claims pursuant to the Plan. In addition, the Senior Notes Indenture Trustee shall receive redistributions of Creditor Cash and New Common Stock from the Subordinated Note Indenture Trustee in accordance with the Subordination Provisions.	29%[6]

5	Subordinated Note Claims	$52.9 million	Impaired; entitled to vote. In full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Subordinated Note Claim, on the Effective Date or as soon as practicable thereafter, each Holder of such Allowed Subordinated Note Claim shall receive its Pro Rata Share of the (i) Creditor Cash; and (ii) New Common Stock distributed to Holders of Allowed General Unsecured Claims, Senior Notes Claims, and Subordinated Note Claims pursuant to the Plan; provided, however, that any distribution of New Common Stock and Creditor Cash to Holders of Allowed Subordinated Note Claims shall be redistributed to the Senior Notes Indenture Trustee for the benefit of Holders of Allowed Senior Note Claims in accordance with the Subordination Provisions.	0% due to Subordination Provisions

[6]

Notwithstanding the fact that the treatment of Allowed Claims in Class 3 – General Unsecured Claims and Class 4 – Senior Note Claims are substantially similar, the estimated recovery for Senior Note Claims is a few percentage points higher than the estimated recovery for the General Unsecured Claims because, pursuant to the underlying indentures governing Senior Note Claims and Class 5 – Subordinated Note Claims, the Holders of Allowed Senior Note Claims receive distributions otherwise owing to the Holders of Allowed Subordinated Note Claims, thereby increasing the amount of the overall recovery for Class 4 relative to Class 3 claimants.

Summary of Classification and Treatment of Claims and Equity Interests under the Plan

CLASS	DESCRIPTION	ESTIMATED ALLOWED CLAIMS	TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS WITHIN CLASS	ANTICIPATED RECOVERY[3]
6	Convenience Claims[7]	$100,000	Impaired; entitled to vote. Except to the extent that a Holder of an Allowed Convenience Claim agrees to less favorable treatment, each Holder of an Allowed Convenience Claim shall be paid 90% of the amount of its Allowed Convenience Claim in Cash on the Effective Date or as soon as reasonably practicable thereafter.	90%

7	Equity Interests	N/A	Impaired; deemed to reject. The Holders of Equity Interests shall receive no distribution. On the Effective Date, all existing Equity Interests in the Debtor shall be deemed cancelled, null and void and of no force and effect.	0%

THE TREATMENT AND DISTRIBUTIONS, IF ANY, PROVIDED TO HOLDERS OF ALLOWED CLAIMS PURSUANT TO THE PLAN WILL BE IN FULL AND COMPLETE SATISFACTION OF ALL LEGAL, EQUITABLE, OR CONTRACTUAL RIGHTS REPRESENTED BY SUCH CLAIMS.

E.	Eligibility to Vote

1.	Who May Vote

Pursuant to the provisions of the Bankruptcy Code, only classes of claims or interests that are “impaired” under a plan may vote to accept or reject such plan. Generally, a claim or interest is impaired under a plan if the holder’s legal, equitable or contractual rights are changed under such plan. In addition, if the holders of claims or interests in an impaired class do not receive or retain any property under a plan on account of such claims or interests, such impaired class is deemed to have rejected the plan under § 1126(g) of the Bankruptcy Code and, therefore, such holders do not need to vote on the plan.

With respect to the Plan, a Claim or Equity Interest must be “Allowed” for purposes of voting in order for such creditor to have the right to vote. Generally, for voting purposes, a Claim or Equity Interest is deemed “Allowed” absent an objection to the Claim or Equity Interest if (i) a Proof of Claim was timely filed, or (ii) if no Proof of Claim was filed, the Claim or Equity Interest is identified in the Debtor’s Schedules as other than “disputed,”

[7]

A Convenience Claim is a General Unsecured Claim in an amount equal to or less than $50,000, or with respect to which the Holder thereof voluntarily reduces its General Unsecured Claims, in their entirety, to $50,000.

“contingent,” or “unliquidated,” and an amount of the Claim or Equity Interest is specified in the Schedules, in which case the Claim or Equity Interest will be deemed Allowed for the specified amount. In either case, when an objection to a Claim or Equity Interest is filed, the holder of such Claim or Equity Interest cannot vote unless the Bankruptcy Court, after notice and hearing, either overrules the objection, or deems the Claim or Equity Interest to be Allowed for voting purposes.

In connection with the Plan, therefore:

•	Claims in Class 1 (Priority Non-Tax Claims) are unimpaired; accordingly, Holders of such Claims are conclusively presumed to have accepted the Plan.

•

Claims in Classes 3 (General Unsecured Claims), 4 (Senior Notes Claims), 5 (Subordinated Note Claims), and 6 (Convenience Claims) are impaired; accordingly, Holders of such Claims are entitled to vote to accept or reject the Plan.

•	Claims in Class 2 (Secured Claims) may be impaired; accordingly, Holders of such Claims are entitled to vote to accept or reject the Plan.

•	Equity Interests in Class 7 are impaired, but will not retain or receive any property under the Plan; accordingly, Holders of Equity Interests are conclusively presumed to have rejected the Plan.

The Bankruptcy Code defines “acceptance” of a plan by (a) a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan and (b) a class of interests as acceptance by holders in the class that hold at least two-thirds of the number of interests that cast ballots for acceptance or rejection of the plan. Your vote on the Plan is important. The Bankruptcy Code requires as a condition to confirmation of a plan of reorganization that each class that is impaired and entitled to vote under a plan vote to accept such plan, unless the provisions of Section 1129(b) of the Bankruptcy Code are met. In view of the deemed rejection of the Plan by Class 7, the Debtor will request confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code as to such Class, as well as with respect to any Class of Claims entitled to vote on the Plan that rejects the Plan. Section 1129(b) of the Bankruptcy Code permits the confirmation of a plan of reorganization notwithstanding the nonacceptance of a plan by one or more impaired classes of claims or equity interests, so long as at least one impaired class of claims or interests votes to accept the plan. Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class.

2.	How to Vote

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots that must be used to vote in each separate Class. This Disclosure Statement, the Exhibits attached hereto, the documents incorporated herein by reference, the Plan and the related documents are the only materials the Debtor is providing to creditors for their use in determining whether to vote to accept or reject the Plan, and such materials may not be relied upon or used for any purpose other than to vote to accept or reject the Plan. Unless otherwise directed in your solicitation package, mail your completed Ballot(s) to the Debtor’s claims, noticing and balloting agent (the “Balloting Agent”) at the address below:

The PMI Group Ballot Processing

c/o KCC

599 Lexington Avenue, 39th Floor

New York, NY 10022

BALLOTS MUST BE COMPLETED AND RECEIVED NO LATER THAN THE VOTING DEADLINE OF 4:00 P.M. (PREVAILING EASTERN TIME) ON JULY 9, 2013. ANY BALLOT THAT IS NOT EXECUTED BY A DULY AUTHORIZED PERSON WILL NOT BE COUNTED. ANY BALLOT THAT IS EXECUTED BY THE HOLDER OF AN ALLOWED CLAIM BUT THAT DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN WILL NOT BE COUNTED. FACSIMILE, EMAIL OR ELECTRONICALLY TRANSMITTED BALLOTS WILL NOT BE ACCEPTED. IF A HOLDER OF A CLAIM SHOULD CAST MORE THAN ONE BALLOT VOTING THE SAME CLAIM PRIOR TO THE VOTING DEADLINE, ONLY THE LAST-DATED TIMELY BALLOT RECEIVED BY THE BALLOTING AGENT WILL BE COUNTED. ADDITIONALLY, YOU MAY NOT SPLIT YOUR VOTES FOR YOUR CLAIMS WITHIN A PARTICULAR CLASS UNDER THE PLAN EITHER TO ACCEPT OR REJECT THE PLAN. THEREFORE, A BALLOT OR A GROUP OF BALLOTS WITHIN A PLAN CLASS RECEIVED FROM A SINGLE CREDITOR THAT PARTIALLY REJECTS AND PARTIALLY ACCEPTS THE PLAN WILL NOT BE COUNTED.

Pursuant to the Disclosure Statement Order, the Bankruptcy Court has fixed 4:00 p.m. (Prevailing Eastern Time) on May 29, 2013 (the “Securities Voting Record Date”) with respect to the Senior Notes and the Subordinated Notes and June 5, 2013 with respect to all other Claims (the “Non-Securities Voting Record Date” and, together with the Securities Voting Record Date, the “Voting Record Date”) as the time and date for the determination of Persons who are entitled to receive a copy of this Disclosure Statement and all of the related materials and to vote whether to accept or reject the Plan. Accordingly, only Holders of record of Claims as of the applicable Voting Record Date that are entitled to vote on the Plan, will receive a Ballot and may vote on the Plan.

Unless the Bankruptcy Court permits you to do so after notice and hearing to determine whether sufficient cause exists to permit the change, you may not change your vote after the voting deadline passes. DO NOT RETURN ANY DEBT INSTRUMENTS OR OTHER SECURITIES WITH YOUR BALLOT. DO NOT RETURN BALLOTS TO THE BANKRUPTCY COURT.

IF YOU BELIEVE THAT YOU ARE A HOLDER OF A CLAIM IN A VOTING CLASS FOR WHICH YOU DID NOT RECEIVE A BALLOT, IF YOUR BALLOT IS DAMAGED OR LOST, OR IF YOU HAVE QUESTIONS CONCERNING VOTING PROCEDURES, PLEASE CONTACT KURTZMAN CARSON CONSULTANTS AT (866) 381-9100. PLEASE NOTE THAT KURTZMAN CARSON CONSULTANTS CANNOT PROVIDE YOU WITH LEGAL ADVICE.

If you did not receive a Ballot and believe that you are entitled to vote on the Plan, you must either (a) obtain a Ballot by contacting the Balloting Agent as set forth above and timely submit such Ballot by the Voting Deadline, or (b) file a Motion pursuant to Rule 3018 of the Bankruptcy Rules with the Bankruptcy Court for the temporary allowance of your Claim for voting purposes by July 1, 2013 at 4:00 p.m. (Prevailing Eastern Time), or you will not be entitled to vote to accept or reject the Plan.

THE DEBTOR AND THE REORGANIZED DEBTOR, AS APPLICABLE, IN ALL EVENTS RESERVE THE RIGHT THROUGH THE CLAIM RECONCILIATION PROCESS TO OBJECT TO OR SEEK TO DISALLOW ANY CLAIM FOR DISTRIBUTION PURPOSES UNDER THE PLAN, EVEN IF THE HOLDER OF SUCH CLAIM VOTED TO ACCEPT OR REJECT THE PLAN.

All properly completed Ballots received prior to the Voting Deadline will be counted for purposes of determining whether a voting Class of Impaired Claims has accepted the Plan. The Balloting Agent will prepare and file with the Bankruptcy Court a certification of the results of the balloting with respect to the Class entitled to vote.

HOLDERS OF CLAIMS VOTING TO ACCEPT THE PLAN, WHO DID NOT EXERCISE THE OPT-OUT PROVISION INCLUDED ON THE BALLOT, WILL BE DEEMED TO HAVE GRANTED THE THIRD PARTY RELEASE PROVIDED FOR IN SECTION 12.4 OF THE PLAN AND DESCRIBED BELOW. HOLDERS WHO DO NOT DESIRE TO GRANT THE THIRD PARTY RELEASE SHOULD GOVERN THEMSELVES ACCORDINGLY.

The Debtor has proposed that the Bankruptcy Court approve procedures regarding temporary allowance of certain Claims for voting purposes only. Specifically, the Debtor has requested that any Holder of a Secured Claim in Class 2, a General Unsecured Claim in Class 3, a Senior Notes Claim in Class 4, a Subordinated Note Claim in Class 5 or a Convenience Claim in Class 6 whose Claim is (a) asserted as wholly unliquidated or wholly contingent in a timely Proof of Claim, (b) asserted in an untimely Proof of Claim that has not been allowed by the Court as timely on or before the Voting Record Date, (c) asserted in a Proof of Claim as to which an objection to the entirety of the Claim is pending as of the Voting Record Date, or (d) listed in the Schedules as contingent, unliquidated or disputed or as zero or unknown in amount, and not asserted in a timely Proof of Claim in a manner other than as wholly unliquidated or wholly contingent (collectively, the “Disputed Claimants”) not be permitted to vote on the Plan unless they file a motion seeking to be allowed to vote on the Plan pursuant to Bankruptcy Rule 3018(a) (a “Rule 3018 Motion”). All Disputed Claimants will receive a copy of the Notice of Non-Voting Status and Temporary Allowance Procedures with Respect to Claims Held by Disputed Claimants (the “Notice of Disputed Claim Status”) in lieu of a Ballot. The Notice of Disputed

Claim Status will inform the Disputed Claimants that if they wish to dispute their status as a Disputed Claimant and to seek the right to vote on the Plan, they must: (a) request temporary allowance of their claim for voting purposes on or before July 1, 2013 at 4:00 p.m. (Prevailing Eastern Time), by filing a Rule 3018 Motion with the Bankruptcy Court; (b) request a provisional ballot from the Balloting Agent (The PMI Group Ballot Processing, c/o KCC, 599 Lexington Avenue, 39th Floor, New York, NY 10022, Telephone: (866) 381-9100), and (c) on or before July 9, 2013 at 4:00 p.m. (Prevailing Eastern Time), complete and return the provisional ballot according to the instructions contained on the ballot. If and to the extent that the Debtor and each such Disputed Claimant are unable to resolve the issues raised by the Rule 3018 Motion prior to the Voting Deadline, then the Debtor will request that the Bankruptcy Court determine, at a hearing to be held in advance of the Confirmation Hearing, whether the provisional ballot should be counted as a vote on the Plan.

The Debtor reserves the right to object to any Proof of Claim after the Voting Record Date. With respect to any such objection, the Debtor may request, on notice, that any vote cast by the Holder of the subject claim not be counted in determining whether the requirements of Section 1126(c) of the Bankruptcy Code have been met. In the absence of any such request, the Holder of the subject claim will be entitled to vote or receive notice, as applicable under the Disclosure Statement Order, in accordance with its Proof of Claim.

Nothing in the solicitation procedures affects the right of the Debtor or the Reorganized Debtor to object to any Proof of Claim on any ground or for any purpose prior to the applicable Claims Objection Deadline established by the Plan.

3.	Importance of Your Vote

YOUR VOTE IS IMPORTANT. ONLY THOSE CREDITORS WHO ACTUALLY VOTE ARE COUNTED FOR PURPOSES OF DETERMINING WHETHER A CLASS HAS VOTED TO ACCEPT THE PLAN. YOUR FAILURE TO VOTE WILL LEAVE TO OTHERS THE DECISION TO ACCEPT OR REJECT THE PLAN.

THE DEBTOR AND THE CREDITORS’ COMMITTEE BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF ALL HOLDERS OF CLAIMS AND RECOMMEND THAT ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

F.	Special Notice of Third Party Release

THE PLAN PROVIDES THAT, AS OF THE EFFECTIVE DATE, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, EACH PRESENT AND FORMER HOLDER OF A CLAIM WHO VOTED IN FAVOR OF THE PLAN AND DID NOT EXERCISE THE OPT-OUT PROVISION INCLUDED ON THE BALLOT, WILL BE DEEMED TO RELEASE AND FOREVER WAIVE AND DISCHARGE ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHTS TO ENFORCE THE

DEBTOR’S OR THE REORGANIZED DEBTOR’S OBLIGATIONS UNDER ANY ORDER OF THE BANKRUPTCY COURT, THE PLAN AND THE SECURITIES, CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS AND DOCUMENTS DELIVERED THEREUNDER), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTOR, THE CHAPTER 11 CASE, OR THE PLAN AGAINST ANY CREDITOR RELEASEE, EXCEPT FOR ACTS CONSTITUTING FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AS DETERMINED BY A FINAL ORDER AND SUBJECT TO CERTAIN LIMITATIONS, INCLUDING THOSE SET FORTH MORE FULLY IN ARTICLE III.K.4 OF THIS DISCLOSURE STATEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING IN THE PLAN OR CONFIRMATION ORDER RELEASES, WAIVES, DISCHARGES OR OTHERWISE AFFECTS ANY CLAIMS OR CAUSES OF ACTION THAT ARE, OR COULD BE ASSERTED BY THE PLAINTIFF, MIC OR ANY AFFILIATE OF MIC IN CASE NO. RG12642872, CURRENTLY PENDING IN THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR ALAMEDA COUNTY.

Parties who do not desire to grant the Third Party Release should govern themselves accordingly by exercising the opt-out provision on the Ballot.

G.	The Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan.

1.	Time and Place of the Confirmation Hearing

Pursuant to Section 1128 of the Bankruptcy Code and Rule 3017(c) of the Bankruptcy Rules, the Bankruptcy Court has scheduled the Confirmation Hearing to commence on July 18, 2013, at 11:00 a.m. (Prevailing Eastern Time) before the Honorable Brendan Linehan Shannon, of the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, 6th Floor, Courtroom No. 1, Wilmington, Delaware 19801. A notice setting forth the time and date of the Confirmation Hearing has been included along with this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of such adjourned hearing date by the Bankruptcy Court in open court at such hearing.

2.	Objections to the Plan

Any objection to confirmation of the Plan must be in writing; must comply with the Bankruptcy Code, Bankruptcy Rules, and the Local Rules of the Bankruptcy Court; and must be filed with the United States Bankruptcy Court for the District of Delaware, and served upon the following parties, so as to be received no later than July 9, 2013 at 4:00 p.m. (Prevailing Eastern Time): (a) Joseph M. Barry and Kara Hammond Coyle, Young Conaway Stargatt & Taylor LLP, 1000 North King Street, Rodney Square, Wilmington, Delaware 19801 (counsel for the Debtor), (b) Anthony Princi and Jordan Wishnew, Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 (counsel for the Creditors’ Committee), and (c) David L. Buchbinder, Office of the United States Trustee, 844 King Street, Suite 2207, Wilmington, Delaware 19801.

FOR THE REASONS SET FORTH BELOW, THE DEBTOR AND THE CREDITORS’ COMMITTEE8 URGE YOU TO RETURN YOUR BALLOT TO “ACCEPT” THE PLAN.

ARTICLE II

BACKGROUND OF THE DEBTOR AND THE CHAPTER 11 CASE

A.	Overview of the Debtor’s Business

The Debtor, a Delaware corporation founded in 1972, is an insurance holding company whose stock had, until October 21, 2011, been publicly-traded on the New York Stock Exchange.9 Through its principal regulated subsidiary, PMI Mortgage Insurance Co. (“MIC”), and its affiliated companies (collectively, “PMI”), the Debtor principally provided residential mortgage insurance. Mortgage insurance provides loss protection to mortgage lenders and investors in the event of borrower defaults.

As discussed in more detail herein, the Debtor’s primary assets that will accrue to the benefit of Holders of Allowed Claims consist of approximately $200 million in Cash, the Tax Attributes (as defined herein) and the Principal Regulated Reinsurance Subsidiaries. As discussed in section II(C)(3) herein, MIC is currently subject to the Receivership Order (as defined below). As a result, any value the Debtor may have hoped to realize on account of its equity stake in MIC is highly speculative.

1.	Corporate Structure

As of the Petition Date, the Debtor was the ultimate parent entity of twenty-three (23) direct or indirect wholly-owned subsidiaries (each, a “Subsidiary” and, collectively, the “Subsidiaries”).10 Prior to the Chapter 11 filing, the Debtor had divided its business into three segments: U.S. Mortgage Insurance Operations, International Operations, and “Corporate/Other.”

[8]	The Creditors’ Committee supports the Plan; however, the Subordinated Note Indenture Trustee abstained from voting on whether to support the Plan.
[9]	The New York Stock Exchange halted trading in the Debtor’s common stock on October 21, 2011, and subsequently delisted it. The stock now trades over the counter under the ticker “PPMIQ.”
[10]	A chart depicting the corporate structure of the Debtor and its non-debtor affiliates is attached hereto as Exhibit D.

(a)	U.S. Mortgage Insurance Operations

As of the Petition Date, MIC, formerly the Debtor’s main operating entity, was the 100% owner of PMI Insurance Co. (“PIC”) and PMI Mortgage Assurance Co. (“PMAC”), as well as other direct and indirect subsidiaries. MIC, PIC and PMAC are insurance companies regulated by the State of Arizona and licensed throughout the United States, Puerto Rico, Guam and the Virgin Islands. Prior to the events described below, MIC and its affiliates offered a broad range of mortgage insurance products to mortgage lenders and investors.

MIC was also a 50% owner of interests in CMG Mortgage Insurance Company and CMG Mortgage Assurance Company, as well as its subsidiary CMG Reinsurance Company (collectively, “CMG”), each of which is an insurance company regulated by the State of Wisconsin. CMG provides mortgage insurance exclusively to credit unions.

On February 8, 2013, MIC made public the proposed sale of PMAC, CMG and certain other assets to Arch U.S. MIC Services Inc. and Arch Capital Group (US) Inc. The sale is subject to Arizona Court and regulatory approvals.

The Debtor is the 100% owner of PMI Reinsurance Co., PMI Mortgage Guaranty Co., and Residential Insurance Co., the Debtor’s principal reinsurance subsidiaries (collectively, the “Principal Regulated Reinsurance Subsidiaries”), which are regulated by the State of Arizona. Certain states limit the amount of risk a mortgage insurer may retain on a single loan to 25% of the indebtedness to the insured, and, as a result, the portion of such insurance in excess of 25% (“deep coverage”) must be reinsured. To minimize reliance on third party reinsurance companies and to permit PMI to retain the premiums (and related risk) on deep coverage business, the Debtor formed the Principal Regulated Reinsurance Subsidiaries to provide reinsurance of such deep coverage to MIC. As discussed in section II.D.16(c) herein, the Principal Regulated Reinsurance Subsidiaries have terminated all of their reinsurance policies.

(b)	International Operations

PMI Mortgage Insurance Holdings Canada Inc. (“PMI Holdings Canada”), as well as PMI Europe Holdings Limited and its direct subsidiaries (collectively, “PMI Europe”), each a subsidiary of MIC as of the Petition Date, formed the international operations segment of the Debtor’s enterprise. PMI Holdings Canada, through its former subsidiary, PMI Mortgage Insurance Company Canada (“PMI Canada”), offered residential mortgage insurance products in Canada in 2007 and 2008, whereas PMI Europe offered mortgage insurance and mortgage credit enhancement products, tailored primarily to the European mortgage markets, through 2008. As of the Petition Date, neither PMI Holdings Canada nor PMI Europe was writing new insurance business.

On October 5, 2012, MIC submitted for approval to the Arizona Court the proposed sale of PMI Canada to Genworth Financial Mortgage Insurance Company Canada. The Arizona Court issued an order approving the transaction on October 30, 2012 and MIC subsequently completed the sale.

(c)	Corporate/Other Segment

The Debtor’s “Corporate/Other” segment consisted of, among other things, contract underwriting operations (which were discontinued in April 2009), former investments in FGIC Corporation (which was sold by MIC in the third quarter of 2010), RAM Re (which was sold by MIC in the fourth quarter of 2009), and equity in earnings or losses from investments in certain limited partnerships.

2.	Regulatory Environment

The Debtor’s insurance company subsidiaries are subject to comprehensive, detailed regulation by state insurance departments whose primary goal is to safeguard insurers’ solvency for the protection of policyholders. Though their scope varies, state insurance laws generally grant broad powers to supervisory agencies and officials to examine and investigate insurance companies and to enforce rules or exercise discretion touching almost every aspect of an insurance company’s business.

With respect to insurance holding companies such as the Debtor, all states have enacted legislation requiring the filing of an annual registration statement pertaining to each insurance company within the holding company system containing certain financial and other information concerning the operations of, and the transactions involving, insurance companies within the holding company system. The states also regulate transactions between insurance companies and their parents and non-insurer affiliates.

As a result of its control over the Principal Regulated Reinsurance Subsidiaries, and, to the extent it is deemed to control MIC, the Debtor is treated as an insurance holding company under the laws of the State of Arizona. The Arizona insurance laws require prior approval of certain acquisitions of the Debtor’s common stock and also govern certain transactions between or among the Debtor or its subsidiaries, on the one hand, and its insurance subsidiaries, on the other hand, requiring prior notice to the Arizona Department of Insurance (the “ADI”), which may disapprove such transactions, if, among other things, they are not found to be “fair and reasonable.”

B.	Summary of Assets and Liabilities

1.	Principal Assets

As of the Petition Date, the Debtor’s principal assets consisted of, among other things, approximately $165 million in cash, cash equivalents and U.S. government securities, the value of the Debtor’s equity interests in its subsidiaries, including MIC and the Principal Regulated Reinsurance Subsidiaries, and the Tax Attributes described below.

As of the date hereof, the Debtor holds approximately $200 million in cash and cash equivalents. The Principal Regulated Reinsurance Subsidiaries hold approximately $5 million in cash, cash equivalents and U.S. government securities in the aggregate and currently have no material liabilities asserted against them.

2.	Potential Causes of Action

QBE Claim. As a result of the 2008 sale of PMI Mortgage Insurance Australia (Holdings) Pty Limited (“PMI Australia”) to QBE Holdings (AAP) Pty Limited (“QBE Holdings”), the Debtor holds a claim and/or receivable of approximately $2.5 million (the “QBE Claim”) against QBE Holdings and/or its parent QBE Insurance Group Limited (together with QBE Holdings, “QBE”). See Section II.B.16(f) herein.

Claims Under the Stipulation and MIC Agreements. The Debtor and, following the Effective Date, the Reorganized Debtor, and MIC and the Receiver, have and retain various court-ordered contractual and other rights under the Stipulation and the MIC Agreements (as defined below). Nothing in the Disclosure Statement, Plan, Confirmation Order or any document related thereto shall alter, amend, modify, discharge, enjoin, impair or otherwise affect any claim or cause of action of the Debtor, the Reorganized Debtor, MIC or the Receiver arising under or related to the Stipulation or the MIC Agreements, including, but not limited to, any claim or cause of action, if any, for breach or specific performance thereof. Nothing set forth in the Disclosure Statement, Plan or Confirmation Order shall impair the priority afforded to such claims under the Settlement Order or the Arizona Court Order.

3.	Tax Attributes and Tax Sharing Agreement

The Debtor and the Subsidiaries (including MIC) constitute a consolidated tax group (the “Consolidated Group”) for Federal income tax purposes. Under applicable federal Treasury Regulations, the Debtor, as the “common parent” of the “affiliated group” of corporations, files a consolidated Federal income tax return on behalf of itself and the Subsidiaries. The applicable federal Treasury Regulations address, in various respects, the treatment of net operating loss carry forwards (“NOLs”) and other similar tax attributes.

As of December 31, 2011, the Consolidated Group had access to, for Federal income tax purposes, NOLs of approximately $2.2 billion and income tax credits (the “Tax Credits,” and together with the NOLs and other tax attributes, the “Tax Attributes”) of approximately $295 million.

As of the Petition Date, the rights and obligations of the members of the Consolidated Group with respect to the Tax Attributes were governed by that certain Tax Sharing Agreement, dated as of April 10, 1995 (as amended from time-to-time, the “Tax Sharing Agreement”), by and among the Debtor, MIC and certain other Subsidiaries. As detailed further below, the Tax Sharing Agreement has been amended pursuant to the Stipulation (as defined below) between the Debtor, the Creditors’ Committee, MIC, the Receiver and the Special Deputy Receiver. The Debtor and its subsidiaries (excluding MIC and its direct and indirect subsidiaries) retained sole use of approximately $1.2 billion in NOLs.11

[11]	As discussed in Section VII.A.1 herein, the Debtor believes the value of the Tax Attributes will be reduced as a result of cancellation of indebtedness income.

4.	Cost Allocation Agreement

On January 1, 1996, the Debtor and MIC entered into a Cost Allocation Agreement, which was subsequently amended on September 3, 2003 and April 13, 2006, and amended and restated as of January 1, 2012 (as so amended and amended and restated, the “CAA”). The CAA governed a shared services arrangement between the Debtor and MIC, pursuant to which MIC provided the Debtor with certain accounting, auditing, legal, investment, personnel and other administrative services, as well as the use of certain of MIC’s facilities, on an allocated cost basis. The CAA, as discussed below, was amended and restated during the Chapter 11 Case and further amended and restated pursuant to the Stipulation (as defined below).

5.	Primary Prepetition Indebtedness

Pursuant to indentures entered into between 2003 and 2010, the Debtor is obligated on various issues of outstanding bonds (the “Notes”) in the aggregate approximate amount of $737 million. Each outstanding series and the approximate principal amounts owing are as follows:

SERIES	PRINCIPAL OUTSTANDING AS OF THE PETITION DATE
6.000% SENIOR NOTES, DUE SEPTEMBER 15, 2016	$250,000,000
6.625% SENIOR NOTES, DUE SEPTEMBER 15, 2036	$150,000,000
8.309% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES, SERIES A, DUE FEBRUARY 1, 2027	$51,593,000
4.50% CONVERTIBLE SENIOR NOTES, DUE APRIL 15, 2020	$285,000,000

(a)	6.000% and 6.625% Senior Notes

In September 2006, the Debtor issued $250 million in principal amount of 6.000% Senior Notes, due September 15, 2016 (the “6.000% Senior Notes”) and $150 million in principal amount of 6.625% Senior Notes, due September 15, 2036 (the “6.625% Senior Notes”). The 6.000% Senior Notes and the 6.625% Senior Notes bear interest at the rates of 6.000%) and 6.625% per annum, respectively, payable semi-annually in arrears on March 15 and September 15 of each year. The Debtor made all scheduled interest payments on the 6.000% Senior Notes and the 6.625% Senior Notes through and including September 2011.

(b)	8.309% Junior Subordinated Deferrable Interest Debentures, Series A

The Debtor entered into a Junior Subordinated Indenture dated February 4, 1997, pursuant to which the Debtor issued unsecured Junior Subordinated Deferrable Interest Debentures in a principal amount of $100 million. In 2001, Junior Subordinated Deferrable

Interest Debentures in the amount of $51.5 million were repurchased on the open market. The Junior Subordinated Deferrable Interest Debentures bear interest at the rate of 8.309% per annum, payable semi-annually in arrears on February 1 and August 1, and mature on February 1, 2027. The Junior Subordinated Deferrable Interest Debentures are contractually subordinated to all senior indebtedness of the Debtor. The Debtor paid all scheduled interest through August 2011 under the Junior Subordinated Deferrable Interest Debentures.

(c)	4.50% Convertible Senior Notes

In the second quarter of 2010, the Debtor completed a concurrent public offering of equity and debt, including the sale of $285 million aggregate principal amount of 4.50% Convertible Senior Notes due April 15, 2020 (the “4.50% Convertible Senior Notes”), which bear interest at the rate of 4.50% per annum, payable semi-annually in arrears on April 15 and October 15. The proceeds of this offering were contributed to MIC in exchange for surplus notes of like principal amount (the “Surplus Notes”). The Debtor made all scheduled interest payments on the 4.50% Convertible Senior Notes through October 2011.

C.	Events Leading to Debtor’s Chapter 11 Filing

1.	Economic Conditions

Mortgage insurance coverage, such as the coverage issued by MIC, has several attributes that make mortgage insurance companies like MIC more susceptible to the cyclical nature of the economy in general, and the housing and labor markets in particular, than many other types of insurance companies. Mortgage insurance is generally renewable at the option of the insured at the premium rate fixed when the insurance on the loan was initially issued. As a result, losses from increased claims from policies originated in a particular year cannot be offset by renewal premium increases on policies in force. Because MIC recognizes its losses when it receives notices of default, the period over which MIC generates losses can be prolonged. In addition, MIC may not cancel the insurance coverage it issues except in the event of nonpayment of premiums or certain violations of MIC’s master policies. The average life of a MIC mortgage insurance policy generally has ranged from approximately four to ten years and may span a significant portion of an economic or real estate cycle. As a result, the loss ratios, which are the ratios of an insurer’s incurred losses to premiums earned, of MIC and the mortgage insurance industry are particularly affected by the cyclical nature of the U.S. economy and housing and labor markets.

As a result of high unemployment in the United States and depressed housing prices, and the related slow economic recovery (as compared to previous recoveries) in U.S. residential mortgage and housing markets, MIC’s loss experience leading up to the Petition Date was significantly higher than originally anticipated.

Historically, the Debtor’s primary source of revenue has been dividends paid by its subsidiaries. As detailed below, the ADI has the right to prohibit the Debtor’s regulated insurance subsidiaries from issuing dividends and has, in fact, so prohibited them.

2.	Exploration of an Extraordinary Transaction

In the second half of 2011, the Debtor explored a transaction (an “Extraordinary Transaction”) that would have involved utilizing PMAC as the vehicle to write new mortgage insurance nationwide. As noted above, PMAC is a wholly-owned subsidiary of MIC and is believed to be licensed to write mortgage insurance in all fifty states. The Debtor contemplated that, as part of the Extraordinary Transaction, (i) the Debtor would contribute Cash or its Principal Regulated Reinsurance Companies to MIC in exchange for equity of PMAC, (ii) MIC would transfer its operating platform (including its information technology systems) to PMAC in exchange for equity of PMAC, and (iii) a new investor or investors would invest significant new capital in exchange for an equity interest in PMAC. Management of the Debtor believed that the Extraordinary Transaction had the potential of significantly enhancing the value of the Debtor for the benefit of its creditors. In addition, management of the Debtor believed that the Extraordinary Transaction offered the prospect of generating significant additional value for MIC and its policyholders through MIC’s retained equity interest in PMAC and, accordingly, that the Extraordinary Transaction would be viewed favorably by the ADI, as the principal regulator of MIC, and Fannie Mae and Freddie Mac (collectively, the “GSEs”), who were MIC’s largest policyholders.

In connection with the Extraordinary Transaction, the Debtor’s management and financial advisors met with potential investors, a number of whom signed confidentiality agreements and engaged in due diligence. In addition, the Debtor and MIC met with representatives of the GSEs and of the Federal Housing Finance Agency, as conservator of the GSEs, in furtherance of the Extraordinary Transaction being explored and to seek their approval thereof. Throughout this process, the Debtor and MIC pursued discussions with the Director of the ADI (the “ADI Director”) regarding the benefits of the Extraordinary Transaction to policyholders of MIC that could accrue from MIC’s interest in PMAC. The Debtor believed an Extraordinary Transaction that had the prospect of generating significant additional value for the Debtor and its creditors continued to be a realistic possibility until the ADI Director assumed exclusive power of management and control over MIC pursuant to the Interim Possessory Order, as described below.

3.	Regulatory Control of MIC

On August 15, 2011, MIC filed with ADI its statutory financial statement for the period ended June 30, 2011. In it, MIC disclosed its policyholders’ position of $258 million compared to a required minimum policyholders’ position of $578 million, resulting in a policyholders’ position deficit of $320 million. PIC’s policyholders’ position was also reported as deficient by approximately $45 million.

On August 19, 2011, the ADI Director, the Debtor’s principal regulator, issued an order (the “Arizona Supervision Order”) placing MIC and PIC (the “Principal Regulated Insurance Subsidiaries”) under supervision pursuant to § 20-169 of the Arizona Revised Statutes. The Arizona Supervision Order appointed Truitte D. Todd of Tharp and Associates as supervisor of the Principal Regulated Insurance Subsidiaries, and required them to cease writing new mortgage commitments in all states as of the date thereof, but permitted the issuance of new mortgage insurance policies under pending commitments through the close of business on September 16, 2011.

In addition to prohibiting the Principal Regulated Insurance Subsidiaries from writing new business, the Arizona Supervision Order further prohibited the Principal Regulated Insurance Subsidiaries from making interest payments to the Debtor on the Surplus Notes and, without the prior approval of the ADI Director, from entering into affiliate transactions (including an Extraordinary Transaction, as contemplated above).

The Arizona Supervision Order further provided that if, within sixty days, the Principal Regulated Insurance Subsidiaries failed to abate the ADI Director’s determination that supervision of such entities was required under § 20-169 of the Arizona Revised Statutes, the ADI Director could commence a conservatorship proceeding.

After entry of the Arizona Supervision Order, the Debtor worked diligently with the Supervisor and the ADI Director to continue to investigate restructuring alternatives, including implementing an Extraordinary Transaction as described above, and to abate the ADI Director’s finding.

On October 20, 2011, the ADI Director assumed exclusive power of management and control over the Debtor’s Principal Regulated Insurance Subsidiaries pursuant to an interim Order Directing Full and Exclusive Control of Insurer (the “Interim Possessory Order”) issued by the Superior Court of the State of Arizona in and for the County of Maricopa (the “Arizona Court”) on an ex parte basis pursuant to § 20-172 of the Arizona Revised Statutes. Also on October 20, 2011, the ADI Director (i) entered an order (the “Reinsurance Supervisory Order”) placing the Principal Regulated Reinsurance Subsidiaries under supervision pursuant to § 20-169 of the Arizona Revised Statutes, and (ii) filed a Verified Complaint for Appointment of a Receiver and Injunction with the Arizona Court seeking, among other things, the appointment of a permanent receiver for MIC.

The Debtor filed a motion to vacate the Interim Possessory Order on October 28, 2011, which was denied by the Superior Court of the State of Arizona on or about November 22, 2011. On February 3, 2012, the Debtor consented to the appointment of the ADI Director as receiver for MIC pursuant to a Consent to Receivership and Stipulation filed with the Arizona Court (the “Receivership Stipulation”). On March 14, 2012, the Arizona Court entered an order (the “Receivership Order”) appointing the Receiver as receiver for MIC.

As detailed further below, in connection with the transactions entered into pursuant to the Stipulation (as defined below), the Reinsurance Supervisory Order was abated as of December 18, 2012.

4.	Defaults under the Notes

Under the Supplemental Indenture dated as of April 30, 2010 for the Debtor’s 4.50% Convertible Senior Notes, the commencement, of an insolvency proceeding with respect to a “Significant Subsidiary” of the Debtor, including MIC, constituted an event of default accelerating maturity of the 4.50% Convertible Senior Notes if uncured for sixty (60) consecutive days.

In addition, as a result of the delisting of the Debtor’s stock from the New York Stock Exchange, which constituted a “Fundamental Change” as defined in the Supplemental Indenture, each holder of the 4.50% Convertible Senior Notes has the right, at such holder’s option, to require the Debtor to repurchase for cash such holder’s notes at 100% of the principal amount thereof, plus accrued and unpaid interest, and Debtor’s failure to repurchase the notes would constitute an additional event of default under the Supplemental Indenture, permitting acceleration of the maturity of the 4.50% Convertible Senior Notes.

The Indenture for the Debtor’s 6.000% Senior Notes and 6.625% Senior Notes contained cross-default provisions with the 4.50% Convertible Senior Notes, so that if the latter were accelerated and not discharged (or did not have such acceleration rescinded or annulled) within a period of 30 days after notice by the Senior Notes Indenture Trustee or the holders of the 6.000% Senior Notes and/or 6.625% Senior Notes, an event of default would also exist with respect to the 6.000% Senior Notes and 6.625% Senior Notes, as applicable, and the holders of each such series of notes could accelerate the maturity of such notes.

D.	The Chapter 11 Case

In anticipation of the impending bond defaults, repurchase demands, and acceleration of maturities, on November 23, 2011, the Debtor filed for chapter 11 protection in order to preserve its remaining business operations and explore a potential reorganization. As discussed below, during the Chapter 11 Case, the Debtor has worked diligently to protect, preserve, monetize and maximize the assets of its estate.

1.	Debtor in Possession Status

Since filing for bankruptcy protection, the Debtor has continued to operate as a debtor in possession subject to the supervision of the Bankruptcy Court and in accordance with the Bankruptcy Code. The Debtor is authorized to operate in the ordinary course of business. Transactions outside of the ordinary course of business must be approved by the Bankruptcy Court.

2.	Entry of the Debtor’s First-Day Orders

Concurrent with filing its bankruptcy petition, the Debtor filed several emergency motions (the “First-Day Motions”) with the Bankruptcy Court that were intended to facilitate the Debtor’s transition into, and operation in, chapter 11 with a minimum of interruption or disruption to its business, or loss of productivity or value. Pursuant to the First-Day Motions, the Debtor sought and obtained the following relief from the Bankruptcy Court: (i) approval of the appointment of Kurtzman Carson Consultants LLC as Balloting Agent in the Chapter 11 Case

[D.I. 20]; (ii) authority to maintain its prepetition cash management system and bank accounts, and a grant of administrative expense status to shared services (as discussed above) arising post-petition [D.I. 21 & 103]; (iii) authority to remit and pay certain taxes [D.I. 22 & 102]; and (iv) authority to pay employee obligations and to continue employee benefits plans and programs post-petition [D.I. 24 & 101].

3.	The Trading Order[12]

In addition to filing the First-Day Motions set forth above, the Debtor also filed the Debtor’s Motion for Emergency Interim and Final Orders Pursuant to Sections 105, 362 and 541 of the Bankruptcy Code and Bankruptcy Rule 3001 Establishing Procedures for (I) Transfers of Claims, (II) Transfers of Equity Securities, (III) Taking or Implementing Certain Other Actions Affecting the Interest of the Debtor in the Tax Attributes, and (IV) Scheduling a Final Hearing [D.I. 7] (the “Trading Motion”). On February 7, 2012, the Bankruptcy Court entered a final order approving the Motion [D.I. 154] (the “Trading Order”). The purpose of the Trading Order is to preserve the Debtor’s NOLs.

Under IRC section 382, if a corporation undergoes an “ownership change,” the amount of its pre-ownership change NOLs which may be utilized to offset future taxable income generally is subject to an annual limitation. In general, the amount of this annual limitation is equal to the product of the fair market value of the stock of the corporation (or, in the case of a consolidated group, the stock of the common parent) immediately before the ownership change (with certain adjustments) and the “long-term tax-exempt rate” in effect for the month in which the ownership change occurs, which is generally defined as the highest rate in effect during the three months prior to and including the month in which the ownership change occurs. An “ownership change” is generally deemed to occur if shareholders owning five percent or more of the corporation’s stock increase their ownership by greater than 50 percentage points over a three-year testing period. Although it is likely that the Debtor will undergo an “ownership change” for purposes of IRC section 382 as a result of consummation of the Plan, the Debtor intends to qualify under an exception contained in IRC section 382(1)(5) (the “L5 Exception”) excepting the Reorganized Debtor from the annual limitation on use of NOLs. The Debtor sought entry of the Trading Order to avoid an “ownership change” prior to consummation of the Plan and to increase the likelihood that the Reorganized Debtor will be able to utilize the L5 Exception.

The Trading Order implements notice and hearing procedures for transfers of Equity Interests by a Person or Entity that beneficially owns more than 7,292,268 shares of the Debtor’s stock. Transfers of the Debtor’s stock in violation of the Trading Order are void ab initio. In addition, the Trading Order provides that the Debtor may seek entry of an order requiring a Person or Entity that beneficially owns a Claim or Claims against the Debtor totaling more than $33.1 million to agree to “sell down” a portion of its Claim(s) prior to consummation of a plan, such that such Person or Entity would receive less than 4.5% of the New Common Stock under a plan, thereby increasing the likelihood that the Reorganized Debtor will be able to utilize the L5 Exception. Because the Reorganized Debtor’s ability to use its NOLs will be

[12]	Capitalized terms used in this section II.D.3 but not otherwise defined herein shall have the meanings ascribed to such terms in the Trading Order.

substantially impaired if it does not qualify for the L5 Exception, any Holder of a Claim that does not comply with the Trading Order will only receive New Debtor Stock equal to or less than 4.5% of total New Debtor Stock issued under a Plan.

On March 6, 2013, to assess the feasibility of utilizing the L5 Exception, the Debtor filed the Reporting Notice Requiring Substantial Claimholders to Serve a Substantial Claimholder Notice Pursuant to the Court’s Order Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Equity Securities in and Claims Against the Debtor [D.I. 775] (the “Reporting Notice”). The Reporting Notice defined “Substantial Claimholder” as any person or entity that Beneficially Owns an aggregate amount of Claims that equals or exceeds the Threshold Amount of $30.8 million13 and required each such Substantial Claimholder to serve upon the Debtor and its counsel a Substantial Claimholder Notice by April 3, 2013.

In response to the Reporting Notice, the Debtor received a number of Substantial Claimholder Notices. Based on the Substantial Claimholder Notices received, the Debtor has determined that it need not afford itself of the sell-down procedures contained in the Trading Order. As no sell-down notices are necessary to implement the Plan, the Debtor has filed a motion, concurrent with the filing of this Disclosure Statement and consistent with the procedures approved in the Trading Order, for an order requiring advance notice of certain acquisitions of Claims (the “Claims Acquisition Motion”) [D.I. 841].

By the Claims Acquisition Motion, the Debtor sought entry of an order (the “Claims Acquisition Notice Order”) requiring any person or entity proposing to acquire Claims in a transaction following which such person or entity would be a Substantial Claimholder (defined as a holder of $30.8 million or more in claims) to provide written notice (a “Proposed Claims Acquisition Notice”) of the same to the Debtor and its counsel, by overnight mail, at least 15 business days prior to the consummation of such transaction. On May 17, 2013, the Bankruptcy Court entered the Claims Acquisition Notice Order [D.I. 865] which provides that (a) the Debtor may determine, in furtherance of the purposes of the Procedures, whether or not to approve a transaction described in a Proposed Claims Acquisition Notice; (b) a transaction described in a Proposed Claims Acquisition Notice that is not approved in writing by the Debtor within 10 business days following the Debtor’s receipt of such notice shall be deemed rejected; and (c) any further Claims acquisitions by the person or entity providing the Proposed Claims Acquisition Notice shall be the subject of additional notices as set forth in the Claims Acquisition Notice Order.

[13]	For the avoidance of doubt, the Reporting Notice defined “Substantial Claimholder” to include any person or entity that is a Substantial Claimholder as a result of owning Convertible Senior Notes.

In addition, the Claims Acquisition Notice Order requires any person or entity that has acquired Beneficial Ownership of Claims as to which approval in writing from the Debtor would have been required, but for the fact that such acquisition occurred prior to the entry of the Claims Acquisition Notice Order, to serve notice of such fact on the Debtor and its counsel, by overnight mail, within 15 days of the entry of the Claims Acquisition Notice Order. The Claims Acquisition Notice Order also provides that, if the Debtor determines that the retention by such person or entity of such Claims could jeopardize the implementation of the Plan, the Debtor may serve a Sell Down Notice on such person or entity, in which case the Procedures described in the Trading Order with respect to Sell Down Notices will apply.

4.	Appointment of the Official Committee of Unsecured Creditors

On December 29, 2011, the United States Trustee, Region 3 (the “U.S. Trustee”) appointed an official committee of unsecured creditors (the “Creditors’ Committee”) [D.I. 80]. Since its formation the Creditors’ Committee has participated in virtually every aspect of this Chapter 11 Case.

The Creditors’ Committee retained the law firms of Morrison & Foerster LLP and Womble Carlyle Sandridge & Rice, LLP as its bankruptcy counsel [D.I. 147 & 148], and Roshka Dewulf & Patten, PLC, as special litigation counsel in connection with the Arizona Court proceedings [D.I. 202]. The Creditors’ Committee also retained Peter J. Solomon Company as its financial advisor [D.I. 203].

The original members of the Creditors’ Committee were (i) The Bank of New York Mellon Trust Company, N.A., (iii) Wilmington Trust, N.A., and (iii) Andrew C. Neville. On December 13, 2012, Andrew C. Neville announced his resignation as Chairperson and member of the Creditors’ Committee. On May 17, 2013, the U.S. Trustee appointed ALJ Capital Management, LLC to replace Andrew C. Neville as a member of the Creditors’ Committee.

5.	Retention of Professionals

The Debtor retained the law firms of Young Conaway Stargatt & Taylor, LLP as its bankruptcy counsel [D.I. 95], Sullivan & Cromwell LLP as its special counsel [D.I. 96], and Osborn Maledon, P.A., as it special litigation counsel in connection with the Arizona Court proceedings [D.I. 98]. The Debtor also obtained authority to employ certain “ordinary course” professionals [D.I. 97], including Groom Law Group (special counsel regarding employee benefits) [D.I. 139], and Snell & Wilmer L.L.P. [D.I. 161] (special counsel regarding Arizona regulatory issues). The Debtor also retained (i) Goldin Associates, LLC to provide temporary staffing and restructuring consulting services [D.I. 97] and (ii) Ernst & Young LLP as financial reporting advisor and tax service provider [D.I. 313, 353, 459 and 800].

6.	Employment Contracts; Incentive Plan

On December 16, 2011, the Debtor filed a motion [D.I. 57] seeking authority (i) to assume the prepetition employment agreements with L. Stephen Smith and Donald P. Lofe, Jr., the Debtor’s Chief Executive Officer and Chief Financial Officer, respectively, and (ii) to pay certain incentive compensation in connection therewith. The motion was formally opposed by the U.S. Trustee [D.I. 126]. The Creditors’ Committee informally objected to the motion; however, as a result of good-faith settlement negotiations among the Debtor, the Creditors’ Committee, and the officers, the officers agreed to an alternative compensation and incentive structure that resolved the Creditors’ Committee’s informal objection. Following a hearing on February 23, 2012, the motion and the proposed compensation and incentive structure, as modified, were approved by the Bankruptcy Court [D.I. 186]. On that same date, the Bankruptcy Court approved the employment of Dario M. Nolasco as the Debtor’s General Counsel [D.I. 180].

On September 3, 2012, Mr. Lofe resigned as the Debtor’s Chief Financial Officer and terminated his employment with the Debtor.

7.	Amendment and Assumption of CAA

On February 21, 2012, the Debtor obtained authority from the Bankruptcy Court [D.I. 181] to (i) enter into an amendment of the prepetition CAA with MIC, (ii) assume the agreement, as amended, pursuant to section 365(a) of the Bankruptcy Code, and (iii) pay $849,488 to MIC (in part, by recoupment and setoff by MIC of amounts owed to the Debtor, and in remaining part, by cash) to cure prior defaults under the CAA. Under the CAA, as amended, MIC provided certain services for the benefit of the Debtor (the “Transition Services”) – including with respect to human resources, finance/treasury functions, accounting, information technology, and facilities – in exchange for which the Debtor paid MIC agreed-upon hourly rates. The CAA also contained processes by which (i) the Debtor could request MIC to provide additional services, (ii) MIC would inform the Debtor if it were no longer able to provide any of the Transition Services, and (iii) MIC would contract with third parties to continue to provide certain of the Transition Services under certain conditions. As detailed further below, pursuant to the Stipulation, the Parties have further amended the CAA.

8.	Freeze of Pension Plan

Prior to the Petition Date, the Debtor established and sponsored The PMI Group, Inc. Retirement Plan (January 1, 2010 Restatement) (as subsequently amended, the “Pension Plan”), a defined-benefit pension plan for the benefit of employees of MIC and other participating affiliated employers. Assets of the Pension Plan were held in a non-debtor trust administered by New York Life (the “Pension Plan Trust”), and were valued as of August 31, 2011, at approximately $56.7 million, which was approximately 103.9% of the required Adjusted Funding Target Attainment Percentage (“AFTAP”), as defined in section 436(j)(2) of the IRC.14 Historically, MIC made all required contributions to the Pension Plan Trust pursuant to the Pension Plan. However, because the Debtor is the sponsor of the Pension Plan and is in the same “controlled group” for purposes of the IRC, the Debtor could have joint and several liability in the event that future contributions were not made by MIC as and when required by the Pension Plan. Accordingly, on December 16, 2011, the Debtor filed a motion with the Bankruptcy Court authorizing, but not directing, the Debtor to modify the Pension Plan so as to freeze further benefit accruals [D.I. 58]. The motion was granted on January 6, 2012 [D.I. 100] and benefit accruals were frozen effective January 31, 2012.

[14]	An AFTAP is the ratio of a plan’s asset values as compared to the plan’s benefits that have accrued up to the valuation date.

As discussed further below, the Debtor and MIC have completed a standard termination of the Pension Plan pursuant to Section 401(b) of ERISA. On December 20, 2012, a lump sum distribution was made to each Pension Plan participant who timely elected a lump sum distribution. In addition, annuities were purchased in January 2013 for the remaining Pension Plan participants.

9.	Transfer of Sponsorship of 401(k) Plan

Prior to November 22, 2011, the Debtor, as a holding company, did not have any employees. Although the Debtor did not have any employees prior to the Petition Date, it served as sponsor of The PMI Group, Inc. Savings and Profit Sharing Plan (the “401(k) Plan”). As a result of its position as sponsor, the Debtor effectively controlled the 401(k) Plan’s design and duration, and the appointment of its administrators. The 401(k) Plan is a defined contribution retirement plan intended to qualify under IRC Section 401(a). Participants in the 401(k) Plan are eligible to make pre- or post-tax compensation deferrals into the 401(k) Plan to save for retirement, and, depending upon the 401(k) Plan’s terms, may be eligible for employer contributions. Although the Debtor was the sponsor of the 401(k) Plan, more than 99% of the 401(k) Plan’s participants have been, and are, MIC employees.

MIC advised the Debtor that the 401(k) Plan was an important component of MIC’s compensation and retention program for its employees, and that the continuity, stability and flexibility of the 401(k) Plan were made uncertain by the Debtor’s status as the plan sponsor. As a result, the Receiver determined that it was appropriate and in the best interests of MIC and its policyholders that MIC become the sponsor of the 401(k) Plan. Similarly, the Debtor determined that transfer of sponsorship of the 401(k) Plan was in the best interest of the Debtor’s estate as it would eliminate the cost and future liabilities associated with the Debtor’s continued sponsorship of the 401(k). Accordingly, on October 17, 2012, the Debtor and MIC entered into an agreement to transfer sponsorship of the 401(k) Plan effective as of January 1, 2012 (the “401(k) Agreement”).

On November 7, 2012, the Debtor filed the Motion of the Debtor for Entry of an Order Approving Agreement Between the Debtor and Non-Debtor PMI Mortgage Insurance Co. to Transfer Sponsorship of The PMI Group, Inc. Savings and Profit-Sharing Plan [D.I. 592], which was approved by the Court on November 28, 2012 [D.I. 627].

10.	Rejection of Executory Contracts

The Debtor also sought and obtained authority from the Bankruptcy Court to reject certain executory contracts of dubious value to the Debtor’s estate pursuant to section 365(a) of the Bankruptcy Code [D.I. 304].

11.	Disposition of Assets

As of the Petition Date, the Debtor owned a minority interest (approximately 3.5%) of Tranches A through D of the Impact Funding LLC Commercial Mortgage Pass-Through Certificates Series 2001-A (the “Impact Tranches A through D Securities”) issued by Impact Community Capital LLC (“Impact”), a California limited liability company. The Debtor’s minority interest in the Impact Tranches A through D Securities was derived from a 2001 securitization comprising 107 affordable multifamily mortgage loans designed to support affordable rental housing. On May 16, 2012, the Debtor filed a motion [D.I. 317] seeking authority to sell the Debtor’s interest in the Impact Tranches A through D Securities to Safeco Insurance Company of America.

On June 5, 2012, the Debtor received a competing bid from Cantor Fitzgerald & Co. for purchase of the Debtor’s interests in the Impact Tranches A through D Securities for 100% of its face value. On June 6, 2012, Bankruptcy Court authorized the sale of the Debtor’s interest in the Impact Tranches A through D Securities to Cantor Fitzgerald & Co. in accordance with its topping bid [D.I. 354]. The sale closed on June 26, 2012.

As a component of the settlement with MIC described below, it was clarified that the Debtor owned a note issued by Impact, which note was sold to MIC on February 12, 2013.

12.	Extensions of Exclusivity and Removal Deadline

By orders dated April 11, 2012, June 4, 2012, September 7, 2012, November 5, 2012, December 6, 2012, January 22, 2013 and March 28, 2013 [D.I. 248, 348, 501, 587, 644, 685 & 805], the Bankruptcy Court extended (i) the period under section 1125(b) of the Bankruptcy Code during which the Debtor has the exclusive right to file a chapter 11 plan through and including May 23, 2013, and (ii) the period under section 1125(c) during which the Debtor has the exclusive right to solicit acceptances of a chapter 11 plan through and including July 23, 2013.

By orders dated March 9, 2012, July 12, 2012, November 5, 2012 and March 8, 2013 [D.I. 214, 390, 586 & 778], the Bankruptcy Court extended the time provided by Bankruptcy Rule 9027 within which the Debtor may file notice of removal of civil actions to which the Debtor is or may become party (the “Removal Deadline”) through and including June 15, 2013.

13.	Schedules and Statement of Financial Affairs; Claims Bar Date and Aggregate Claims Asserted

The Debtor filed its Schedules of Assets and Liabilities and Statement of Financial Affairs [D.I. 76 & 77] (together, the “Schedules”) on December 23, 2011.

On January 6, 2012, the Bankruptcy Court entered the Order Establishing Bar Dates for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof [D.I. 94] (the “Bar Date Order”). Pursuant to the Bar Date Order, the deadline for non-governmental entities to file proofs of claim in the Chapter 11 Case was February 24, 2012 (the “General Bar Date”). Subject to certain limited exceptions contained in the Bankruptcy Code and in the Bar

Date Order, all proofs of claim filed against the Debtor were required to be submitted by the General Bar Date. The deadline for governmental units to assert prepetition claims against the Debtor was May 21, 2012 (the “Government Bar Date”).

As noted above, the Debtor has approximately $737 million of prepetition bond indebtedness. In addition, as of August 2, 2012, 1,053 proofs of claim in the aggregate, asserting liquidated claims totaling at least $103.3 million against the Debtor (plus other, unliquidated amounts), had been filed, and three claims totaling $44,198 listed on the Debtor’s Schedules and not identified as contingent, unliquidated, or disputed had not been superseded by filed claims. Accordingly, at least $839.9 million of liquidated claims in the aggregate have been asserted against, or acknowledged by, the Debtor.

14.	Objections to Claims

As of the date hereof, the Debtor has filed two omnibus objections to claims (the “Omnibus Objections”) [D.I. 279, 381] covering approximately 782 proofs of claim asserted in the aggregate amount of approximately $39.2 million. As a result of the Omnibus Objections, these proofs of claim have been disallowed [D.I. 355, 409].

In addition, on March 19, 2012, the Debtor filed objections [D.I. 223-227] to proofs of claim 892-896 filed by or on behalf of MIC (the “MIC POCs”). As detailed below, the Debtor’s objections to proofs of claim 892-896 have been resolved by stipulation between the Debtor and MIC.

15.	Litigation Against MIC, Receiver and Special Deputy Receiver

For several months prior to August 20, 2012, the Debtor, the Creditors’ Committee, MIC, the Receiver and Truitte D. Todd, as Special Deputy Receiver of MIC (the “Special Deputy Receiver”) attempted to negotiate in good faith with respect to the terms of a complex global resolution of many of the economic issues in dispute between the parties. These negotiations were unsuccessful, and on August 20, 2012, the Debtor and the Creditors’ Committee (together, the “Plaintiffs”) commenced Adversary Proceeding No. 12-50816 (BLS) (the “Adversary Proceeding”) in the Bankruptcy Court by filing a complaint [Adv. D.I. 1] (the “Complaint”) and motion for preliminary injunctive relief [Adv. D.I. 2] (the “PI Motion”) against MIC, the Receiver and the Special Deputy Receiver (collectively, the “Defendants”), seeking declaratory and injunctive relief with respect to the Tax Attributes, the Tax Sharing Agreement, the Trading Order, and the automatic stay in the Chapter 11 Case.

The Defendants opposed the PI Motion [Adv. D.I. 6] and filed a cross-motion to dismiss the Adversary Proceeding on numerous grounds and for other relief [Adv. D.I. 8] (the “Motion to Dismiss”).

Following completion of briefing, the PI Motion and the Motion to Dismiss (and related filings) were scheduled for oral argument before the Bankruptcy Court on October 31, 2012.

At a hearing on September 11, 2012, the Bankruptcy Court encouraged the parties to attempt to explore whether mediation could facilitate a resolution of the complex litigation pending before the Bankruptcy Court.

Similarly, at a hearing held in the Arizona Court on September 14, 2012, the Honorable Richard Gama similarly encouraged the parties to explore whether mediation could facilitate a resolution of the complex issues being litigated in the Adversary Proceeding.

The parties subsequently selected the Honorable James Robertson, United States District Court for the District of Columbia (retired) to act as mediator (the “Mediator”) and convened a two-day mediation session on October 17-18, 2012, which resulted, by a Mediator’s proposal made subsequent thereto, in an agreement in principle on the terms of a global resolution of a number of issues, including those being litigated in the Adversary Proceeding.

The Arizona Court was advised of the settlement in principle at a hearing held in the Arizona Proceeding on October 30, 2012. The general terms of the settlement in principle were read onto the record at a hearing in the Chapter 11 Case held on October 31, 2012. The terms of the settlement are summarized below.

16.	Stipulation with MIC, Receiver and Special Deputy Receiver[15]

On November 19, 2012, the Debtor filed the Debtor’s Motion Pursuant to Sections 105(a), 362(d), 363(b), 365(a), and 503(b) of the Bankruptcy Code and Bankruptcy Rule 9019 for an Order (I) Authorizing and Approving Stipulation of Settlement with the Adversary Defendants, and (II) Granting Related Relief (the “Settlement Motion”) [D.I. 608]. On December 13, 2012, the Bankruptcy Court entered an order approving the Settlement Motion [D.I. 658] (the “Settlement Order”). Pursuant to the Settlement Order, the Bankruptcy Court authorized the Debtor to enter into and perform each of its obligations under the Stipulation of Settlement (the “Stipulation”) by and among the Debtor, the Creditors’ Committee and the Defendants (collectively, the “Settlement Parties”). By order dated December 14, 2012, the Superior Court of the State of Arizona entered an order in MIC’s pending receivership proceedings approving the Stipulation and granting administrative priority under A.R.S. § 20- 629(A)(1) to any claims against MIC under, among other things, the Stipulation (the “Arizona Court Order”). The relevant provisions of the Stipulation are described below:

(a)	The Tax Attributes and Tax Sharing Agreement

Pursuant to the Stipulation, with respect to the approximately $2.2 billion in NOLs at issue, MIC agreed to pay the Debtor $20 million for the exclusive use of $1 billion of such NOLs. The Debtor retained sole use of the remaining $1.2 billion in NOLs. The Debtor

[15]

What follows is a general summary of the Stipulation, the exhibits thereto and the related agreements (collectively, the “MIC Agreements”); in the event of any inconsistency between the summary contained herein and the MIC Agreements, the MIC Agreements shall govern and control. Notwithstanding anything herein to the contrary, nothing in this Disclosure Statement or in the Plan is intended to, or shall, alter, modify, limit, or otherwise affect the rights or obligations of any party to the MIC Agreements, and notwithstanding anything herein or in the Plan, the MIC Agreements shall remain in full force and effect upon and after confirmation of the Plan and shall be binding upon and enforceable against the Reorganized Debtor according to their terms.

and MIC also agreed, among other things, to not take any actions, and to use their best efforts to prevent any actions from being taken, that would limit the utilization of the NOLs under IRC Section 382.

Further, the Stipulation provides, inter alia, that: (i) MIC would have the sole right to direct the use of its $1 billion in NOLs, (ii) MIC and the Debtor would remain in the Consolidated Group; (iii) MIC would have the sole right to direct the use of any NOLs subsequently generated by MIC; and (iv) MIC and the Debtor would, and would cause their applicable subsidiaries to, enter into an Amended and Restated Tax Sharing Agreement (the “Amended Tax Sharing Agreement”). The Amended Tax Sharing Agreement was approved by the Bankruptcy Court and executed on December 12, 2012.

(b)	Commutation of Reinsurance Subsidiaries

On December 12, 2012, pursuant to the terms of the Stipulation, the Principal Regulated Reinsurance Subsidiaries entered into Commutation and Release Agreements (each, a “Commutation Agreement”). Pursuant to the terms of the Stipulation, the reinsurance agreements between the Reinsurance Subsidiaries and MIC and its subsidiaries were commuted and after commutation of all of the existing exposure at the Principal Regulated Reinsurance Subsidiaries, the Principal Regulated Reinsurance Subsidiaries retained $32 million in the aggregate. Approximately $27 million in the aggregate was distributed to the Debtor in the form of a dividend, with approximately $5 million in the aggregate remaining at the Principal Regulated Reinsurance Subsidiaries.

The Principal Regulated Reinsurance Subsidiaries continue to maintain monoline Arizona mortgage insurance licenses, which licenses may or may not have value. By order dated December 18, 2012, the ADI entered an order abating the Arizona Supervision Order which, inter alia, required each Principal Regulated Reinsurance Subsidiary to maintain no less than a minimum capital and surplus of $1.5 million. While the Principal Regulated Reinsurance Subsidiaries are not currently engaged in any insurance activity, the Reorganized Debtor may continue exploring ways to maximize the value of such licenses, including through potential new business opportunities. One or more of the Principal Regulated Reinsurance Subsidiaries may decide to surrender their respective insurance licenses and wind down operations prior to or following the Effective Date.

(c)	Cost Allocation Agreement

As noted above, the Debtor and MIC were parties to that certain CAA, pursuant to which MIC provided certain Transition Services and Additional Services (both as defined in the CAA) to the Debtor. MIC’s and the Debtor’s entry into and performance of their respective obligations under the CAA was approved and authorized by the Arizona Court and the Bankruptcy Court. Pursuant to the Stipulation, the applicable Settlement Parties entered into a Second Amended and Restated Cost Allocation Agreement (the “Amended CAA”). The Amended CAA provides for the allocation between the Reorganized Debtor and MIC of the costs to operate the Reorganized Debtor.

(d)	Standard Termination of Pension Plan

As noted above, prior to the Petition Date, the Debtor established and sponsored the Pension Plan. On June 26, 2012, the Board of Directors of the Debtor authorized commencement of the process to implement a voluntary standard termination (the “Standard Termination”) of the Pension Plan pursuant to Section 4041(b) of ERISA. Accordingly, the Debtor sent the Notice of Intent to Terminate the Pension Plan, as required under ERISA, to the Pension Plan participants on July 17, 2012, distributed benefit election forms to Pension Plan participants in August of 2012, and filed the required PBGC Form 500 (Standard Termination Notice Single-Employer Plan Termination) on October 1, 2012.

Pursuant to the Stipulation, the Debtor agreed to continue and complete the Standard Termination and, in connection therewith, to pay all settlor administrative fees and costs associated therewith. MIC agreed to contribute the amount required to be contributed to the Pension Plan Trust so that the Pension Plan Trust’s assets are “sufficient” (within the meaning of Section 4041(b) of ERISA) for purposes of completing the Standard Termination (the “Required Contribution Amount”).

On December 19, 2012, MIC contributed the Required Contribution Amount to the Pension Plan Trust. Thereafter, on December 20, 2012, a lump sum distribution was made to each Pension Plan participant who timely elected a lump sum distribution. In addition, annuities were purchased in January 2013 for the remaining Pension Plan participants.

This aspect of the settlement resolved and resulted in the elimination of $45.6 million in asserted Claims against the Debtor by the Pension Benefit Guaranty Corporation, plus the elimination of several million dollars in asserted claims against the Debtor by MIC, the governing Pension Plan Trust, and individual employees.

(e)	Withdrawal of MIC Proofs of Claim

The Stipulation further provided that upon the filing of a stipulation of dismissal of the Adversary Proceeding, the MIC POCs, as well as proof of claim 891, would be deemed withdrawn, with prejudice. The stipulation of dismissal was filed on December 21, 2012 [Adv. D.I. 47]. Thereafter, the Claims Agent updated the Debtor’s claims register to reflect the withdrawal of proofs of claim 891-896.

(f)	QBE Claim

As noted above, as a result of the 2008 sale of PMI Australia, a claim and/or receivable of approximately $2.5 million exists. Pursuant to the Stipulation, MIC waived and transferred, in favor of the Debtor, any and all right, title, and interest in and to any recovery with respect to the QBE Claim. The Debtor is pursuing the potential for recovery with respect to the QBE Claim, the outcome of which is uncertain.

(g)	Reliance Claim

The Debtor and/or MIC had an allowed claim against the estate of Reliance Insurance Company (the “Reliance Estate”) in the amount of approximately $2 million (the “Reliance Claim”). By the terms of the Stipulation, the Debtor waived and transferred, in favor of MIC, any and all right, title and interest in and to any distribution from the Reliance Estate with respect to the Reliance Claim.

(h)	PMI Management Services, SA de CV

The Debtor is the 98% owner of PMI Management Services, SA de CV (“PMI Management”), a Mexican corporation; MIC owns the remaining 2%. Pursuant to the terms of the Stipulation, the Settlement Parties agreed that the Debtor may wind-down and dissolve PMI Management. In connection therewith, MIC agreed to release any and all claims to or in PMI Management. The Debtor does not anticipate any material recovery respecting PMI Management.

(i)	Nonqualified Deferred Compensation Trust

On or about January 1, 2005, the Debtor adopted The PMI Group, Inc. 2005 Officer Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan was created and maintained for the purpose of providing deferred compensation for a select group of management and highly compensated employees, including employees of MIC, under Title I of ERISA.

On June 1, 2007, the Debtor entered into the Nonqualified Deferred Compensation Plan Trust Agreement (the “Trust Agreement”) to establish a trust (the “Trust”) that would provide the Debtor with a source of funds to assist it in meeting its liabilities to the individuals participating in the Deferred Compensation Plan. As of March 1, 2013, the assets of the Trust were comprised of approximately $1.7 million in cash plus 180,000 shares of the Debtor’s stock.

Pursuant to the Stipulation, MIC confirmed that it did not have any ownership claims or rights to the funds held in the Trust. Thereafter, the Debtor’s Board of Directors passed a resolution authorizing the termination of the Deferred Compensation Plan, pursuant to its terms, and the Debtor sought approval of such action from the Bankruptcy Court. On January 30, 2013, the Debtor filed the Debtor’s Motion for an Order (I) Authorizing the Termination of the Debtor’s Non-Qualified Deferred Compensation Plan and (II) Directing the Trustee of the Non-Qualified Deferred Compensation Plan Trust to Return Debtor’s Assets Held in Trust to the Debtor’s Estate Pursuant to Section 105(a) of the Bankruptcy Code (the “Deferred Compensation Motion”) [D.I. 721]. On February 19, 2013, the Bankruptcy Court entered an order approving the Deferred Compensation Motion [D.I. 760]. On March 1, 2013, the cash assets of the Trust, in the amount of approximately $1.7 million, were returned to the Debtor’s estate.

(j)	Mutual Releases

Pursuant to the Stipulation, the Settlement Parties, including their present and former officers, directors, general partners, management companies, shareholders, partners, associates, predecessors, members, successors, agents, legal representatives, attorneys and professional advisors (for each such agent, legal representative, attorney or other professional advisor, solely in their capacity as an agent, legal representative, attorney or other professional advisor of the Settlement Parties), assigns, employees, successors and predecessors in interest, agreed to broad mutual releases, with certain exceptions specifically noted in the Stipulation.

With respect to the release of the Settlement Parties’ current and former officers and directors, such release is only applicable if such officers and directors execute an Agreement of Individual Officer and/or Director to Participate in Mutual Release.

17.	Ancillary Issues Stipulation and Side Letter

While the Stipulation resolved a multitude of complex and challenging issues between the Parties, it reserved five issues for later resolution (the “Ancillary Issues”). The Ancillary Issues were set forth in a side letter (the “Side Letter”) executed by counsel to the Debtor, the Creditors’ Committee and MIC. These Ancillary Issues include: (1) the ownership and value of that certain promissory note, dated January 27, 2003, for the principal sum of $674,614, issued by Impact (the “Impact Tranche E Note”); (2) reconciliation and/or payment of all outstanding alleged intercompany payables and receivables between PMI Capital Corporation and MIC and certain of MIC’s subsidiaries (the “PMI Capital Issue”); (3) payment of 2008 federal corporate income tax and related penalties and interest and receipt of an anticipated 2008 federal income tax refund (the “2008 Ancillary Tax Issue”); (4) all matters relating to Homeowner Reward Co. (the “HRC Ancillary Issue”); and (5) payment of that certain Notice of Unpaid Balance of Corporate Income Tax (Notice No. CP161) dated October 8, 2012 in the principal amount of $4,862,835 related to the tax period ended December 31, 2011 and any related penalties and interest (the “2011 Ancillary Tax Issue”).

As of the execution of the Side Letter, three of the Ancillary Issues had been settled by the Settlement Parties pursuant to the terms of a Settlement Agreement Regarding Ancillary Issues, dated as of December 12, 2012 by and between the Debtor and the Creditors’ Committee, on the one hand, and MIC, the Receiver, and Truitte D. Todd, as Special Deputy Receiver of MIC, on the other hand (the “Ancillary Issues Stipulation”).

(a)	Impact Tranche E Note

The Ancillary Issues Stipulation required the Debtor to seek entry of an order of the Court in form and substance reasonably satisfactory to MIC, authorizing the transfer and sale of the Impact Tranche E Note, free and clear of all liens, claims and encumbrances and in full satisfaction of any transfer restrictions set forth in the Loan Agreement (as defined in the Impact Tranche E Note) to MIC in return for a payment of $412,729. On January 2, 2013, the Debtor filed a motion [D.I. 687] seeking authority to transfer the Impact Tranche E Note to MIC. The Court entered an order approving the motion on January 22, 2013 [D.I. 716], and the transaction closed on February 12, 2013.

(b)	PMI Capital Issue

Pursuant to the Ancillary Issues Stipulation, the Settlement Parties agreed to a mutual release of all claims that PMI Capital Corporation had against MIC and/or MIC’s subsidiaries and all claims that MIC and/or MIC’s subsidiaries had against PMI Capital Corporation. Following the effective date of the Ancillary Issues Stipulation, PMI Capital distributed substantially all of its assets (approximately $145,000) to the Debtor.

(c)	2008 Ancillary Tax Issue

As stated above, the Debtor and MIC disputed responsibility for 2008 federal income taxes. Pursuant to the Ancillary Issues Stipulation, the Settlement Parties agreed that the Debtor shall be solely responsible for and shall pay any and all federal income taxes, penalties, interest and other amounts asserted by or owed to the IRS as reflected in that certain audit assessment by the IRS related to the tax period ended December 31, 2008, in the principal amount of $3,133,508 as set forth in that certain Income Tax Discrepancy Adjustments (IRS Form 4549-A) dated October 4, 2011; provided, however, that the Debtor shall be entitled and authorized, and MIC shall not interfere or object in any manner, to amend the federal income tax return for the consolidated tax group of which MIC and the Debtor are members for the 2008 tax year to carry-back losses related to the tax year ended December 31, 2012, and only the Debtor shall be entitled to claim, receive, retain and keep any refund issued by the IRS pertaining thereto.

The Debtor paid $3,518,117 to the IRS on account of the 2008 tax bill (including accrued interest), which payment was cashed by the IRS on January 10, 2013. The Debtor is anticipating a refund in the approximate amount of $3,133,508 but cannot reasonably predict when such refund will be received.

(d)	HRC Ancillary Issue

Homeowner Reward Co. (“HRC”) is a wholly-owned subsidiary of the Debtor. By the terms of the Stipulation, the Debtor and MIC agreed to negotiate in good faith and use commercially reasonable efforts to reach prompt agreement regarding the HRC Ancillary Issue. To date, there has been no resolution of the HRC Ancillary Issue.

(e)	2011 Ancillary Tax Issue

The Debtor and MIC dispute responsibility for payment of a $4,862,835 deficiency, plus interest and penalties, that was assessed by the IRS after the Debtor filed the 2011 federal income tax returns for the consolidated tax group. The deficiency relates to MIC’s 2008 sale of PMI Australia. The 2011 Ancillary Tax Issue remained unresolved as of the execution of the Side Letter. However, by the terms of the Side Letter, MIC, the Creditors’ Committee and the Debtor agreed that they would request that the Mediator preside over an arbitration binding on the parties to determine the following issues: (a) whether or not any claims related to the 2011 Ancillary Tax Issue were released through the Mediator’s proposal that resulted in the Stipulation, and (b) if not, which party should pay some or all of the tax liability, and how much.

On January 11, 2013, the parties submitted arbitration statements to the Mediator, who issued his decision shortly thereafter on January 13, 2013, finding that any claims related to the 2011 Ancillary Tax issue were released through the Mediator’s proposal. As he answered the first issue in the affirmative, the Mediator found it unnecessary to answer the second issue.

The IRS has filed a Claim for the $4,862,835 deficiency, plus interest and penalties through October 31, 2012 of $92,863 and $194,513, respectively. The IRS contends that this claim constitutes an administrative expense pursuant to section 503(b) of the Bankruptcy Code. The Debtor disputes that the IRS’s claim is entitled to priority, and contends that it is a non-priority, general unsecured claim. Nevertheless, in the event the Bankruptcy Court determines that the IRS’s claim is entitled to priority under section 507(a)(8) of the Bankruptcy Code, the Debtor will pay such Claim over a period of five years in accordance with section 1129(a)(9)(C) of the Bankruptcy Code.

18.	Plan Sponsor Negotiations

The Debtor believed the Tax Attributes and the Principal Regulated Reinsurance Subsidiaries (the “Non-Cash Assets”) provided it the opportunity to earn above-market returns on investments. The magnitude of those potentially above-market returns would be directly related to the funds available for investment, as well as the ability to identify investment opportunities and deploy capital going forward. Thus, if the Debtor liquidated and distributed all of its available funds to creditors on or about the effective date of a chapter 11 plan, then the incremental value realized from these assets would be limited (or non-existent). But if the Debtor reorganized around the Non-Cash Assets and retained (and/or obtained) funds for investment post-confirmation, preferably by a management team with investment experience, if successful, it might realize value from these assets that would significantly enhance Creditor recoveries.

The Debtor and Creditors’ Committee (the latter in consultation with certain Senior Notes Holders (the “Consulting Noteholders”) who agreed to become temporarily restricted from trading the Debtor’s debt securities) determined to explore a strategy to enhance the value for the Debtor’s estate while providing for some near-term recovery to creditors by (a) retaining sufficient funds in the Reorganized Debtor to efficiently utilize the Non-Cash Assets, (b) maintaining flexibility to identify investments in the future (a so-called “blind pool” approach, as opposed to identifying a specific investment up front), (c) engaging an investment management professional, and (d) obtaining outside funding, to the extent possible. Furthermore, the Debtor and Creditors’ Committee determined that the appropriate structure for engaging an investment management professional would be for such professional to make an investment in the New Common Stock pursuant to the Plan. This arrangement would (i) align the interests of Holders of Allowed Claims with those of the investment manager, (ii) reduce or eliminate the fees required by such manager, and (iii) free additional funds for distribution to creditors on or about the effective date of the Plan (i.e., the funds necessary to support the Reorganized Debtor would be contributed in part by the potential plan sponsor).

Beginning in October 2012, the Debtor and Creditors’ Committee began contacting parties to identify interest in becoming the investment management professional and plan sponsor. Approximately 20 parties believed to have the experience and sophistication to sponsor the Plan were contacted; three of these parties ultimately executed non-disclosure agreements and submitted proposed term sheets.

One such party (the “Potential Plan Sponsor”) initially indicated interest in sponsoring the Debtor’s plan in August 2012. The terms proposed at that time were not acceptable to the Debtor and Creditors’ Committee. In December 2012, the Potential Plan Sponsor revised its proposal to provide improved economic terms to the Debtor’s creditors, but this proposal still was not acceptable to Debtor and Creditors’ Committee (the latter in consultation with the Consulting Noteholders). In February 2013, a second party provided a plan sponsorship proposal on a “blind pool” basis, and the Potential Plan Sponsor further revised its proposal.

Between the two proposals providing for a “blind pool” investment plan, the Debtor and Creditors’ Committee (the latter, in consultation with the Consulting Noteholders) determined the economic terms to be sufficiently similar that determining which proposal was better would depend on qualitative factors such as management strength and reputation, deal team sophistication and experience, and perceived timing and probability of execution. Based on these qualitative factors and the economic similarities of the proposals, the Debtor and Creditors’ Committee (the latter in consultation with the Consulting Noteholders) determined that the proposal by the Potential Plan Sponsor would create the highest and best value for the Debtor’s estate.

The Debtor and the Creditors’ Committee spent several weeks negotiating with the Potential Plan Sponsor, conducting due diligence and documenting the proposed deal. However, as detailed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission by the Debtor on April 1, 2013, the Potential Plan Sponsor terminated such negotiations. Thereafter, the Debtor, in consultation with the Creditors’ Committee, continued to speak with interested parties about potentially becoming a plan sponsor. However, the Debtor, in consultation with the Creditors’ Committee, determined that they were unlikely to identify and secure an alternative plan sponsor in a timely manner on terms that would provide for significantly improved recoveries to the Holders of Allowed Claims. Accordingly, the Debtor and the Creditors’ Committee determined that proceeding with a stand-alone reorganization was in the best interest of the Debtor, its Estate and Creditors.

19.	The Plan and the Post-Effective Date Reorganized Debtor

Following the Effective Date, in the event that one or more of the Principal Regulated Reinsurance Subsidiaries maintain their insurance licenses or the Reorganized Debtor is deemed to control MIC, the Reorganized Debtor will continue to be subject to regulation as an insurance holding company. As an insurance holding company, the Reorganized Debtor would remain subject to state regulations requiring the filing of an annual registration statement pertaining to each insurance company in the holding company system containing certain financial and other information concerning the operations of, and transactions involving, insurance companies within the holding company system. Moreover, certain transactions between or among the Reorganized Debtor and one or more insurance companies within the holding company system would remain subject to state insurance regulations.

In addition, the Reorganized Debtor will be permitted, pursuant to its purpose as detailed in the New Organizational Documents, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended.

The Reorganized Debtor’s primary assets will include: (i) at least $500 million of NOLs and at least $295 million of income tax credits (exclusive of any such NOLs and credits solely available to MIC pursuant to the Amended Tax Sharing Agreement) (see Art. V.B.4 below), (ii) its ownership interests in the Principal Regulated Reinsurance Subsidiaries, which have approximately $5 million in cash, cash equivalents and U.S. government securities in the aggregate, and (iii) the QBE Claim and any potential value to be realized with respect thereto. The Reorganized Debtor will additionally continue to perform its contractual obligations under, among other agreements, the Amended Tax Sharing Agreement and the Amended Cost Allocation Agreement.

Expenses associated with maintaining the Reorganized Debtor post-Effective Date will be borne by the Reorganized Debtor to the extent not shared by MIC or otherwise payable from the escrow account established under the Amended CAA (such amounts exclude budgeted costs associated with winding down the Estate and seeking a final decree in the Chapter 11 Case, which the Debtor believes will not be substantial).

The New Board may determine, at any time, to cease to take responsibility to provide the services necessary to maintain the Reorganized Debtor’s corporate existence or its holding company status or provide any of the services specified on Schedule B to the Amended CAA (the “TPG Services”). If the Reorganized Debtor ceases to take responsibility to provide the services necessary to maintain its corporate existence or its holding company status or provide any of the TPG Services, MIC is authorized, pursuant to a Power of Attorney, to provide, or cause the provision of, (i) all TPG Services that MIC determines, in its sole discretion, are necessary or appropriate to be provided and (ii) any other service or function that MIC determines, in its reasonable discretion, is necessary to maintain the Reorganized Debtor’s corporate existence or holding company status, subject to the terms of the Amended CAA and the Power of Attorney.

ARTICLE III

SUMMARY OF THE PLAN

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO INCLUDED IN THE PLAN SUPPLEMENT AND DEFINITIONS TO THE PLAN).

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE

STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN.

THE PLAN AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTOR UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTOR, THE DEBTOR’S ESTATE, THE REORGANIZED DEBTOR, ALL PARTIES RECEIVING DISTRIBUTIONS UNDER THE PLAN AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN OR ANY OTHER DOCUMENT REFERRED TO THEREIN, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

A.	Overview of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor can reorganize its business for the benefit of itself, its holders of claims and interests. Chapter 11 also strives to promote equality of treatment of similarly situated holders of claims and similarly situated holders of interests with respect to the distribution of a debtor’s assets.

The commencement of a chapter 11 case creates an estate that is comprised of all the legal and equitable interests of a debtor as of the petition date. The Bankruptcy Code provides that a debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor. Confirmation of a plan of reorganization by a bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any holder of claims against or interests in the debtor, whether or not such holders of claims or interests (1) is impaired under or has accepted the plan or (2) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or confirmation order, a confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therewith the obligations specified under the confirmed plan.

Section 1123 of the Bankruptcy Code provides that a plan of reorganization will classify the debtor’s holders of claims and interests. Pursuant to Section 1122 of the Bankruptcy Code, each class of claims against and interests in a debtor must contain claims or interests, whichever is applicable, that are substantially similar to the other claims or interests in such class. Further, a chapter 11 plan may specify that the legal, contractual and equitable rights of the holders of claims or interests in certain classes are to remain unaltered by the reorganization effectuated by the plan. Such classes are Unimpaired and, because of such favorable treatment, are deemed to accept the plan. Accordingly, a debtor need not solicit votes from the holders of claims or interests in such classes. A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes with claims or interests which are receiving a distribution under the plan but which are not Unimpaired will be solicited to vote to accept or reject the plan.

In compliance with the requirements of Section 1123 of the Bankruptcy Code, the Plan divides Claims and Equity Interests into various Classes and sets forth the treatment for each class. Further, the Debtor believes that the Plan is in compliance with the requirements of Section 1122 of the Bankruptcy Code, but it is possible that a Holder of a Claim or Equity Interest may challenge the classification of Claims and Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Debtor intends, to the extent permitted by the Bankruptcy Court and the Plan, to make such reasonable modifications to the classifications under the Plan to permit Confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

The foregoing language, indicating that the Debtor may seek to modify classifications to overcome classification challenges, is disclosure only. It does not commit the Debtor to seek any such modification and it does not require the Bankruptcy Court to permit any such modification. If the Debtor does seek to modify any classifications, any party in interest is free to oppose the modification at that time. The Bankruptcy Court will then determine whether the modification should be permitted.

B.	Classification of Claims and Interests

1.	Introduction

The categories of Claims and Interests set forth below classify all Claims against and Equity Interests in the Debtor for all purposes of the Plan. A Claim or Equity Interest will be deemed classified in a particular Class only to the extent the Claim or Equity Interest qualifies within the description of that Class and will be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest in a particular Class is entitled to the treatment provided for such Class only to the extent that such Claim or Equity Interest is Allowed and has not been paid or otherwise settled prior to the Effective Date. The treatment with respect to each Class of Claims and Equity Interests provided for in the Plan will be in full and complete satisfaction, release and discharge of such Claims and Equity Interests.

2.	Classification

Article III of the Plan classifies Claims (except for Administrative Expense Claims, Professional Claims, Priority Tax Claims, U.S. Trustee Fee Claims, and Indenture Trustee Fees) and Equity Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan, as set forth on the following table. As provided in § 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Professional Claims, Priority Tax Claims, U.S. Trustee Fee Claims and Indenture Trustee Fees shall not be classified for the purposes of voting or receiving distributions under the Plan. Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in Article II of the Plan.

Except as otherwise provided in the Plan, nothing under the Plan is intended to or will affect the Debtor’s or Reorganized Debtor’s rights and defenses in respect of any Claim that is “unimpaired” under the Plan, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupment against such Unimpaired Claims.

The classification of Claims against and Equity Interests in the Debtor under the Plan is as follows:

CLASS	DESCRIPTION	STATUS
Class 1	Priority Non-Tax Claims	Unimpaired; not entitled to vote.
Class 2	Secured Claims	Impaired; entitled to vote.
Class 3	General Unsecured Claims	Impaired; entitled to vote.
Class 4	Senior Notes Claims	Impaired; entitled to vote.
Class 5	Subordinated Note Claims	Impaired; entitled to vote.
Class 6	Convenience Claims	Impaired; entitled to vote.
Class 7	Equity Interests	Impaired; not entitled to vote.

Consistent with § 1122 of the Bankruptcy Code, a Claim is classified by the Plan in a particular Class only to the extent the Claim is within the description of the Class, and a Claim is classified in a different Class to the extent it is within the description of that different Class.

3.	Treatment

Article III of the Plan sets forth the treatment of classified Claims and Equity Interests, which is summarized below. The treatment of Claims and Equity Interests in the Plan is in full and complete satisfaction of the legal, contractual, and equitable rights that each Person holding an Allowed Claim or Equity Interest may have in or against the Debtor or its property. This treatment supersedes and replaces any agreements or rights those Persons have in or against the Debtor or its property. The treatment of an Allowed Claim under the Plan is subject in all respects to any agreement by the Holder of such Allowed Claim to accept less favorable treatment. All distributions under the Plan will be tendered to the Person holding the Allowed

Claim in accordance with the terms of the Plan. EXCEPT AS SPECIFICALLY SET FORTH IN THE PLAN, NO DISTRIBUTIONS WILL BE MADE AND NO RIGHTS WILL BE RETAINED ON ACCOUNT OF ANY CLAIM THAT IS NOT AN ALLOWED CLAIM.

(a)	Priority Non-Tax Claims (Class I)

The Plan defines Priority Non-Tax Claims as any Claim against the Debtor entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

The Plan provides that, except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to less favorable treatment, each Holder of such Allowed Priority Non-Tax Claim shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter; provided, however, that Class 1 Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto in the discretion of the Disbursing Agent without further notice to or order of the Bankruptcy Court.

This treatment satisfies the requirements of Section 1129(a)(9)(B) of the Bankruptcy Code.

Class 1 is Unimpaired. The Holders of Priority Non-Tax Claims are, therefore, not entitled to vote on and are deemed to accept the Plan.

The Debtor scheduled one Claim as a Priority Non-Tax Claim; such claim was on account of the Debtor’s Pension Plan. As the Pension Plan has been frozen and standard termination of such plan finalized, the Debtor does not believe any amounts are owed on behalf of such plan and, accordingly, that such Claim will either be withdrawn or objected to. Approximately $5.03 million in fixed amount of Priority Non-Tax Claims have been asserted on an aggregate basis in Proofs of Claim filed against the Debtor (not including unliquidated and contingent Claims), all subject to review and possible objection.

(b)	Secured Claims (Class 2)

The Plan defines Secured Claims as any secured claim arising prior to the Petition Date against the Debtor. A Secured Claim is a Claim that is secured by a Lien that is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, on property in which the Estate has an interest, or a Claim that is subject to setoff under Section 553 of the Bankruptcy Code; to the extent of the value of the Claim Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable; as determined by a Final Order pursuant to Section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to Section 553 of the Bankruptcy Code, or in either case as otherwise agreed upon in writing by the Debtor or the Reorganized Debtor and the Holder of such Claim.

The Plan provides that, except to the extent that a Holder of an Allowed Secured Claim agrees to less favorable treatment, each Holder of such Allowed Secured Claim shall, on the Effective Date or as soon as reasonably practicable thereafter, at the sole option of the

Disbursing Agent, (i) be paid in full in Cash, including the payment of any interest or fees required by Bankruptcy Code Section 506(b ), (ii) receive the property securing any such Allowed Secured Claim, or (iii) be treated in any other manner such that the Allowed Secured Claim shall be rendered unimpaired; provided, however, that Class 2 Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto in the discretion of the Disbursing Agent without further notice to or order of the Bankruptcy Court. Each Holder of an Allowed Secured Claim shall retain the Liens securing its Allowed Secured Claim as of the Effective Date until full and final payment of such Allowed Secured Claim is made as provided herein. On the full payment or other satisfaction of such obligations, the Liens securing such Allowed Secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.

Class 2 is considered to be Impaired for voting purposes, even though the treatment options available under (i) and (iii) above are not Impaired treatments. Because the treatment option applicable to Secured Claims will not have been announced when the voting commences, each Holder of an Allowed Secured Claim is entitled to vote on the Plan. However, if the treatment option announced for a particular Claim is not an Impaired option, any vote cast by the Holder of such Claim will be deemed a vote in favor of the Plan.

The Debtor did not schedule any Claims as Secured Claims, but notes that approximately $129,000 in fixed amount has been asserted on an aggregate basis in Proofs of Claim filed against the Debtor (not including unliquidated and contingent Claims), all subject to review and possible objection.

(c)	General Unsecured Claims (Class 3)

The Plan defines General Unsecured Claims as an Unsecured Claim against the Debtor, other than a Senior Notes Claim or a Subordinated Note Claim.

The Plan provides, except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed General Unsecured Claim, on the later of (a) the Effective Date and (b) the date on which such General Unsecured Claim becomes Allowed, or as soon as practicable thereafter, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata Share of the (i) Creditor Cash; and (ii) New Common Stock distributed to Holders of Allowed General Unsecured Claims, Senior Notes Claims, and Subordinated Note Claims pursuant to Plan. Unless otherwise provided by an order of the Bankruptcy Court, no fees or penalties of any kind shall be paid to the Holders of Allowed General Unsecured Claims.

Convenience Claim Election. Notwithstanding the foregoing, each Holder of an Allowed General Unsecured Claim in Class 3 may elect to be treated as a Holder of a Convenience Claim in Class 6 by electing to reduce its Allowed General Unsecured Claim to the amount of $50,000 or less in full and final satisfaction, release and discharge of such Allowed

General Unsecured Claim. For the avoidance of doubt, the Indenture Trustees shall be deemed to be the Holders of any and all Claims arising under the Indentures for the purpose of exercising Convenience Claim election rights with respect to such Claims. Individual Holders of the Notes shall not be eligible to exercise Convenience Claim election rights on account of such holdings. Any election must be made on the Ballot, and except as may be agreed to by the Debtor or the Disbursing Agent, as applicable, no Holder of a General Unsecured Claim can elect treatment as a Convenience Claim after the Voting Deadline. Upon any such valid and irrevocable election, the General Unsecured Claim of such Holder shall be automatically reduced to $50,000 (or such lower amount that the Holder elects) and shall no longer be entitled to any other distribution as contemplated by the Plan.

Class 3 is Impaired. The Holders of Allowed General Unsecured Claims in Class 3 are, therefore, entitled to vote on the Plan.

The Debtor estimates that it will have Allowed General Unsecured Claims in the aggregate amount of approximately $6.3 million to $10.3 million, exclusive of any contingent, unliquidated, or disputed Claims that may ultimately become Allowed Claims. No assurances can be made that the aggregate amount of Allowed General Unsecured Claims will not exceed such estimate. Approximately $51.2 million in fixed amount has been asserted on an aggregate basis in Proofs of Claim filed as unsecured against the Debtor (not including unliquidated and contingent or previously expunged Claims), all subject to review and possible objection.

Set forth at Exhibit C is a chart that provides an estimated recovery for Holders of Allowed Claims. As indicated on Exhibit C, the anticipated range of recovery is 26% to 27% under the Plan. Recoveries are inherently difficult to value and the assumptions made on Exhibit C regarding levels of recovery are for illustrative purposes only. Actual recoveries may differ from the estimated amounts.

(d)	Senior Notes Claims (Class 4)

The Plan defines Senior Notes Claims as the principal, premium, if any, and unpaid interest, fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the Senior Notes; provided that Senior Notes Claims shall not include Subordinated Note Claims.

The Plan provides, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Senior Notes Claim, on the Effective Date or as soon as practicable thereafter, each Holder of such Allowed Senior Notes Claim shall receive its Pro Rata Share of the (i) Creditor Cash; and (ii) New Common Stock distributed to Holders of Allowed General Unsecured Claims, Senior Notes Claims, and Subordinated Note Claims pursuant to the Plan. In addition, to the extent the Allowed Senior Notes Claims have not been paid in full, the Senior Notes Indenture Trustee shall receive distributions of Creditor Cash and New Common Stock that would otherwise be distributed to the Subordinated Note Indenture Trustee pursuant to Section 3.6 of the Plan in accordance with the Subordination Provisions.

Class 4 is Impaired. The Holders of Senior Notes Claims in Class 4 are, therefore, entitled to vote on the Plan.

The Debtor estimates Allowed Senior Notes Claims in the aggregate amount of approximately $691.1 million.

Set forth at Exhibit C is a chart that provides an estimated recovery for Holders of Allowed Claims. As indicated on Exhibit C, the anticipated recovery under the Plan is 29%. Recoveries are inherently difficult to value and the assumptions made on Exhibit C regarding levels of recovery are for illustrative purposes only. Actual recoveries may differ from the estimated amounts.

(e)	Subordinated Note Claim (Class 5)

The Plan defines Subordinated Note Claim as the principal, premium, if any, and interest due and payable on the Subordinated Note, which by its terms is expressly subordinated in right of payment to the Senior Notes Claims.

The Plan provides, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Subordinated Note Claim, on the Effective Date or as soon as practicable thereafter, each Holder of such Allowed Subordinated Note Claim shall receive its Pro Rata Share of the (i) Creditor Cash; and (ii) New Common Stock distributed to Holders of Allowed General Unsecured Claims, Senior Notes Claims, and Subordinated Note Claims pursuant to the Plan; provided, however, to the extent the Allowed Senior Notes Claims have not been paid in full, any distribution of Creditor Cash and New Common Stock on account of Allowed Subordinated Note Claims shall be distributed to the Senior Notes Indenture Trustee for the benefit of Holders of Allowed Senior Note Claims in accordance with the Subordination Provisions.

Class 5 is Impaired. The Holders of Subordinated Note Claims in Class 5 are, therefore, entitled to vote on the Plan.

The Debtor estimates Allowed Subordinated Note Claims in the aggregate amount of approximately $52.9 million.

Set forth at Exhibit C is a chart that provides an estimated recovery for Holders of Allowed Claims. As indicated on Exhibit C, due to the effects of the Subordination Provisions, no recoveries are anticipated on Allowed Class 5 Claims.

(f)	Convenience Claims (Class 6)

As set forth above, the Plan defines Convenience Claims as a General Unsecured Claim in an amount equal to or less than $50,000 or with respect to which, the Holder thereof voluntarily reduces its General Unsecured Claims, in their entirety, to $50,000.

The Plan provides, except to the extent that a Holder of an Allowed Convenience Claim agrees to less favorable treatment, each Holder of an Allowed Convenience Claim shall be paid 90% of the amount of its Allowed Convenience Claim in Cash on the Effective Date or as

soon as reasonably practicable thereafter. For purposes of clarity, no Holder of an Allowed Claim in Class 6 – including Holders of Claims who voluntarily reduce their Claim to $50,000 – shall receive a distribution of Cash in excess of ninety percent (90%) of such Allowed Class 6 Claim.

Class 6 is Impaired. The Holders of Convenience Claims in Class 6 are, therefore, entitled to vote on the Plan.

The Debtor estimates Allowed Convenience Claims aggregating not more than $100,000.

(g)	Equity Interests (Class 7)

The Plan defines Equity Interests as the interest of any Holder of one or more equity securities of the Debtor (including, without limitation, voting rights, if any, related to such equity securities) represented by issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in the Debtor, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest, including, without limitation, unvested restricted stock.

The Plan provides that Holders of Equity Interests shall receive no distribution. On the Effective Date, all existing Equity Interests in the Debtor shall be deemed cancelled, null and void and of no force and effect.

Class 7 is Impaired and will receive no distribution under the Plan. The Holders of such Equity Interests are, therefore, deemed to have rejected the Plan and are not entitled to vote on the Plan.

C.	Treatment of Unclassified Claims

1.	Summary

Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Debtor are not classified for purposes of voting on, or receiving distributions under, the Plan.

2.	Treatment of Administrative Expense Claims

The Plan defines Administrative Expense Claim as a Claim (that is not a Professional Claim) constituting a cost or expense of administration of the Chapter 11 Case asserted or authorized to be asserted, on or prior to the Administrative Expense Claim Bar Date, in accordance with sections 503(b) and 507(a)(2) of the Bankruptcy Code arising during the period up to and including the Effective Date, including, without limitation, (i) any actual and necessary cost and expense of preserving the estate of the Debtor, (ii) any actual and necessary cost and expense of operating the business of the Debtor in Possession, (iii) any cost and expense of the Debtor in Possession for (a) the management, maintenance, preservation, sale, or other disposition of any assets, (b) the administration and implementation of the Plan, and (c) the administration, prosecution, or defense of Claims by or against the Debtor and for distributions under the Plan, (d) any guarantee or indemnification obligation extended by the Debtor in Possession, and (iv) any Claim for compensation and reimbursement of expenses arising during the period from and after the Petition Date and prior to the Effective Date and awarded by the Bankruptcy Court in accordance with section 328,330,331, or 503(b) of the Bankruptcy Code or otherwise in accordance with the provisions of the Plan, whether fixed before or after the Effective Date.

The Plan provides that each Holder of an Allowed Administrative Expense Claim will receive either (i) payment in full in Cash for the unpaid portion of such Allowed Administrative Expense Claim or (ii) such other less favorable treatment as agreed to in writing by the Reorganized Debtor and such Holder. Administrative Expense Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business in the discretion of the Reorganized Debtor without further notice to or order of the Bankruptcy Court. However, if any such ordinary course expense is not billed, or a request for payment is not made, within sixty (60) days after the Effective Date, such ordinary course expense shall be barred and shall not be entitled to a distribution under the Plan.

Notwithstanding anything herein to the contrary, no request for payment of an Administrative Expense Claim shall be required with respect to any claim of MIC or the Receiver arising under or related to the Stipulation, any of the Ancillary Agreements (as defined in the Stipulation), the Side Letter, the Ancillary Issues Stipulation or the 401(k) Agreement. Amounts owed under such agreements shall constitute Allowed Administrative Expense Claims, without the need for any filing by MIC or the Receiver or any further Order of the Bankruptcy Court. The Debtor and/or the Reorganized Debtor, as applicable, shall pay to MIC and/or the Receiver, as applicable, in the ordinary course of business, any amounts owed, and shall perform any obligations owed, under the Stipulation, Ancillary Agreements, the Side Letter, the Ancillary Issues Stipulation and the 401(k) Agreement without further Order of the Bankruptcy Court.

This treatment satisfies the requirements of Section 1129(a)(9)(A) of the Bankruptcy Code.

3.	Administrative Expense Claims Bar Date

Requests for the payment of Administrative Expense Claims other than Professional Claims must be filed and served on the Reorganized Debtor pursuant to the procedures specified in the Confirmation Order no later than sixty (60) days after the Effective Date (the “Administrative Expense Claims Bar Date”). Holders of Administrative Expense Claims that are required to, but do not, file and serve a request for payment of such claims by such date shall be forever barred, estopped, and enjoined from asserting such Claims against the Debtor, the Reorganized Debtor, or their assets or properties and such Claims shall be deemed discharged as of the Effective Date. Objections to such requests, if any, must be Filed and served on the Reorganized Debtor and the requesting party no later than ninety (90) days after the Administrative Expense Claims Bar Date. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim previously allowed by Final Order, including all Administrative Expense Claims expressly allowed under the Plan.

4.	Deadline for Professional Claims

Professionals asserting a Professional Claim for services rendered before the Effective Date shall (i) File and serve on the Reorganized Debtor and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Interim Compensation Order, or other order of the Bankruptcy Court a final application for the allowance of such Professional Claim no later than forty-five (45) days after the Effective Date and; (ii) if granted such an award by the Bankruptcy Court, be paid in full in Cash in such amounts as are Allowed by the Bankruptcy Court within ten (1 0) days after the entry of a Final Order with respect to a Professional’s final fee application. Holders of Professional Claims that do not File and serve such application by the required deadline shall be forever barred, estopped, and enjoined from asserting such Claims against the Debtor, the Reorganized Debtor, or their assets or properties, and such Claims shall be deemed discharged as of the Effective Date. Objections to Professional Claims shall be Filed no later than thirty (30) days after such Professional Claims are Filed.

5.	Priority Tax Claims

The Plan defines Priority Tax Claim as a Claim of a governmental unit against the Debtor of the kind entitled to priority in payment pursuant to section 502(i) and 507(a)(8) of the Bankruptcy Code.

Under the Plan, with respect to each Allowed Priority Tax Claim not paid prior to the Effective Date, the Disbursing Agent shall (i) pay such Claim in Cash as soon as reasonably practicable after the Effective Date, (ii) provide such other treatment agreed to by the Holder of such Allowed Priority Tax Claim and the Debtor (if before the Effective Date) or the Reorganized Debtor (on and after the Effective Date), as applicable, in writing, provided such treatment is no less favorable to the Debtor or the Reorganized Debtor than the treatment set forth in clause (i) of this sentence, or (iii) at the Disbursing Agent’s sole discretion, pay regular installment payments in Cash having a total value, as of the Effective Date (reflecting an interest rate determined as of the Effective Date under Section 511(a) of the Bankruptcy Code), equal to such Allowed Priority Tax Claim, over a period not later than five (5) years after the Petition Date.

This treatment satisfies the requirements of Section 1129(a)(9)(C) of the Bankruptcy Code.

6.	U.S. Trustee Fees

The Plan provides that on the Effective Date or as soon as practicable thereafter, the Disbursing Agent shall pay all U.S. Trustee Fees that are due and owing on the Effective Date. For the avoidance of doubt, nothing in the Plan shall release the Reorganized Debtor from its obligation to pay all U.S. Trustee Fees due and owing after the Effective Date before an order or final decree is entered by the Bankruptcy Court concluding or closing the Chapter 11 Case.

7.	Indenture Trustee Fees

The Plan provides that, on the Effective Date, the Reorganized Debtor shall pay in cash the Indenture Trustee Fees, without the need for the Indenture Trustees to File fee applications with the Bankruptcy Court; provided, that (i) each Indenture Trustee shall provide the Debtor and the Creditors’ Committee with non-itemized invoices (including a summary of services and amounts requested to be paid) for which it seeks payment at least ten (1 0) days prior to the Effective Date; and (ii) the Debtor and the Creditors’ Committee do not object to the reasonableness of the Indenture Trustee Fees. To the extent that the Debtor or the Creditors’ Committee objects to the reasonableness of any portion of the Indenture Trustee Fees, the Reorganized Debtor shall not be required to pay such disputed portion until either such objection is resolved or a further order of the Bankruptcy Court is entered providing for payment of such disputed portion. Notwithstanding anything in the Plan to the contrary, each Indenture Trustee’s lien against distributions or property held or collected by it for fees and expenses and priority rights pursuant to the Indentures, if any, shall be discharged solely upon payment of its Indenture Trustee Fees in full on the Effective Date and the termination of such Indenture Trustee’s duties under the applicable Indenture.

D.	Means for Implementation of Plan

1.	New Organizational Documents

The Debtor’s organizational documents shall be amended as necessary in order to satisfy the provisions of the Plan and the Bankruptcy Code. The New Organizational Documents shall include, among other things, pursuant to Bankruptcy Code section 1123(a)(6), a provision prohibiting the issuance of non-voting equity securities.

2.	Continued Corporate Existence

In accordance with the laws of the State of Delaware and the New Organizational Documents, after the Effective Date, the Reorganized Debtor shall continue to exist as a separate corporate entity.

3.	Sources of Consideration for Monetary Plan Distributions

All consideration necessary to make all monetary payments in accordance with the Plan shall be obtained from the Cash and cash equivalents of the Debtor or the Reorganized Debtor, as applicable, or currently held by its Principal Regulated Reinsurance Subsidiaries.

4.	Vesting of Assets in the Reorganized Debtor

Except as otherwise provided in the Plan, on the Effective Date, all property of the Estate, including any NOLs or similar Tax attributes, but excluding Creditor Cash and the New Common Stock, shall vest in the Reorganized Debtor, free and clear of all Claims, Liens, charges, other encumbrances and interests.

On and after the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtor may operate its business and use, acquire, or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

5.	Authorization and Issuance of New Common Stock

On the Effective Date, the Reorganized Debtor shall issue shares of New Common Stock for distribution to Holders of Allowed Claims. All of the shares of the New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

In addition, the New Common Stock will be subject to transfer restrictions summarized below (the “NOL Protective Provision”) to prevent an “ownership change” within the meaning of IRC Section 3 82 from occurring until certain conditions summarized below are satisfied.

Prohibited Transfers. The transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of New Common Stock of the Reorganized Debtor that result from the transfer of interests in other entities that own New Common Stock of the Reorganized Debtor) if the effect would be to:

•	increase the direct or indirect ownership of the Reorganized Debtor’s New Common Stock by any person (or public group) from less than 5% to 5% or more of the Reorganized Debtor’s New Common Stock;

•

increase the percentage of the Reorganized Debtor’s New Common Stock owned directly or indirectly by a person (or public group) owning or deemed to own 5% or more of the Reorganized Debtor’s New Common Stock; or

•	create a new public group (as defined in IRC Section 1.382-2T(f)(13)).

Transfers prohibited by the restrictions include sales to persons (or public groups) whose resulting percentage ownership (direct or indirect) of New Common Stock would exceed the 5 percent thresholds discussed above, or to persons whose direct or indirect ownership of New Common Stock would by attribution cause another person (or public group) to exceed such threshold. Complicated rules of constructive ownership, aggregation, segregation, combination and other ownership rules prescribed by the IRC (and related regulations) will apply in determining whether a person or group of persons constitute a 5-percent shareholder under IRC Section 3 82 and whether less than 5-percent shareholders will be treated as one or more “public groups,” each of which is a 5-percent shareholder under Section 382. A transfer from one member of the public group to another member of the public group does not increase the percentage of the Reorganized Debtor’s New Common Stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining whether a person (or public group) is a 5-percent shareholder, any options (as defined in the regulations promulgated under the IRC) treated as owned by such person will be deemed to be exercised if the result is to cause such person to be treated as a 5-percent shareholder. For purposes of determining the existence and identity of, and the amount of New Common Stock owned by, any shareholder, the Reorganized Debtor will be entitled to rely on the existence or absence of filings with the Securities and Exchange Commission (“SEC”) of Schedules 13D and 13G (or any similar filings), to the extent applicable, as of any date, subject to the Reorganized Debtor’s actual knowledge of the ownership of the Reorganized Debtor’s New Common Stock. The transfer restrictions will include the right to require a proposed transferee, as a condition to registration of a transfer of New Common Stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of the New Common Stock. The transfer restrictions may result in the delay or refusal of certain requested transfers of the New Common Stock. As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of the New Common Stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than the Reorganized Debtor, such as an interest in an entity that, directly or indirectly, owns the New Common Stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by IRC Section 382) in respect of the New Common Stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers. Upon the effectiveness of the New Certificate of Incorporation on the Effective Date, any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of New Common Stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such New Common Stock, or in the case of options, receiving New Common Stock in respect of their exercise. In this Disclosure Statement, New Common Stock purportedly acquired in violation of the transfer restrictions is referred to as “Excess Stock.”

In addition to the purported transfer being void as of the date of the purported transfer, upon demand by the Reorganized Debtor sent within thirty (30) days of the date on which the New Board determines that such transfer would result in Excess Stock, the purported transferee must transfer the Excess Stock to the Reorganized Debtor’s agent along with any dividends or other distributions paid with respect to such Excess Stock within thirty (30) days of such demand. The Reorganized Debtor’s agent is required to sell such Excess Stock in an arms’ length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such Excess Stock received by the Reorganized Debtor’s agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the Excess Stock on the date of the violative transfer) incurred by the purported transferee to acquire such Excess Stock, and the balance of the proceeds, if any, will be distributed to one or more charitable beneficiaries selected by the New Board. If the Excess Stock is sold by the purported transferee, such person will be treated as having sold the Excess Stock on behalf of the agent, and will be required to remit all proceeds to the Reorganized Debtor’s agent (except to the extent the Reorganized Debtor grants written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had the Reorganized Debtor’s agent sold such shares).

To the extent permitted by law, any shareholder who knowingly violates the transfer restrictions will be liable for any and all damages suffered by the Reorganized Debtor as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of New Common Stock which does not involve a transfer of “securities” of the Reorganized Debtor within the meaning of the General Corporation Law of the State of Delaware (the “DGCL”) but which would cause any 5-percent shareholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 5-percent shareholder shall be required to dispose of any interest that is not a security of the Reorganized Debtor, but such 5-percent shareholder and/or any person whose ownership of securities of the Reorganized Debtor is attributed to such 5-percent shareholder shall be deemed to have disposed of (and shall be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 5-percent shareholder not to be in violation of the transfer restrictions, and such securities shall be treated as Excess Stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 5-percent shareholder or such other person that was the direct holder of such Excess Stock from the proceeds of sale by the agent being the fair market value of such Excess Stock at the time of the prohibited transfer.

Modification and Waiver of Transfer Restrictions. The New Board will have the discretion to approve a transfer of New Common Stock that would otherwise violate the transfer restrictions. If the New Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In addition, in the event of a change in law, the New Board will be authorized to modify the applicable allowable percentage ownership interest (currently less than 5 percent) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the New Board determines that such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of the transfer restrictions is no longer reasonably necessary for such purpose, as applicable. Shareholders of the Reorganized Debtor will be notified of any such determination through such method of notice as the Reorganized Debtor’s Secretary shall deem appropriate.

The New Board may establish, modify, amend or rescind bylaws, regulations and procedures of the Reorganized Debtor for purposes of determining whether any transfer of New Common Stock would jeopardize the Reorganized Debtor’s ability to preserve and use the NOLs.

Implementation and Expiration of the NOL Protective Provision. Upon the effectiveness of the New Certificate of Incorporation on the Effective Date, the Reorganized Debtor will be able to enforce the transfer restrictions to preserve future use of the NOLs. The

NOL Protective Provision would expire on the earlier of (i) the later of (x) the termination of the Tax Sharing Agreement or (y) January 1, 2032, (ii) the New Board’s determination that the NOL Protective Provision is no longer necessary for the preservation of the NOLs because of the repeal of Section 3 82 or any successor statute or (iii) the beginning of a taxable year of the Reorganized Debtor to which the New Board determines that no NOLs may be carried forward. The New Board will also be permitted to accelerate or extend the expiration date of the transfer restrictions in the event of a change in the law if it determines in writing that such action is reasonably necessary or advisable to preserve the tax benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for the preservation of tax benefits, as applicable.

Effectiveness and Enforceability. Although the NOL Protective Provision is intended to reduce the likelihood of an “ownership change,” the Reorganized Debtor cannot eliminate the possibility that an “ownership change” will occur after the filing of the New Certificate of Incorporation:

•	The New Board can permit a transfer to an acquirer that results or contributes to an “ownership change.”

•

A court could find that part or all of the NOL Protective Provision is not enforceable, either in general or as to a particular fact situation. Under the DGCL, a corporation may provide in its certificate of incorporation for restrictions on the transfer of securities for the purpose of maintaining or preserving any Tax attribute (including net operating losses), and such restriction on transfer, if noted conspicuously on the certificates representing the securities so restricted, may be enforced against holders of the restricted securities or their successors or transferees. The Debtor expects that shares of New Common Stock issued after the effectiveness of the NOL Protective Provision will be issued with the transfer restriction conspicuously noted on the certificate(s) representing such shares and, therefore, under the DGCL such newly-issued shares will be subject to the transfer restriction. In addition, the Debtor intends to seek provisions in the Confirmation Order that will provide that holders of New Common Stock and their successors and transferees will be bound by the restrictions on transfer contained in the New Certification of Incorporation. Nevertheless, it is possible that a court could find that the provision is unenforceable, either in general or as applied to a particular shareholder or fact situation.

•

Despite the effectiveness of the NOL Protective Provision, there would still remain a risk that certain changes in relationships among shareholders or other events would cause an “ownership change” of the Reorganized Debtor and the Reorganized Debtor’s subsidiaries under Section 3 82. The Debtor cannot assure you that the NOL Protective Provision will be enforceable under all circumstances, particularly against shareholders who acquire shares represented by certificates that do not contain a conspicuous notation of the NOL Protective Provision. Accordingly, the Debtor cannot assure you that an “ownership change” will not occur.

As a result of these and other factors, the NOL Protective Provision serves to reduce, but does not eliminate, the risk that the Reorganized Debtor will undergo an “ownership change.” In addition, there can be no assurance that, upon audit, the IRS would agree that all of the NOLs are allowable.

6.	Directors and Officers of the Reorganized Debtor

On the Effective Date, the term of the current members of the Debtor’s board of directors shall expire and the New Board shall be appointed. The New Board shall consist of the person or persons identified in the Plan Supplement. The identity of the members of the New Board and the nature and compensation of each of its members who is an “insider” under Bankruptcy Code Section 101 (31) shall be disclosed at or prior to the Confirmation Hearing. On the Effective Date, the New Board shall remove and replace the existing officers of the Debtor unless otherwise agreed by the New Board and such officers.

7.	Section 1145 Exemption

Unless required by provision of applicable law, regulation, order, or rule, as of the Effective Date, the issuance of the New Common Stock in accordance with the Plan shall be authorized under Bankruptcy Code section 1145 without further act or action by any Entity.

8.	Exemption from Certain Taxes and Fees

Pursuant to Sections 106, 1141 and 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, and any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp or similar Tax. The Confirmation Order shall direct all state and local government officials and agents to forego the collection of any such Tax or governmental assessment and to accept for filing and recordation any instrument or other document issued or transferred pursuant to the Plan, without the payment of any such Tax or government assessment.

9.	Cancellation of Notes

On the Effective Date, except as otherwise provided in the Plan, the Indentures, the Senior Notes and the Subordinated Note shall be cancelled; provided, however, that the Senior Notes Indenture shall continue in effect solely for the purposes of (a) permitting the Indenture Trustees to make the distributions to be made on account of Senior Notes Claims, or, in the case of the Subordinated Note Indenture Trustee, distributions under the Subordination Provisions for the benefit of Holders of the Senior Notes, each as provided for in the Plan and (b) maintaining and enforcing the Senior Notes Indenture Trustee’s indemnity, the Subordination Provisions, and priority of payment, if any, against the distributions on account of the Senior Notes under the Senior Notes Indenture. Upon the cancellation, the Indenture Trustees, their agents, attorneys and employees will be released from all obligations, claims or liabilities that are based in whole or in part on any act or omission, transaction, event or other occurrence in connection with the Indentures taking place on or prior to the Effective Date (but the Indenture Trustees shall retain the right to enforce the Debtor’s and the Reorganized Debtor’s obligations under the Plan, and the contracts, instruments, releases, agreements and documents delivered under the Plan).

10.	Corporate Action

Except as otherwise provided in the Plan, each of the matters provided for by the Plan involving corporate or related actions to be taken by or required of the Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided in the Plan, and shall be authorized, approved, and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by Holders of Claims or Equity Interests, directors of the Debtor, or any other Entity. On or prior to the Effective Date, the appropriate officers of the Debtor or the Reorganized Debtor, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, securities, instruments, or other documents contemplated by the Plan, or necessary or desirable to effect the transactions contemplated by the Plan, in the name of and on behalf of the Reorganized Debtor, including New Organizational Documents and any and all other agreements, securities, instruments, or other documents relating to such documents. Notwithstanding any requirements under nonbankruptcy law, the authorizations and approvals contemplated by this provision shall be effective.

11.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtor and its officers and members of the New Board are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the New Common Stock in the name of and on behalf of the Reorganized Debtor, without the need for any approvals, authorization, or consents, except for those expressly required by the Plan.

E.	Treatment of Unexpired Leases and Executory Contracts

Article VI of the Plan sets forth the treatment of executory contracts and unexpired leases of the Debtor.

1.	Rejection or Assumption of Remaining Executory Contracts and Unexpired Leases

Pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any Entity, and which have not expired by their own terms on or prior to the Confirmation Date, shall be deemed rejected by the Debtor as of the Effective Date, except for any executory contract or unexpired lease that (i) has been assumed and assigned or rejected pursuant to an Order of the Bankruptcy Court entered prior to the Effective Date or (ii) that is specifically designated as a contract or lease to be assumed or assumed and assigned on the schedules to the Plan Supplement; provided, however, that the Debtor reserves the right, on or prior to the Confirmation Date, to amend such schedules to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, as the case may be, either rejected, assumed, or assumed and assigned as of the Effective Date. The Debtor shall serve notice of any executory contract and unexpired lease to be rejected or assumed or assumed and assigned through the operation of Section 6.1 of Plan by including schedules of such contracts and leases in the Plan Supplement. To the extent there are any amendments to such schedules, the Debtor shall provide notice of any such amendments to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on the schedules to the Plan Supplement shall not constitute an admission by the Debtor that such document is an executory contract or an unexpired lease or that the Debtor has any liability thereunder.

2.	Approval of Rejection or Assumption of Executory Contracts and Unexpired Leases

Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection, assumption, or assumption and assignment, as the case may be, of executory contracts and unexpired leases pursuant to Section 6.1 of the Plan.

3.	Inclusiveness

Unless otherwise specified on the schedules to the Plan Supplement, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed on such schedule.

4.	Cure of Defaults

Except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed or assumed and assigned pursuant to Section 6.1 of the Plan, the Debtor shall, pursuant to the provisions of Sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of Section 365 of the Bankruptcy Code, within at least twenty-one (21) days prior to the Confirmation Hearing, file with the Bankruptcy Court and serve by first-class mail on each non-debtor party to such executory contracts or unexpired leases to be assumed pursuant to Section 6.1 of the Plan, a notice, which shall list the cure amount as to each executory contract or unexpired lease to be assumed or assumed and assigned. Any objection by a counterparty to an executory contract or unexpired lease to a proposed assumption or related cure amount must be Filed, served, and actually received by counsel to the Debtor and the Creditors’ Committee at least seven (7) days before the Confirmation Hearing. Any counterparty to an executory contract or unexpired lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption and cure amount. In the event of a dispute regarding (i) the amount of any payments to cure such a default, (ii) the ability of the Reorganized Debtor or any assignee to provide “adequate assurance of future performance,”

within the meaning of Bankruptcy Code section 365, under the executory contract or unexpired lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by Bankruptcy Code section 365(b )(1) shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. Assumption of any executory contract or unexpired lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, arising under any assumed executory contract or unexpired lease at any time before the effective date of the assumption.

The Debtor anticipates de minimis costs related to assumption of the Debtor’s executory contracts or unexpired leases.

5.	Rejection Damage Claims

If the rejection of an executory contract or unexpired lease by the Debtor hereunder results in damages to the other party or parties to such contract or lease, any claim for such damages, if not heretofore evidenced by a filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtor, or its properties or agents, successors, or assigns, including, without limitation, the Debtor and the Reorganized Debtor, unless a proof of Claim is filed with the Bankruptcy Court and served upon attorneys for the Debtor or the Reorganized Debtor, as the case may be, on or before thirty (30) days after the later to occur of (i) the Confirmation Date, and (ii) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease. All Allowed Claims arising from the rejection of the Debtor’s executory contracts or unexpired leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

The Debtor anticipates de minimis damages arising from rejection of the Debtor’s executory contracts or unexpired leases.

6.	Continuing Obligations

Continuing obligations of third parties to the Debtor under insurance policies, contracts, or leases that have otherwise ceased to be executory or have otherwise expired on or prior to the Effective Date, including, without limitation, continuing obligations to pay insured claims, to defend against and process claims, to refund premiums or overpayments, to provide indemnification, contribution or reimbursement, to grant rights of first refusal, to maintain confidentiality, or to honor releases, will continue and will be binding on such third parties notwithstanding any provision to the contrary in the Plan, unless otherwise specifically terminated by the Debtor or by order of Bankruptcy Court. The deemed rejection provided by the Plan will not apply to any such continuing obligations.

To the extent any insurance policy under which the insurer has a continuing obligation to pay the Debtor or a third party on behalf of the Debtor is held by the Bankruptcy Court to be an executory contract and is not otherwise assumed upon motion by a Final Order, such insurance policy will be treated as though it is an executory contract that is assumed pursuant to Section 365 of the Bankruptcy Code under the Plan. Any and all Claims (including cure amounts) arising under or related to any insurance policies or related insurance agreements that are assumed by the Debtor prior to or as of the Effective Date: (i) will not be discharged; (ii) will be Allowed Administrative Expense Claims; and (iii) will be paid in full in the ordinary course of business of the Reorganized Debtor as set forth in the Plan.

For the avoidance of doubt, (i) the obligations of the Debtor to indemnify and reimburse its current directors or officers who were directors or officers, respectively, on or prior to the Petition Date or any former officer whose employment contract was assumed by the Debtor following the Petition Date, and (ii) indemnification and reimbursement obligations of the Debtor arising from services of its officers and directors during the period from and after the Petition Date, shall be Administrative Expense Claims, provided, however, that if and to the extent any person described in the foregoing (i) and (ii) has previously filed a Proof of Claim asserting entitlement to administrative priority for such Claims, such person shall not be required to additionally assert such Claim by the bar date for asserting Administrative Expense Claims set forth in Article II of the Plan.

7.	Insurance Rights

Notwithstanding anything to the contrary in the Plan or the Plan Supplement, nothing in the Plan or the Plan Supplement (including any other provision that purports to be preemptory or supervening) will in any way operate to, or have the effect of, impairing the legal, equitable or contractual rights of the Debtor’s insurers, if any, in any respect. The rights of the Debtor’s insurers will be determined under their respective insurance policies and any related agreements with the Debtor, as applicable, subject, however, to the rights, if any, of the Debtor to assume or reject any such policy or agreement and the consequences of such assumption or rejection under Section 365 of the Bankruptcy Code.

8.	Post-Petition Contracts and Leases

The Debtor shall not be required to assume or reject any contract or lease entered into by the Debtor after the Petition Date. Any such contract or lease shall continue in effect in accordance with its terms after the Effective Date, unless the Debtor has obtained a Final Order of the Bankruptcy Court approving rejection of such contract and lease. Without limiting the foregoing, and notwithstanding anything herein to the contrary, nothing in the Disclosure Statement, the Plan or the Confirmation Order shall alter, amend, modify, discharge, enjoin, impair or otherwise affect any rights, claims or causes of action of MIC and/or the Receiver or any obligations of the Debtor or Reorganized Debtor arising under or related to the Stipulation, the Ancillary Agreements, the Ancillary Letter (each as defined in the Stipulation), the Ancillary Issues Stipulation, the Settlement Order or the 401(k) Agreement, including, but not limited to, any claim or cause of action, if any, for breach or specific performance thereof, all of which shall remain in full force and effect upon and after confirmation of this Plan and shall be binding upon and enforceable against the Reorganized Debtor according to their terms. Nothing set forth in the Disclosure Statement, Plan or Confirmation Order shall impair the administrative priority status afforded to such claims under the Settlement Order or the Arizona Court Order.

F.	Provisions Regarding Distributions

1.	Allowance Requirement

Only Holders of Allowed Claims are entitled to receive distributions under the Plan.

An Allowed Administrative Expense Claim is an Administrative Expense Claim that has been allowed, or adjudicated in favor of the Holder by estimation or liquidation, by a Final Order, that was incurred by the Debtor in the ordinary course of business during the Chapter 11 Case and as to which there is no dispute as to the Debtor’s liability, or that has become allowed by failure to object pursuant to the Plan.

As to all other types of Claims, an Allowed Claim is (i) any Claim, proof of which has been timely Filed by the applicable Claims Bar Date; (ii) any Claim that is listed in the Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and with respect to which no contrary Proof of Claim has been timely Filed; (iii) any Claim Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided, however, that with respect to any Claim described in clauses (i) and (ii) above, such Claim shall be considered Allowed only if and to the extent that no objection to the allowance thereof has been interposed within the applicable period fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or by a Final Order of the Bankruptcy Court.

2.	Record Date

As of the Record Date, the transfer registers for each Class of Claims or Equity Interests, as maintained by the Debtor or its agents, shall be deemed closed and there shall be no further changes made to reflect any new record holders of any Claims or Equity Interests. The Debtor shall have no obligation to recognize any transfer of Claims or Equity Interests occurring on or after the Record Date.

3.	Timeliness of Payments

Except as otherwise provided in the Plan, on the Effective Date or as soon as practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim or as soon as practicable thereafter), each Holder of an Allowed Claim against the Debtor shall receive the amount of the distributions that the Plan provides for Allowed Claims in the applicable Class; provided, however, that any Holder of Allowed Senior Notes Claims or Allowed Subordinated Note Claims that does not comply with the Trading Order shall only receive distributions of New Common Stock to the extent set forth in the Trading Order. The Disbursing Agent may distribute additional Creditor Cash in accordance with this Plan at such subsequent date or dates as such Cash is available and the Disbursing Agent deems practical. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made in accordance with the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

4.	Disbursing Agent

On the Effective Date or as soon as practicable thereafter, all distributions under the Plan shall be made by the Reorganized Debtor as Disbursing Agent or such other Entity designated by the Reorganized Debtor as a Disbursing Agent. Except as otherwise ordered by the Bankruptcy Court, a Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.

5.	Rights and Powers of Disbursing Agent

(a)	Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to: (i) effect all actions and execute all agreements, securities, instruments, and other documents necessary to perform its duties under the Plan; (ii) make all distributions contemplated by the Plan; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

(b)	Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtor.

6.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

(a)	Delivery of Distributions

Subject to the provisions of Rule 9010 of the Bankruptcy Rules, and except as otherwise provided in the Plan, distributions and deliveries to Holders of Allowed Claims shall be made at the address of each such Holder as set forth on the Schedules filed with the Bankruptcy Court, unless superseded by the address set forth on Proofs of Claim filed by such Holders, or at the last known address of such Holder if no Proof of Claim is filed or if the Debtor has been notified in writing of a change of address; provided, however, that distributions for the benefit of Holders of Senior Notes Claims and Subordinated Note Claims shall be made to the appropriate Indenture Trustee under the respective governing documents for such obligations. Each such Indenture Trustee shall, in turn, administer the distribution to the Holders of Allowed Claims in accordance with the Plan and the applicable Indentures. The Indenture Trustees shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court. If a Holder holds more than one Claim in any one Class, all Claims of the Holder will be aggregated into one Claim and one distribution will be made with respect to the aggregated Claim.

(b)	Minimum; De Minimis Distributions

The Disbursing Agent shall not be required to make partial distributions or payments of fractions of New Common Stock and such fractions shall be deemed to be zero. The total number of authorized shares of New Common Stock to be distributed pursuant to the Plan shall be adjusted, as necessary, to account for the foregoing. No Cash payment of less than $50 shall be made to a Holder of an Allowed Claim on account of such Allowed Claim.

(c)	Failure to Claim Undeliverable Distributions

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under Bankruptcy Code section 34 7(b) at the expiration of six (6) months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtor (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be released, settled, compromised, and forever barred.

(d)	Failure to Present Checks

Checks issued by the Disbursing Agent on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Requests for reissuance of any check must be made directly to the Disbursing Agent by the Holder of the relevant Allowed Claim and may only be made within ninety (90) days after the issuance of such check. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within ninety (90) days after the issuance of such check shall have its Claim for such un-negotiated check discharged and be forever barred, estopped, and enjoined from asserting any such Claim against the Debtor, the Reorganized Debtor, or their assets and properties.

7.	Withholding and Reporting Requirements

Any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any Federal, state or local tax law or Tax Authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each Holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any Taxes imposed on such Holder by any Governmental Unit, including income, withholding and other Tax obligations, on account of such distribution. Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such Tax obligations and, if any party issuing any instrument or making any distribution under the Plan fails to withhold with respect to any such Holder’s distribution, and is later held liable for the amount of such withholding, the Holder shall reimburse such party. The Disbursing Agent may require, as a condition to the receipt of a distribution, that the Holder complete the appropriate IRS Form W-8 or IRS Form W-9, as applicable to each Holder, provided, however, for the avoidance of doubt, the Indenture Trustees shall not be required to complete any IRS Form W-8 or IRS Form W-9. If the Holder fails to comply with such a request within one hundred eighty (180) days, such distribution shall be deemed an unclaimed distribution.

8.	Setoffs

The Disbursing Agent may, pursuant to applicable bankruptcy or non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account of such Claim by the Disbursing Agent), the claims, rights, and causes of action of any nature that the Debtor or the Reorganized Debtor may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claims, rights, and causes of action that the Debtor or Reorganized Debtor may possess against such Holder; and, provided, further, that nothing contained herein is intended to limit the ability of any Creditor to effectuate rights of setoff or recoupment preserved or permitted by the provisions of Sections 553, 555, 559, or 560 of the Bankruptcy Code or pursuant to the common law right of recoupment.

9.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

10.	Claims Paid or Payable by Third Parties

(a)	Claims Paid by Third Parties

The Debtor, on or prior to the Effective Date, or the Reorganized Debtor, after the Effective Date, reserves its right to seek reduction and/or disallowance of a Claim to the extent that the Holder of such Claim receives payment on account of such Claim from a party that is not the Debtor or the Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not the Debtor or the Reorganized Debtor on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to the Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim. No Entity making a distribution on account of such Claim shall be entitled to assert a Claim against the Debtor on account of such distribution, until such Claim has been paid in full.

(b)	Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtor’s insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

G.	Procedures for Claims Administration

Article VIII of the Plan sets forth procedures for resolving disputed, contingent, and unliquidated claims and making distributions with respect thereto.

1.	Resolution of Disputed Claims

(a)	Allowance of Claims

On or after the Effective Date, the Reorganized Debtor shall have and shall retain any and all rights and defenses that the Debtor had with respect to any Claim, except with respect to any Claim deemed Allowed as of the Effective Date. Nothing in the Plan or this Disclosure Statement shall alter the right of the Debtor, MIC or the Receiver to assert any claims, including, but not limited to, claims for breach of contract and specific performance, arising under the Stipulation, the parties’ obligations thereunder, and/or arising under any of the Ancillary Agreements (as defined in the Stipulation), which claims shall have administrative expense priority and/or the priority set forth in A.R.S. 20-629(A)(l) without the need to file an application with, or obtain any order, from the Bankruptcy Court or the Arizona Court. Except as otherwise provided in the Plan or in any order entered in the Chapter 11 Case prior to the Effective Date, including, without limitation, the Confirmation Order, no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed (i) under the Plan or the Bankruptcy Code or (ii) by Final Order of the Bankruptcy Court, including, without limitation, the Confirmation Order.

(b)	No Distribution Pending Allowance

Except as otherwise provided in the Plan, if any portion of a Claim is a Disputed Claim, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. To the extent a Disputed Claim becomes an Allowed Claim, in accordance with the provisions of the Plan, distributions shall be made to the Holder of such Allowed Claim, without interest.

(c)	Disputed Claims Reserve

On the Effective Date or as soon as practicable thereafter and upon each distribution thereafter, the Debtor or the Reorganized Debtor, as applicable, shall deposit into the Disputed Claims Reserve the amount of Creditor Cash and New Common Stock that would have been distributed to Holders of all Disputed Claims as if such Disputed Claims had been Allowed on the Effective Date, with the amount of such Allowed Claims to be determined, solely for the purpose of establishing reserves and for maximum distribution purposes, to be the least of (i) the asserted amount of the Disputed Claim Filed with the Bankruptcy Court, or if no Proof of Claim was Filed, listed by the Debtor in the Schedules, (ii) the amount, if any, estimated by the Bankruptcy Court pursuant to Bankruptcy Code section 502( c), and (iii) the amount otherwise agreed to by the Debtor or the Reorganized Debtor, as applicable, and the Holder of such Disputed Claim for reserve purposes.

(d)	Distribution of Excess Amounts in the Disputed Claims Reserve

When all Disputed Claims are resolved and either become Allowed or are disallowed by Final Order, to the extent Creditor Cash or New Common Stock remains in the Disputed Claims Reserve after all Holders of Disputed Claims that have become Allowed have been paid the full amount they are entitled to pursuant to the treatment set forth for the appropriate Class under the Plan, then such remaining Creditor Cash and New Common Stock shall be distributed to Holders of Allowed Claims in Classes 3, 4 and 5 as otherwise provided in the Plan.

(e)	Prosecution of Objections to Claims

The Debtor, prior to and on the Effective Date, or the Reorganized Debtor, after the Effective Date, shall have the exclusive authority to File objections to Claims or settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise. From and after the Effective Date, the Reorganized Debtor may settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court. From and after the Effective Date, the Reorganized Debtor shall have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice, action, order, or approval of the Bankruptcy Court; provided, however, that with respect to any tax claim, the Reorganized Debtor will provide MIC with at least ten (10) business days’ advance notice of any such settlement or compromise.

(f)	Claims Estimation

Unless otherwise limited by an order of the Bankruptcy Court, the Debtor, prior to and on the Effective Date, or the Reorganized Debtor, after the Effective Date, may at any time request the Bankruptcy Court to estimate for final distribution purposes any contingent, unliquidated or Disputed Claim pursuant to Section 502( c) of the Bankruptcy Code regardless of whether the Debtor or the Reorganized Debtor previously objected to or sought to estimate such Claim, and the Bankruptcy Court will retain jurisdiction to consider any request to estimate any

Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of an appeal relating to any such objection. Unless otherwise provided in an Order of the Bankruptcy Court, in the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the estimated amount shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court; provided, however, that, if the estimate constitutes the maximum limitation on such Claim, the Debtor or the Reorganized Debtor may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim; and provided, further, that the foregoing is not intended to limit the rights granted by Section 502G) of the Bankruptcy Code. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

(g)	Expungement or Adjustment of Claims Without Objection

Any Claim that has been paid, satisfied, or superseded may be expunged on the Claims Register by the Debtor or the Reorganized Debtor, as applicable, and any Claim that has been amended may be adjusted thereon by the Debtor or the Reorganized Debtor, in both cases without a Claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court.

(h)	Deadline to File Claims Objections

Any objections to Claims shall be Filed by no later than the Claims Objection Bar Date.

(i)	Determination of Taxes

In addition to any other available remedies or procedures with respect to Tax issues or liabilities or rights to Tax Refunds, the Reorganized Debtor, at any time, may utilize (and receive the benefits of) section 505 of the Bankruptcy Code with respect to: (1) any Tax issue or liability or right to a Tax Refund relating to an act or event occurring prior to the Effective Date; or (2) any Tax liability or right to a Tax Refund arising prior to the Effective Date. If the Reorganized Debtor utilizes section 505(b) of the Bankruptcy Code: (1) the Bankruptcy Court shall determine the amount of the subject Tax liability or right to a Tax Refund in the event that the appropriate governmental entity timely determines a Tax to be due in excess of the amount indicated on the subject return; and (2) if the prerequisites are met for obtaining a discharge of Tax liability in accordance with section 505(b) of the Bankruptcy Code, the Reorganized Debtor shall be entitled to such discharge which shall apply to any and all Taxes relating to the period covered by such return.

2.	Preservation of Claims Related to the Stipulation, MIC Agreements and Ancillary Issues Stipulation

Nothing in the Disclosure Statement, Plan, Confirmation Order or any document related thereto shall alter, amend, modify, discharge, enjoin, impair or otherwise affect any claim or cause of action of the Debtor or the Reorganized Debtor arising under or related to the Stipulation or the MIC Agreements, including, but not limited to, any claim or cause of action, if any, for breach or specific performance thereof. Nothing set forth in the Disclosure Statement, Plan or Confirmation Order shall impair the priority afforded to such claims under the Settlement Order or the Arizona Court Order.

3.	Late Claims

EXCEPT AS OTHERWISE AGREED BY THE DEBTOR OR THE REORGANIZED DEBTOR, AS APPLICABLE, ANY PERSON OR ENTITY THAT WAS REQUIRED TO FILE A TIMELY PROOF OF CLAIM AND FAILED TO DO SO ON OR BEFORE THE CLAIMS BAR DATE SHALL NOT, WITH RESPECT TO SUCH CLAIM, BE TREATED AS A CREDITOR OF THE DEBTOR FOR THE PURPOSE OF VOTING ON, OR RECEIVING DISTRIBUTIONS UNDER, THIS PLAN.

4.	Amendments to Claims

On or after the Effective Date, a Claim may not be Filed or amended without prior authorization of the Bankruptcy Court or the Reorganized Debtor, and any such new or amended Claim Filed without such prior authorization shall be deemed disallowed in full and expunged without any further action.

H.	Conditions Precedent to Confirmation and Effectiveness of the Plan

1.	Conditions Precedent to Confirmation of the Plan

It shall be a condition to Confirmation of the Plan that the following conditions shall have been satisfied or waived pursuant to Section 9.3 of the Plan:

(a) the Bankruptcy Court shall have approved the Disclosure Statement with respect to the Plan;

(b) the Bankruptcy Court shall have approved any Plan Supplement filed with respect to the Plan; and

(c) the proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtor, in consultation with the Creditors’ Committee.

2.	Conditions Precedent to Effectiveness of the Plan

It shall be a condition to the Plan becoming Effective that the following conditions shall have been satisfied or waived pursuant to Section 9.3 of the Plan:

(a) the Bankruptcy Court shall have entered the Confirmation Order and such Order shall be in full force and effect and shall have become a Final Order;

(b) the New Organizational Documents shall have been effected or executed and delivered to the required parties;

(c) the Debtor or the Reorganized Debtor, as applicable, shall have executed and delivered all documents necessary to effectuate the issuance of the New Common Stock;

(d) all authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan have been obtained;

(e) all invoiced fees and expenses of the Indenture Trustees shall have been paid; and

(f) all material actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.

3.	Waiver of Conditions

To the extent practicable and legally permissible, each of the conditions precedent in Sections 9.1 and 9.2 of the Plan may be waived, in whole or in part, by the Debtor, in consultation with the Creditors’ Committee. Any such waiver of a condition precedent may be effected at any time by filing a notice thereof with the Bankruptcy Court executed by the Debtor.

I.	Modification, Revocation, or Withdrawal of Plan

1.	Modification and Amendments

The Debtor may amend, modify, or supplement the Plan pursuant to Bankruptcy Code Section 1127(a) at any time prior to the Confirmation Date. After the Confirmation Date, but prior to the Plan becoming Effective, the Debtor may amend, modify, or supplement the Plan without further order of the Bankruptcy Court to remedy any non-material defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order.

2.	Effect of Confirmation on Modifications

Pursuant to Bankruptcy Code section 1127(a), entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

3.	Revocation or Withdrawal of Plan

The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent chapter 11 plans. If the Debtor revokes or withdraws the Plan, or if Confirmation or consummation does not occur, then: (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (iii) nothing contained in the Plan shall constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtor or any other Entity, prejudice in any manner the rights of the Debtor or any other Entity, or constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity.

4.	No Admission of Liability

(a) The submission of the Plan is not intended to be, nor shall it be construed as, an admission or evidence in any pending or subsequent suit, action, proceeding or dispute of any liability, wrongdoing, or obligation whatsoever (including as to the merits of any claim or defense) by any Entity with respect to any of the matters addressed in the Plan.

(b) None of the Plan (including, without limitation, the Exhibits hereto), or any settlement entered, act performed or document executed in connection with the Plan is or may be deemed to be or may be used as an admission or evidence: (i) of the validity of any claim, or of any wrongdoing or liability of any Entity; (ii) of any liability, fault or omission of any Entity in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (iii) against the Debtor or any other Person or Entity with respect to the validity of any Claim. None of the Plan or any settlement entered, act performed or document executed in connection with the Plan shall be admissible in any proceeding for any purposes, except to carry out the terms of the Plan, and except that, once confirmed, any Entity may file the Plan in any action for any purpose, including, but not limited to, in order to support a defense or counterclaim based on the principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense of counterclaim.

J.	Retention of Jurisdiction

1.	Retention of Jurisdiction by the Court

Pursuant to sections 105, 1123(a)(5), and 1142(b) of the Bankruptcy Code, on and after the Confirmation Date, the Bankruptcy Court shall retain jurisdiction to the fullest extent permitted by 28 U.S.C. §§ 1334 and 157 (i) to hear and determine the Chapter 11 Case and all core proceedings arising under the Bankruptcy Code or arising in the Chapter 11 Case, and (ii) to hear and make proposed findings of fact and conclusions of law in any non-core proceedings related to the Chapter 11 Case. Without limiting the generality of the foregoing, the Bankruptcy Court’s post-Confirmation Date jurisdiction shall, to the fullest extent permitted by 28 U.S. C. §§ 1334 and 157, include jurisdiction:

(a) over any pending adversary proceedings or contested matters in the Chapter 11 Case;

(b) to hear and determine (or make proposed findings of fact, as applicable) any Causes of Action;

(c) to resolve any matter related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claim arising therefrom, including those matters related to the amendment after the Effective Date of the Plan to add any executory contract or unexpired lease to the list of executory contracts and unexpired leases to be rejected;

(d) to enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, unless any such agreements or documents contain express enforcement and dispute resolution provisions to the contrary, in which case, such provisions shall govern;

(e) to determine any and all motions, adversary proceedings, applications, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Debtor or the Reorganized Debtor prior to or after the Effective Date;

(f) to ensure that distributions to Holders of Allowed Claims are accomplished as provided herein;

(g) to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(h) to hear and determine any timely objection to any Claim or Equity Interest, whether such objection is filed before or after the Confirmation Date, including any objection to the classification of any Claim or Equity Interest, and to allow, disallow, determine, liquidate, classify, estimate, or establish the priority of or secured or unsecured status of any Claim or Equity Interest, in whole or in part;

(i) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed, or vacated;

(j) to adjudicate, decide, or resolve any and all matters related to Bankruptcy Code sections 1141 and 1145;

(k) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(l) hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order, including disputes arising under agreements, securities, instruments, or other documents executed or delivered in connection with the Plan;

(m) to enforce the Stipulation;

(n) to enforce the Trading Order, the Claims Acquisition Notice Order, and the procedures approved therein;

(o) to enter and enforce any order pursuant to Bankruptcy Code sections 363, 1123, or 1146(a) for the sale of property;

(p) to hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

(q) to decide and resolve all matters related to the reasonableness of the Indenture Trustee Fees;

(r) to determine requests for the payment of Administrative Claims or Claims entitled to priority pursuant to Bankruptcy Code section 507;

(s) to hear and determine disputes arising in connection with or relating to the Plan, or the interpretation, implementation, or enforcement of the Plan, or the extent of any Entity’s obligations incurred in connection with or released under the Plan, unless such agreements or documents contain express enforcement or dispute resolution provisions to the contrary, in which case such provisions should govern;

(t) to issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan;

(u) to determine any other matter that may arise in connection with or that is related to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection therewith, unless such agreements or documents contain express enforcement or dispute resolution provisions, in which case, such provisions should govern;

(v) to hear and determine matters concerning state, local, and federal Taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, any matter relating to the Tax Refunds, and any request by the Debtor or by the Reorganized Debtor, as applicable, for an expedited determination of Tax Refunds under Section 505(b) of the Bankruptcy Code;

(w) to hear any other matter or for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code; and

(x) to enter an order or final decree closing the Chapter 11 Case.

Notwithstanding anything herein to the contrary, nothing in the Disclosure Statement, Plan or Confirmation Order shall be deemed (i) to provide the Bankruptcy Court with jurisdiction over MIC, the Receiver or MIC’s assets and liabilities, (ii) as consent by MIC to the jurisdiction of the Bankruptcy Court over any matter, including with respect to MIC, its assets or liabilities, any claim by MIC against the Debtor, the Reorganized Debtor or the Creditors’ Committee and/or any claim by the Debtor, Reorganized Debtor or the Creditors’ Committee against MIC other than as may be necessary to approve the Disclosure Statement, or (iii) as consent by the Debtor, the Reorganized Debtor or the Creditors’ Committee to the jurisdiction of the Arizona Court over any matter, including with respect to the Debtor, the Reorganized Debtor or the Creditors’ Committee, the Debtor’s or the Reorganized Debtor’s assets or liabilities, any claim by the Debtor, the Reorganized Debtor or the Creditors’ Committee against MIC and/or any claim by MIC against the Debtor, the Reorganized Debtor or the Creditors’ Committee.

K.	Discharge, Injunction, Releases and Related Provisions

1.	Discharge of Claims and Terminations of Equity Interests

Except as otherwise provided in the Plan or in the Confirmation Order, all consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests of any nature whatsoever against the Debtor or any of its assets or properties and, regardless of whether any property will have been abandoned by order of the Bankruptcy Court, retained, or distributed pursuant to the Plan on account of such Claims; and upon the Effective Date, except as otherwise provided in the Plan or in the Confirmation Order, (i) the Debtor will be deemed discharged and released under Section 1141(d)(l)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in Section 502 of the Bankruptcy Code, whether or not (A) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (C) the Holder of a Claim based upon such debt accepted the Plan, and (ii) all Equity Interests will be terminated.

As of the Effective Date, except as provided in the Plan or in the Confirmation Order, all Persons will be precluded from asserting against the Debtor or the Reorganized Debtor, any other or further Claims, debts, rights, causes of action, liabilities, or Equity Interests relating to the Debtor based upon any act, omission, transaction, or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all Equity Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Equity Interest.

2.	Injunction

Except as otherwise expressly provided in the Plan or in the Confirmation Order, on the Effective Date, pursuant to Section 114l(d) of the Bankruptcy Code, all Entities who have held, hold or may hold Claims, rights, Causes of Action, liabilities or any Equity Interests based upon any act or omission, transaction or other activity of any kind or nature related to the Debtor or the Chapter 11 Case that occurred prior to the Effective Date, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Equity Interest, and any successors, assigns or representatives of such Entities, shall be precluded and permanently enjoined on and after the Effective Date from (a) the enforcement, attachment, collection or recovery by any manner of means of any judgment, award, decree or order with respect to any Claim, Equity Interest or any other right or claim against the Debtor, or any assets of the Debtor which such Entities possessed or may possess prior to the Effective Date, (b) the creation, perfection or enforcement of any encumbrance of any kind with respect to any Claim, Equity Interest or any other right or claim against the Debtor or any assets of the Debtor which they possessed or may possess prior to the Effective Date, (c) asserting any right of setoff against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest, and (d) the assertion of any Claims or Equity Interests that are released hereby. In the event any Person or Entity takes any action that is prohibited by, or is otherwise inconsistent with the provisions of this injunction, the Plan or Confirmation Order, then, upon notice to the Bankruptcy Court by an affected party, the action or proceeding in which the Claim of such Person or Entity is asserted will automatically be transferred to the Bankruptcy Court or the District Court for enforcement of the Plan. In a successful action to enforce the injunctive provisions of this Section in response to a willful violation thereof, the moving party may seek an award of costs (including reasonable attorneys’ fees) against the non-moving party, and such other legal or equitable remedies as are just and proper, after notice and a hearing.

3.	Releases by the Debtor

The Plan contains the following language regarding releases of claims by the Debtor and its Estate:

Except as expressly provided in the Plan, upon the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor Releasees are released by the Debtor, the Estate and the Reorganized Debtor from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims or causes of action asserted on behalf of the Debtor, the Estate, or the Reorganized Debtor, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that the Debtor or the Estate, or any Person claiming derivatively through or on behalf of the Debtor or the Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Equity Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case, the Estate, the conduct of the Debtor’s business, or the Plan (other than the rights of the Debtor and the Reorganized Debtor to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder), except for acts constituting fraud, willful misconduct or gross negligence as determined by Final Order.

The Plan defines “Debtor Releasee” as the (i) Debtor’s current and former directors, officers, employees, advisors, attorneys, professionals and agents (but solely in their respective capacities as such); and (ii) Creditors’ Committee, and any of its current members, advisors, attorneys or professionals (but solely in their respective capacities as such).

4.	Releases by Holders of Claims (Third Party Release)

The Plan contains the following language regarding releases of claims by holders of Claims:

As of the Effective Date, to the fullest extent permitted under applicable law, for good and valuable consideration, the adequacy of which is hereby confirmed, each present and former holder of a Claim who voted in favor of the Plan and did not exercise the opt-out provision included on the Ballot, will be deemed to release, and forever waive and discharge any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities (other than the rights to enforce the Debtor’s or the Reorganized Debtor’s obligations under any Order of the Bankruptcy Court, the Plan and the securities, contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan against any Creditor Releasee, except for acts constituting fraud, willful misconduct or gross negligence as determined by a Final Order. Notwithstanding anything herein to the contrary, nothing in the Plan or Confirmation Order releases, waives, discharges or otherwise affects any claims or causes of action that are, or could be asserted by the plaintiff, MIC or any affiliate of MIC in Case No. RG12642872, currently pending in the Superior Court of the State of California for Alameda County.

The Plan defines “Creditor Releasee” as the (i) Debtor and its current and former directors, officers, employees, advisors, attorneys, professionals and agents (but solely in their respective capacities as such); and (ii) Creditors’ Committee, and any of its current members, advisors, attorneys or professionals (but solely in their respective capacities as such).

5.	Exculpation and Limitation of Liability

The Plan provides standard exculpations for key parties involved in the Debtor’s restructuring efforts under Chapter 11:

Except as otherwise provided by the Plan or the Confirmation Order, on the Effective Date, the Debtor and the Creditors’ Committee, the Indenture Trustees, and each of their respective current or former members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders, successors and assigns shall be deemed released by each of them against the other, and by all holders of Claims or Equity Interests, of and from any claims, obligations, rights, Causes of Action and liabilities for any act or omission in connection with, or arising out of, the Chapter 11 Case, including, without limiting the generality of the foregoing, the formulation, preparation, dissemination, implementation, confirmation or approval of the Plan or any compromises or settlements contained therein, the Disclosure Statement related thereto, or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan, except for acts or omissions which constitute fraud, willful misconduct or gross negligence as determined by Final Order, and all such Persons, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and under the Bankruptcy Code.

6.	Waiver Of Statutory Limitation On Releases

THE LAWS OF SOME STATES (FOR EXAMPLE, CALIFORNIA CIVIL CODE § 1542) PROVIDE, IN WORDS OR SUBSTANCE THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS DECISION TO RELEASE. THE RELEASING PARTIES IN EACH OF SECTIONS 12.3, 12.4 AND 12.5 OF THE PLAN ARE DEEMED TO HAVE WAIVED ANY RIGHTS THEY MAY HAVE UNDER SUCH STATE LAWS AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

7.	Deemed Consent

By submitting a Ballot and receiving a distribution under or any benefit pursuant to the Plan and not electing to withhold consent to the releases of the applicable Creditor Releasees set forth in Section 12.4 of the Plan, or by order of the Bankruptcy Court, each holder of a Claim or Equity Interest shall be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases set forth in Article XII of the Plan.

8.	No Waiver

Notwithstanding anything to the contrary contained in Article XII of the Plan, the releases and injunctions set forth therein shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Debtor, the Reorganized Debtor or the Creditors’ Committee, to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by any of them.

9.	Integral to Plan

Each of the discharge, injunction and release provisions provided in Article XII of the Plan is an integral part of the Plan and is essential to its implementation. Each of the Creditor Releasees shall have the right to independently seek the enforcement of the discharge, injunction and release provisions set forth in Article XII of the Plan.

L.	Miscellaneous Provisions

Article XIII of the Plan sets forth miscellaneous provisions customary in chapter 11 plans in this district. Creditors are urged to review these provisions and, if necessary, obtain the advice of counsel.

1.	Immediate Binding Effect

Subject to Section 9.2 of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(g), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtor, the Reorganized Debtor, and any and all Holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtor.

2.	Additional Documents

On or before the Effective Date, the Debtor may File with the Bankruptcy Court any and all agreements and other documents that may be necessary or appropriate in order to effectuate and further evidence the terms and conditions of the Plan.

3.	Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at a hearing pursuant to Bankruptcy Code section 1128, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Case is converted, dismissed, or closed, whichever occurs first.

4.	Dissolution of the Creditors’ Committee

On the Effective Date, the Creditors’ Committee shall dissolve automatically, whereupon its members, Professionals, and agents shall be released from any further authority, duties obligations and responsibilities in the Chapter 11 Case and under the Bankruptcy Code; provided, however, that, following the Effective Date, the Creditors’ Committee shall (i) continue to have standing and a right to be heard with respect to (a) Claims and/or applications for compensation by Professionals and requests for allowance of Administrative Expenses, including, but not limited to, filing applications for Accrued Professional Compensation in accordance with Section 2.3 of the Plan; (b) any appeals of the Confirmation Order that remain pending as of the Effective Date; and (ii) continue to respond to creditor inquiries for one hundred twenty (120) days following the Effective Date.

5.	Severability

If any term or provision of the Plan is held by the Bankruptcy Court prior to or at the time of Confirmation to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as so altered or interpreted. In the event of any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan may, at the Debtor’s option, remain in full force and effect and not be deemed affected. However, the Debtor reserves the right not to proceed to Confirmation or consummation of the Plan if any such ruling occurs. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

6.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

7.	Notices

All notices, requests, and demands to or upon the Debtor, the Debtor in Possession, or the Reorganized Debtor to be effective shall be in writing, including by facsimile transmission, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtor:

The PMI Group, Inc., Debtor-in-Possession

P.O. Box 830

Alamo, CA 94507

Attn: L. Stephen Smith

With a copy (which shall not constitute notice) to:

YOUNG, CONAWAY STARGATT & TAYLOR, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Attn: Joseph M. Barry, Esq.

         Kara Hammond Coyle, Esq.

and

SULLIVAN & CROMWELL LLP

1870 Embarcadero Road

Palo Alto, CA 94303-3308

Telephone: (650) 461-5600

Facsimile: (650) 461-5700

Attn: John L. Savva, Esq.

If to the Creditors’ Committee:

MORRISON & FOERSTER LLP

1290 Avenue of the Americas

New York, NY 10104-0050

Telephone: (212) 468-8000

Facsimile: (212) 468-7900

Attn: Anthony Princi, Esq.

         Jordan A. Wishnew, Esq.

If to the Reorganized Debtor:

The PMI Group, Inc., as reorganized

P.O. Box 830

Alamo, CA 94507

Attn: President

With a copy (which shall not constitute notice) to:

YOUNG, CONAWAY STARGATT & TAYLOR, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Attn: Joseph M. Barry, Esq.

         Kara Hammond Coyle, Esq.

and

SULLIVAN & CROMWELL LLP

1870 Embarcadero Road

Palo Alto, CA 94303-3308

Telephone: (650) 461-5600

Facsimile: (650) 461-5700

Attn: John L. Savva, Esq.

After the Effective Date, the Reorganized Debtor has authority to send a notice to Entities that in order to continue to receive documents pursuant to Bankruptcy Rule 2002, they must File a renewed request to receive documents with the Bankruptcy Court. After the Effective Date, the Reorganized Debtor is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

8.	Further Assurances

The Debtor or the Reorganized Debtor, as applicable, all Holders of Claims receiving distributions pursuant to the Plan, and all other Entities shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

9.	No Liability for Solicitation or Participation

Pursuant to Section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan.

10.	Terms of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case pursuant to Bankruptcy Code sections 105 or 362 or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan, the Confirmation Order and any order of the Bankruptcy Court shall remain in full force and effect in accordance with their terms.

11.	Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.	Preservation of Insurance

The Debtor’s discharge and release from and payment of all Claims as provided in the Plan shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtor (including, without limitation, its officers or directors) or any other Person or Entity.

13.	Closing of Case

Promptly after the full administration of the Chapter 11 Case, the Reorganized Debtor shall File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Case.

14.	Waiver of Estoppel Conflicts

Each Holder of a Claim or Equity Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Equity Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated, by virtue of an agreement made with the Debtor or its counsel, the Creditors’ Committee or its counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

ARTICLE IV

RULE 9019, CRAMDOWN REQUESTS

1.	Approval of All Compromises and Settlements Included in Plan

Pursuant to Bankruptcy Rule 9019 and through the Plan, the Debtor requests approval of all compromises and settlements included in the Plan, including the compromises and settlements set forth in Article XIV of the Plan.

2.	Cram down of the Plan

In addition, through the Plan, the Debtor requests confirmation of the Plan under 11 U.S.C. § 1129(a) and (b) notwithstanding the existence of any Impaired Class that does not accept the Plan or is deemed to have rejected the Plan.

The Bankruptcy Code provides that the Plan may be confirmed even if it is not accepted by all Impaired Classes. To confirm the Plan without the requisite number of acceptances of each Impaired Class, the Bankruptcy Court must find that at least one Impaired Class has accepted the Plan without regard to the acceptances of insiders, and the Plan does not discriminate unfairly against, and is otherwise fair and equitable, to any Impaired Class that does not accept the Plan. Accordingly, if any Impaired Class votes to reject or is deemed to reject the Plan, the Debtor will seek to confirm the Plan under the “cramdown” provisions of Section 1129(b) of the Bankruptcy Code.

ARTICLE V

CERTAIN FACTORS TO BE CONSIDERED REGARDING THE PLAN

PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL IMP AIRED HOLDERS OF CLAIMS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT.

The following provides a summary of various important considerations and risk factors associated with the Plan. However, it is not exhaustive. In considering whether to vote for or against the Plan, Holders of Claims or Equity Interests should read and carefully consider the factors set forth below, as well as all other information set forth or otherwise referenced in this Disclosure Statement.

A.	Certain Bankruptcy Law Considerations

1.	Parties in Interest May Object To Debtor’s Classification of Claims and Equity Interests

Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtor believes that the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtor created seven classes of Claims and Equity Interests, each encompassing Claims or Interests that are substantially similar to the other Claims or Interests in each such class.

2.	The Debtor May Not Be Able to Secure Confirmation of the Plan

There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting creditor or interest holder might challenge the adequacy of this Disclosure Statement or the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that this Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met, including that the terms of the Plan are fair and equitable to non-accepting Classes. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the Plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting Classes, confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization, and the value of distributions to non-accepting Holders of claims and interests within a particular class under the Plan will not be less than the value of distributions such Holders would receive if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code. While there can be no assurance that these requirements will be met, the Debtor believes that the Plan will not be followed by a need for further financial reorganization and that non-accepting Holders within each Class under the Plan will receive distributions at least as great as would be received following a liquidation under Chapter 7 of the Bankruptcy Code when taking into consideration all administrative expense claims and costs associated with any such Chapter 7 case. The Debtor believes that Holders of unsecured Claims would receive significantly less of a distribution under either a liquidation pursuant to Chapter 7 or Chapter 11.

Confirmation of the Plan is also subject to certain conditions as described in Article III, Section H hereof. If the Plan is not confirmed, it is unclear whether a restructuring of the Debtor could be implemented and what distributions Holders of Claims or Equity Interests ultimately would receive with respect to their Claims or Equity Interests. If an alternative reorganization could not be agreed to, it is possible that the Debtor would have to liquidate its assets, in which case Holders of Claims would receive substantially less favorable treatment than they would receive under the Plan.

The Debtor, subject to the terms and conditions of the Plan, reserves the right to modify the terms of the Plan as necessary for Confirmation. Any such modification could result in a less favorable treatment of any non-accepting Class or Classes, as well as of any Classes junior to such non-accepting Classes, than the treatment currently provided in the Plan. Such a less favorable treatment could include a distribution of property to the Class affected by the modification of a lesser value than currently provided in the Plan or no distribution of property whatsoever under the Plan.

3.	Nonconsensual Confirmation

Pursuant to the “cram down” provisions of § 1129 of the Bankruptcy Code, the Bankruptcy Court can confirm the Plan if at least one Impaired Class of Claims against the Debtor has accepted the Plan (with such acceptance being determined without including the acceptance of any “insider” in such Class) and, as to each Impaired Class of Claims that has not accepted the Plan, the Bankruptcy Court determines that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such Impaired Class.

The Debtor reserves the right to modify the terms of the Plan as necessary for Confirmation without the acceptance of all Impaired Classes. Such modification could result in less favorable treatment for any non-accepting Classes than the treatment currently provided by the Plan.

4.	Risk of Denial of Discharge

Pursuant to § 1141 ( d)(3) of the Bankruptcy Code, confirmation of a plan does not discharge a debtor if (a) the plan provides for the liquidation or all or substantially all of the property of the estate; (b) the debtor does not engage in business after consummation of the plan; and (c) the debtor would be denied a discharge under § 727(a) if the case were a case under chapter 7. The Debtor believes that 1141(d)(3) is not applicable since, among other reasons, (a) the Reorganized Debtor will continue to have substantial assets, including, but not limited to, (i) at least $500 million of NOLs and at least $295 million of income Tax credits (exclusive of any such NOLs and credits solely available to MIC pursuant to the Amended Tax Sharing Agreement) (see Art. V.B.4 below), (ii) its ownership interests in the Principal Regulated Reinsurance Subsidiaries, which hold approximately $5 million in cash, cash equivalents and U.S. government securities in the aggregate, and (iii) the QBE Claim and any potential value to be realized with respect thereto, and (b) the Reorganized Debtor will continue to engage in business to substantially the same degree that it conducted such business prior to the Petition Date, including, but not limited to performing its obligations under the Amended Tax Sharing Agreement and the Amended CAA. However, notwithstanding the Debtors’ belief that 1141 ( d)(3) is not applicable, there is a risk that parties in interest may object to the Debtor receiving a discharge under the Plan and/or the Bankruptcy Court could find that the Debtor is not entitled to a discharge under the Plan pursuant to 1141(d)(3) of the Bankruptcy Code. If the Debtor is denied a discharge under 1141 ( d)(3) or otherwise, the value of the assets to be distributed to Holders of Allowed Claims under the Plan could be negatively impacted.

5.	Risk of Non-Occurrence of the Effective Date

Although the Debtor believes that the Effective Date may occur shortly following the Confirmation Date, there can be no assurance that the Effective Date will occur or as to the actual timing of the Effective Date.

Any delay in Confirmation and effectiveness of the Plan could result in, among other things, increased Administrative Expense Claims (including Professional Claims). These or any other negative effects of delays in Confirmation or effectiveness of the Plan could endanger the ultimate consummation of the Plan and materially alter creditor outcomes.

6.	Risk of Post-Effective Date Default

In the Confirmation Order, the Court will be required to make a judicial determination that the Plan is feasible, but that determination does not serve as any guarantee that there will not be any post-Effective Date defaults. The Debtor believes that its post-Effective Date cash reserves and provisions under the Amended CAA will be sufficient to meet the Reorganized Debtor’s operating requirements and other post-Effective Date obligations under the Plan.

7.	Amount or Classification of a Claim or Equity Interest May be Subject to Objection

Except as otherwise provided in the Plan, the Debtor reserves the right to object to the amount or classification of any Claim. The estimates set forth in this Disclosure Statement cannot be relied on by any Holder of a Claim where such Claim is subject to an objection. Any Holder of a Claim may not receive its specified share of the estimated distributions described in this Disclosure Statement.

8.	Estimated Claim Amounts by Class May Not be Accurate

There can be no assurance that the estimated Claim amounts assumed for the purposes of preparing the Plan are correct. The actual amount of Allowed Claims likely will differ in some respect from the estimates. The estimated amounts are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual amount of Allowed Claims may vary from those estimated for the purpose of preparing the Disclosure Statement. Depending on the outcome of claims objections, the estimated recovery percentages provided in this Disclosure Statement may be different than the actual recovery percentages that are realized under the Plan.

9.	Validity of Votes Cast to Accept Plan Not Affected by Contingencies

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Claims to be subordinated to other Claims. The occurrence of any and all such contingencies that could affect distributions available to Holders of Allowed Claims under the Plan, however, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

10.	Possible Limitations on Contract or Lease Rights and Protections

Certain parties to executory contracts or unexpired leases may assert that their contracts or leases are subject to Section 365(c) of the Bankruptcy Code and, thus, may not be assumed or assigned absent the consent of such parties. An executory contract or unexpired lease may be subject to Section 365(c) if applicable law excuses the non-debtor party from accepting performance from or rendering performance to an entity other than the debtor, whether or not such contract or lease prohibits or restricts assignment of rights or delegation of duties. In addition, a contract to make a loan or extend other debt financing or financial accommodations may be subject to Section 365(c). In addition, pursuant to Section 365(e)(2) of the Bankruptcy Code, contracts or leases of a type subject to Section 365( c) may not be protected from termination or modification. If a party to a contract or lease successfully asserts the applicability of Section 365( c) and Section 365( e )(2), the Debtor may lose the benefit of such contract or lease.

11.	Jurisdictional Limitations Imposed by the McCarran-Ferguson Act

MIC and the ADI have asserted that the Arizona Court has exclusive jurisdiction over matters relating to MIC, its assets, and its liabilities, including any Claims between the Debtor and MIC, by virtue of the McCarran-Ferguson Act, 15 U.S.C. § 1011 et seq., a federal statute that limits the ability of other federal statutes to “invalidate, impair, or supersede” state laws that were “enacted … for the purpose of regulating the business of insurance.” 15 U.S.C. § 1012(b). The Debtor disputes MIC’s and the ADI’s assertions as to the scope of the McCarran-Ferguson Act. However, to the extent the Bankruptcy Court determines that the Plan implicates matters over which the Arizona Court has exclusive jurisdiction by reason of the McCarran-Ferguson Act or otherwise, the Plan may not be confirmed in its present form (or, to the extent it is confirmed, such confirmation may be delayed).

B.	Risk Factors Affecting the Reorganized Debtor

1.	The Debtor May Not be Able to Identify and Pursue a Business That Will Generate Significant Value for the New Common Stock

The Debtor is not currently carrying on any business that has the potential to generate significant income or value for the New Common Stock. In order for the New Common Stock to have significant value, the Reorganized Debtor must be able to identify and engage in a business, obtain additional funds to fund such business and successfully operate such business. There is no guarantee that the Reorganized Debtor will be able to identify and pursue a business or obtain funds necessary to operate such business. In addition, any value generated by the Reorganized Debtor’s business will be affected by the Reorganized Debtor’s ability to utilize its NOLs and other Tax Attributes after the Effective Date. See V.B.3. “The Debtor Might Have an Ownership Change or Not Qualify for the L5 Exception and be Subject to a Limitation on the Use of its NOLs” and V.B.4. “The IRS Could Challenge the Amount of the Reorganized Debtor’s NOLs or Other Tax Attributes, or Tax Laws, Regulations or Interpretations Could Change, Negatively Impacting the Reorganized Debtor’s NOL or Other Tax Attributes” for discussions regarding the potential change in value of the Debtor’s NOLs and other Tax Attributes. The Debtor cannot predict whether it will be successful in generating any significant value for the New Common Stock after the Effective Date.

2.	Assumptions Regarding Value of Debtor’s Assets

It has been assumed in the preparation of the Plan that the value of the Debtor’s assets generally approximates the fair value thereof, except for specific adjustments discussed in the notes thereto. For financial reporting purposes, the fair value of the assets of the Debtor (including deferred tax assets) must be determined as of the Effective Date. Although such valuation is not presently expected to result in values that are materially different than the values assumed in the preparation of the Plan, there can be no assurance with respect thereto.

3.	The Debtor Might Have an Ownership Change or Not Qualify for the LS Exception and be Subject to a Limitation on the Use of its NOLS

The Trading Order implements notice and hearing procedures for transfers of Equity Interests and Claims to improve the likelihood that the Debtor will not be subject to a change in control under IRC Section 382 prior to the Effective Date and should be able to utilize the L5 Exception upon emergence. In addition, the New Certificate of lncorporation contains certain trading restrictions to improve the likelihood that the Reorganized Debtor should not be subject to an ownership change under IRC section 382 after the Effective Date. The Reorganized Debtor’s ability to utilize the NOLs will be substantially impaired or eliminated if the Debtor nonetheless suffers an ownership change, fails to engage in an active trade or business pursuant to IRC Section 269 or does not qualify for the L5 Exception.

4.	The IRS Could Challenge the Amount of the Reorganized Debtor’s NOLs or Other Tax Attributes, or Tax Laws, Regulations or Interpretations Could Change, Negatively Impacting the Reorganized Debtor’s NOLs or Other Tax Attributes

The Debtor estimates that, immediately following the Effective Date, it will have available at least $500 million of NOLs and at least $295 million of income tax credits (exclusive of any such NOLs and credits solely available to MIC pursuant to the Amended Tax Sharing Agreement). The amount of the Debtor’s NOLs or other Tax Attributes has not been audited or otherwise validated by the IRS. The IRS could dispute all or a portion of the Debtor’s NOLs or other Tax Attributes, which could significantly reduce the Reorganized Debtor’s NOLs or other Tax Attributes. Further, revisions in Federal tax laws, regulations or interpretations thereof could adversely impair the Reorganized Debtor’s ability to use the tax benefits associated with its NOLs or other Tax Attributes. As a result, the amount of the NOLs or other Tax Attributes available to the Reorganized Debtor after the Effective Date may be lower than the amount estimated as of the Effective Date.

5.	The Reorganized Debtor May Cease Providing Services Under the Amended CAA, in Which Case MIC May Provide Such Services

As part of the Stipulation and pursuant to the Amended CAA, the Debtor and MIC agreed that the Debtor may, in its sole discretion, cease to take responsibility to provide the services necessary to maintain its corporate existence or its holding company status or provide any of the services specified on Schedule B to the Amended CAA (the “TPG Services”). If the Reorganized Debtor ceases to take responsibility to provide the services necessary to maintain its corporate existence or its holding company status or provide any of the TPG Services, MIC is authorized, pursuant to a Power of Attorney, to provide, or cause the provision of (i) all TPG Services that MIC determines, in its sole discretion, are necessary or appropriate to be provided and (ii) any other service or function that MIC determines, in its reasonable discretion, is necessary to maintain the Reorganized Debtor’s corporate existence or holding company status, subject to the terms of the Amended CAA and the Power of Attorney. If the Power of Attorney were utilized, the Reorganized Debtor would continue to exist, but MIC would manage the Reorganized Debtor. The Debtor cannot predict how such an event would affect the value of the New Common Stock.

C.	Risk Factors That May Affect the Value of Securities to be Issued Under the Plan and/or Recoveries Under the Plan

1.	A Liquid Trading Market for the New Common Stock May Not Develop

The Debtor cannot provide assurances that, and believes it is unlikely that, an active trading market will develop for the New Common Stock, or, in the unlikely event that an active market develops, what the liquidity or pricing characteristics of that market will be. The New Common Stock will be issued without registration under the Securities Act or any similar federal, state or local law as set forth in greater detail in Article VI hereof. Additionally, pursuant to the New Certificate of Incorporation, trading in the New Common Stock will be limited by the NOL Protective Provision (see Section III.D.5 herein). If a liquid trading market for the New Common Stock does develop, the liquidity of any market therefor will depend upon, among other things, the number of Holders ofNew Common Stock, the extent to which the Reorganized Debtor conducts business and, the financial performance of that business, and the market for similar securities, none of which can be determined or predicted.

2.	Neither the Estimated Valuation of the Reorganized Debtor and the New Common Stock nor the Estimated Recoveries to Holders of Allowed Claims are Intended to Represent the Private Sale Value of the New Common Stock

The estimated recoveries to Holders of Allowed Claims and Equity Interests set forth herein are not intended to represent the private sale values of the Reorganized Debtor’s securities. Instead, the estimated recoveries are based upon numerous assumptions (the realization of many of which is beyond the control of the Reorganized Debtor).

ARTICLE VI

CERTAIN SECURITIES LAW AND INSURANCE REGULATORY MATTERS

A.	Issuance of New Common Stock

Section 1145(a)(l) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold prepetition or administrative expense claims against the debtor or interests in the debtor; and (iii) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or principally in exchange for such claims or interests and partly for cash or property. The Debtor believes that the offer and sale of the New Common Stock under the Plan to Holders satisfies the requirements of Section 1145(a)(1) of the Bankruptcy Code and is, therefore, exempt from registration under the Securities Act and state securities laws.

In addition, the acquisition of New Common Stock by Holders may require certain insurance regulatory approvals. Under the insurance laws of Arizona, an acquisition of control of a domestic insurer or any person controlling a domestic insurer requires prior approval of the ADI. There is a rebuttable presumption under Arizona law that an acquisition of control occurs upon the acquisition of 10% or more of the voting securities of a domestic insurer or any person controlling a domestic insurer. Accordingly, in the absence of a prevailing provision of the Bankruptcy Code, because the Principal Regulated Reinsurance Entities are domestic insurers in Arizona, the acquisition of over 10% of the New Common Stock would likely require prior approval of the ADI if the Principal Regulated Reinsurance Subsidiaries maintain their Arizona certificates of authority to engage in the business of insurance. Additionally, the Debtor understands that MIC is regulated as an insurance company under the laws of the State of Arizona and that MIC owns interests that would be deemed to confer control of insurance companies domiciled in the States of Arizona and Wisconsin and in the Republic of Ireland, each of which jurisdictions has provisions requiring prior regulatory approval and/or notice. Accordingly, if the Reorganized Debtor is deemed to control MIC and in the absence of a prevailing provision of the Bankruptcy Code, the acquisition of 10% or more of the New Common Stock pursuant to the Plan or in subsequent trading transactions may require the prior regulatory approval of the relevant insurance regulators in Arizona, Wisconsin and the Republic of lreland. The Debtor recommends that potential recipients of New Common Stock consult with their own counsel regarding the applicable insurance law requirements in Arizona, Wisconsin and the Republic of Ireland.

B.	Transferability of New Common Stock Under Applicable Securities and Insurance Regulatory Laws

The New Common Stock may be transferred by recipients following initial issuance under the Plan only if such transfer complies with federal and state securities laws and the Reorganized Debtor’s Certificate of lncorporation (including the restrictions described in Article III.D.5 herein) and the insurance regulatory restrictions described in Article VI.A above. The Debtor makes no representation concerning the right of any person to trade in the New Common Stock or other securities. The Debtor recommends that potential recipients of the New Common Stock or other securities consult their own counsel concerning whether they may freely trade New Common Stock or any other securities without compliance with the Securities Act of 1933, as amended, or any other federal or state securities laws or prior insurance regulatory approval.

ARTICLE VII

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain Federal income tax consequences of the implementation of the Plan to the Debtor and the Reorganized Debtor and certain Holders of Claims and Equity Interests. The discussion does not, however, summarize the Federal income tax consequences to such Holders of the ownership and disposition of the New Common Stock. Holders of Claims should consult their own tax advisors regarding the consequences of the ownership and disposition of New Common Stock.

This discussion is based on the IRC, Treasury Regulations promulgated thereunder, judicial decisions and published administrative rules, and pronouncements of the IRS, each as in effect on the date hereof. Legislative, judicial, or administrative changes or interpretations enacted or promulgated after the date hereof could alter or modify the discussion set forth below with respect to the Federal income tax consequences of the Plan. Any such changes or interpretations may be retroactive and could significantly affect the Federal income tax consequences described herein.

This discussion does not address the Federal income tax consequences to Holders of Claims who (a) are unimpaired or otherwise entitled to payment in full in Cash on the Effective Date under the Plan or (b) are otherwise not entitled to vote under the Plan. The discussion also assumes that each holder of a Claim holds only Claims in a single class, each Holder of a Claim holds such Claims only as “capital assets” within the meaning of the IRC, none of the Claims has “original issue discount” within the meaning of the IRC, and the various debt and other arrangements to which the Debtor and the Reorganized Debtor are or will be parties will be respected for Federal income tax purposes in accordance with their form.

The Federal income tax consequences of the Plan are complex and are subject to substantial uncertainties. The Debtor has not requested and does not expect to request a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan, and the discussion set forth below of certain Federal income tax consequences of the Plan is not binding upon the IRS. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position different from any discussed herein, resulting in Federal income tax consequences to the Debtor, the Reorganized Debtor, and/or Holders of Claims that are substantially different from those discussed herein. Events occurring after the date of this Disclosure Statement and prior to the Effective Date, including changes in law and changes in administrative positions, could affect the Federal income tax consequences of the Plan. A substantial amount of time may elapse between the date of this Disclosure Statement and the Effective Date. The Debtor has not requested, and does not expect to request, an opinion of counsel with respect to any of the tax aspects of the Plan, and no opinion is given by this Disclosure Statement.

This discussion does not address Federal taxes other than income taxes nor any state, local or non-U.S. tax consequences of the Plan, nor does it purport to address all aspects of Federal income taxation that may be relevant to United States persons in light of their individual circumstances or to United States persons that may be subject to special tax rules, such as persons who are related to the Debtor within the meaning of the IRC, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, pass-through entities, beneficial owners of pass-through entities, subchapter S corporations, employees of the Debtor, persons who received their Claims as compensation, persons who hold Claims or Equity Interests or who will hold the New Common Stock as part of a straddle, hedge, wash sale, conversion transaction, or other integrated investment, persons using a mark to market method of accounting, and Holders of Claims who are themselves in bankruptcy. If a partnership or entity treated as a partnership for Federal income tax purposes holds Claims, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership.

THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, NON-U.S. INCOME, ESTATE, GIFT, AND OTHER TAX CONSEQUENCES OF THE PLAN.

IRS CIRCULAR 230 DISCLOSURE: ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE TAX CODE. TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THIS DISCLOSURE STATEMENT. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

A.	Certain Federal Income Tax Consequences to the Debtor

For Federal income tax purposes, the Debtor is the common parent of the Consolidated Group. For Federal income tax purposes, the Consolidated Group’s estimated NOL and capital loss carryforwards as of December 31, 2011, were approximately $2.2 billion. The amount of these NOLs and other losses remains subject to audit and adjustment by the IRS.

As discussed below, it is anticipated that a substantial portion of the losses and other tax attributes of the Consolidated Group will be utilized or eliminated in connection with the implementation of the Plan. It is further anticipated that the use of remaining losses by the Consolidated Group to offset future taxable income may be subject to significant limitation. In addition, the tax basis of the assets and certain other tax attributes held by certain members of the Consolidated Group may be reduced in connection with implementation of the Plan.

There also may be other Federal income tax consequences to the Reorganized Debtor as a result of certain restructuring transactions.

1.	Cancellation of Indebtedness Income

As a result of the Plan, the Debtor’s existing indebtedness will be eliminated.

Generally, a corporation will recognize cancellation of indebtedness income (“CODI”) upon satisfaction of its outstanding indebtedness for total consideration less than the “adjusted issue price” of the indebtedness that is discharged. A corporation will not, however, be required to include any amount of CODI in gross income if the corporation is a debtor under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding (the “108(a) Bankruptcy Exception”). Instead, as a consequence of such exclusion, the debtor must reduce its tax attributes by the amount of CODI excluded from gross income. In general, tax attributes are reduced in the following order: (a) NOLs, (b) general business credit carryforwards, (c) minimum tax credit carryforwards, (d) capital loss carryforwards, (e) the tax basis of the debtor’s assets (but not below the amount of its liabilities immediately after the discharge), (f) passive activity loss and credit carryforwards, and (g) foreign tax credit carryforwards.

If a debtor with excluded CODI is a member of a consolidated group, Treasury Regulations address the application of the rules for the reduction of tax attributes (the “Consolidated Attribute Reduction Rules”). The Consolidated Attribute Reduction Rules generally provide that the tax attributes attributable to the member with CODI excluded from gross income are reduced first, including the member’s tax basis in its assets (which includes the stock of subsidiaries). If the member reduces its basis in the stock of a subsidiary that is a member of the consolidated group, corresponding reductions must be made to the subsidiary’s tax attributes, including the subsidiary’s basis in its assets. Generally, any required attribute reduction takes place after the consolidated group has determined its taxable income (or loss) for the taxable year in which the debt discharge has been determined (i.e., such attributes may be available to offset taxable income that accrues between the date of discharge and the end of the debtor’s taxable year).

The Debtor expects to incur significant CODI as a result of the Plan. The amount of CODI will depend on, among other things, the fair market value of the New Common Stock, which may not be determined until after the Effective Date of the Plan. Pursuant to the 108(a) Bankruptcy Exception, the Debtor will not include its CODI in gross income. Instead, the Debtor will be required to reduce its Tax attributes in accordance with the Consolidated Attribute Reduction Rules after determining the taxable income (or loss) of the Consolidated Group for the taxable year of discharge.

Under the Consolidated Attribute Reduction Rules, the Debtor’s excluded CODI will be applied to reduce its NOLs and, if necessary, other Tax attributes. The extent to which NOLs and other Tax attributes remain following the application of the Consolidated Attribute Reduction Rules cannot be known with certainty until after the Effective Date.

2.	Annual Section 382 Limitation on Use of NOLs and “Built-In” Losses and Deductions

(a)	Limitation on NOLs and Other Tax Attributes

Under IRC section 382, if a “loss corporation” (generally, a corporation with NOLs and/or built-in losses) undergoes an “ownership change,” the amount of its pre-ownership change NOLs (the “Pre-Change Losses”) that may be utilized to offset future taxable income generally is subject to an annual limitation (the “Annual Section 382 Limitation”). Similar rules apply to the corporation’s capital loss carryforwards and tax credits.

The Reorganized Debtor’s issuance of New Common Stock pursuant to the Plan is expected to result in an ownership change for purposes of IRC section 382. Accordingly, subject to the discussion below of certain special bankruptcy exceptions, the Consolidated Group’s Pre-Change Losses may be subject to the Annual Section 382 Limitation. This limitation applies in addition to, and not in lieu of, any other limitation that may already or in the future be in effect and the attribute reduction that may result from CODI.

(a)	General Section 382 Limitation

In general, the amount of the Annual Section 382 Limitation is equal to the product of (1) the fair market value of the stock of the loss corporation (or, in the case of a consolidated group, generally the stock of the common parent) immediately before the ownership change (with certain adjustments) and (2) the “long-term tax-exempt rate” posted by the IRS in effect for the month in which the ownership change occurs, which is generally defined as the highest rate in effect during the three months prior to and including the month in which the ownership change occurs (for example, 2.83% for an ownership change that occurs during April 2013). For a corporation (or consolidated group) in bankruptcy that undergoes an ownership change pursuant to a confirmed bankruptcy plan of reorganization, the stock value generally is determined immediately after (rather than before) the ownership change.

Any unused portion of the Annual Section 382 Limitation generally may be carried forward, thereby increasing the Annual Section 382 Limitation in the subsequent taxable year. However, unless a corporation qualifies for certain bankruptcy exceptions discussed below, if the corporation (or consolidated group) does not continue its business enterprise for two years after the ownership change, the Annual Section 382 Limitation will be reduced to zero. Furthermore, if the corporation (or consolidated group) undergoes a second ownership change, the second ownership change may result in a lesser (but never a greater) Annual Section 382 Limitation with respect to any losses that existed at the time of the first ownership change.

(b)	Built-in Gains and Losses

If a loss corporation (or consolidated group) has a “net unrealized built-in loss” at the time of the ownership change, then any built-in losses or deductions recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as a Pre-Change Loss subject to the Annual Section 382 Limitation. Conversely, if the loss corporation (or consolidated group) has a “net unrealized built-in gain” at the time of the ownership change, then any built-in gains recognized during the following five years (up to the amount of the original net unrealized built-in gain) will increase the Annual Section 382 Limitation in the year recognized.

(c)	Special Bankruptcy Exceptions

As discussed above in conjunction with the Trading Order, the L5 Exception, pursuant to IRC section 382(1)(5), provides an exception to the application of the Annual Section 382 Limitation when a corporation is under the jurisdiction of a bankruptcy court in a title 11 case. The L5 Exception generally applies where (1) shareholders of a debtor immediately before an ownership change and (2) qualified creditors of a debtor (generally, certain long-term creditors, historic trade creditors or creditors receiving less than 5 percent of the stock) of the debtor in the title 11 case, in respect of their interests and claims, receive stock with at least 50 percent of the voting power and value of all the stock of the reorganized debtor.

Under the L5 Exception, a debtor’s Pre-Change Losses are not limited on an annual basis but, instead, are required to be reduced by the amount of any interest deductions claimed during the three taxable years preceding the effective date of the reorganization, and during the part of the taxable year before and including the reorganization, in respect of all debt converted into stock in the reorganization. Moreover, if the L5 Exception applies, a second ownership change of the debtor within a two-year period after the reorganization generally will cause the debtor to forfeit all its unused NOLs that were incurred before the second ownership change. If a debtor qualifies for the L5 Exception, the exception applies unless the debtor affirmatively elects for it not to apply.

If a debtor in bankruptcy is not eligible for the L5 Exception or elects out of the exception, a special rule under IRC section 382(1)(6) will apply for purposes of determining the Annual Section 382 Limitation. Under this special rule, the Annual Section 382 Limitation will be calculated by reference to the lesser of (1) the value of the debtor’s stock (with certain adjustments) immediately after the ownership change (as opposed to immediately before the ownership change, as described above) or (2) the value of the debtor’s assets (determined without regard to liabilities) immediately before the ownership change. Unlike the L5 Exception, there is no reduction for interest deductions claimed under this special rule. Although the application of this rule may substantially increase the Section 382 Limitation, the debtor’s use of any Pre-Change Losses remaining may still be substantially limited.

(d)	Application of Section 382 to the Debtor

As discussed above, it is expected that the Debtor will undergo an ownership change as a result of the implementation of the Plan. However, the Debtor intends to qualify for the L5 Exception. In connection with the bankruptcy filing, the Bankruptcy Court entered the Trading Order requiring certain claimholders to sell a sufficient amount of Claims such that the claimholder may be presumed to be characterized as a “qualified creditor” of the Debtor. As a result, it is expected that the Debtor, depending upon Holders of Claims, may qualify for the L5 Exception.

Assuming that the Debtor qualifies for the L5 Exception, the Debtor’s NOLs and other tax attributes should generally not be subject to an Annual Section 382 Limitation. However, under the rules contained in the L5 Exception, the Reorganized Debtor’s Annual Section 3 82 Limitation will be zero if an ownership change occurs in the two years following the Effective Date of the Plan. Through the Plan, the Debtor will implement the New Certificate of Incorporation, including, among other things, a provision restricting transfers of certain equity holders following the Effective Date of the Plan in order to reduce the risk of an ownership change.

The Debtor’s ability to qualify for the L5 Exception is not certain. If the Debtor does not qualify for the L5 Exception or if the Debtor affirmatively elects out of the L5 Exception, its Annual Section 382 Limitation should be calculated under the special rule contained in section 382(1)(6). As a result, there is uncertainty with respect to the Annual Section 382 Limitation of the Reorganized Debtor, and there can be no assurance that the limitation will not be significantly lower than anticipated.

In addition, most of the losses of the Consolidated Group’s NOLs were generated by MIC, which is not under the jurisdiction of the Bankruptcy Court. As a result, the applicability of the L5 Exception and the special rule under IRC section 382(1)(6) to MIC’s losses is unclear, but the Debtor believes either exception should apply to all of the Consolidated Group’s NOLs, including those generated by MIC.

Furthermore, if there were an ownership change prior to the Effective Date, the Annual Section 382 Limitation resulting from the implementation of the Plan might result in a lesser (but not a greater) limitation with respect to losses that existed at the time of the first ownership change. The Debtor obtained Court approval of the Trading Order to restrict transfers of equity in an attempt to avoid the occurrence of an ownership change prior to implementation of the Plan. It is possible, however, that such an ownership change has nonetheless occurred, in which case the Section 3 82 Limitation would be significant lower than anticipated.

B.	Certain Federal Income Tax Consequences to Holders of General Unsecured Claims, Senior Notes Claims, Subordinated Note Claims, Convenience Claims and Equity Interests

1.	U.S. Holders

This subsection describes tax consequences to a U.S. Holder. A “U.S. Holder” is a beneficial owner of a Claim, Equity Interest or New Common Stock if the Holder is: (a) a

citizen or resident of the United States; (b) a domestic corporation; (c) an estate whose income is subject to Federal income tax regardless of its source; or (d) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

This subsection does not apply to a Holder that is not a U.S. Holder; such Holders should refer to “Article VII.B.2—Non-U.S. Holders” below.

(a)	Consequences of the Plan to U.S. Holders of Allowed Senior Notes Claims, General Unsecured Claims and Convenience Claims

The Federal income tax consequences to U.S. Holders of Allowed Senior Notes Claims and General Unsecured Claims depend on whether such Claims constitute “securities” of the Company. Whether an instrument constitutes a security for Federal income tax purposes is determined based on all of the facts and circumstances. Most authorities have held that one factor to be considered is the length of the initial term of the debt instrument. These authorities have held that an initial term of less than five years is evidence that the instrument is not a security; whereas, an initial term often years or more is evidence that it is a security. Numerous factors other than the term of an instrument could be taken into account in determining whether a debt instrument is a security, including whether repayment is secured, the degree of subordination of the instrument, the creditworthiness of the obligor, whether the holders have the right to vote or otherwise participate in the management of the obligor, whether the instrument is convertible into an equity interest of the obligor, whether payments of interest are fixed, variable, or contingent, and whether such payments are made on a current basis or are accrued. Each Holder should consult its tax advisor to determine whether the debt underlying its Allowed Claim constitutes a “security” for Federal income tax purposes.

With respect to debt underlying a Holder’s Allowed Senior Notes Claim or General Unsecured Claim that constitutes a security in the Debtor, the exchange of the Allowed Senior Notes Claim or General Unsecured Claim should qualify as a recapitalization or other nonrecognition transaction for Federal income tax purposes. Consequently, a Holder of such an Allowed Claim generally should not recognize gain on the exchange of its Claim for New Common Stock, except (a) to the extent that any Creditor Cash is received and (b) to the extent that any New Common Stock or Creditor Cash is treated as attributable to accrued but untaxed interest on its Claim, as discussed further below. A Holder, however, that realizes loss on the exchange would not be permitted to recognize the loss. For a discussion of potential scenarios where gain but not loss may be required to be recognized, please see the discussion below relating to “accrued interest” and “market discount.” A Holder’s tax basis in the New Common Stock received in exchange for an Allowed Senior Notes Claim or General Unsecured Claim generally should equal the Holder’s tax basis in the Allowed Senior Notes Claim or General Unsecured Claim immediately prior to the exchange (increased by the amount of any gain realized), and a Holder should have a holding period for the New Common Stock that includes the holding period for the Allowed Senior Notes Claim or General Unsecured Claim exchanged therefor.

With respect to (i) debt underlying a Holder’s Allowed Senior Notes Claim or General Unsecured Claim that does not constitute a security and (ii) Convenience Claims, the exchange of such Claims should be treated as a taxable exchange for Federal income tax purposes. The Holder generally should recognize the gain or loss realized on the exchange equal to the difference between (1) the fair market value as of the Effective Date of any New Common Stock and the amount of Creditor Cash received that is not allocable to accrued interest (not previously included in income) and (2) the Holder’s tax basis in such Claims surrendered by the Holder (other than any tax basis attributable to accrued interest not previously included in income). The character of such recognized gain or loss as capital gain or loss or as ordinary income or loss should depend, among other things, on the application of the market discount rules, and a Holder may recognize ordinary income to the extent that a portion of the consideration received in exchange for such Claims is treated as received in satisfaction of accrued but untaxed interest. If recognized gain or loss is capital, it generally would be long-term capital gain or loss if the Holder held its Claim for more than one year at the time of the exchange. If the Holder is a non-corporate taxpayer, any such long-term capital gain may be taxed at preferential rates. In general, a Holder’s basis in the property received (i.e., the New Common Stock) should equal the fair market value of such property as of the Effective Date, and a Holder’s holding period for the stock or warrants received should begin on the day following the Effective Date. The use of capital losses may be subject to limitation under the IRC.

The recognition of gain realized by a Holder may be affected by the installment method of reporting gain. This discussion assumes that such method either is not available with respect to the Holder’s exchange of its Claim or, if available, the Holder elects out of such method. Holders should consult their tax advisors regarding the availability and application of (and, if available, the election out of) the installment method of reporting gain that may be recognized with respect to their Claims.

Each Holder should consult its tax advisor regarding whether (and the extent to which) the exchange of an Allowed Senior Notes Claim, General Unsecured Claim and Convenience Claim qualifies as a recapitalization or other nonrecognition transaction and, whether or not it so qualifies, the tax consequences to such holder of the exchange of such Claim for the consideration received by a Holder under the Plan.

(1)	Market Discount

The market discount provisions of the IRC may apply to certain Holders. In general, a debt obligation acquired by a Holder in the secondary market is considered to be acquired with market discount as to that holder if its stated redemption price at maturity exceeds, by more than a statutory de minimis amount, the tax basis of the debt obligation in the holder’s hands immediately after its acquisition.

Any gain recognized by a Holder on the exchange of an Allowed Claim that was acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon (unless the holder elected to include market discount in income as it accrued). Holders with accrued market discount with respect to their Allowed Claims should consult their tax advisors as to the application of the market discount rules in view of their specific tax circumstances, particularly in connection with the disposition of any of the New Common Stock received pursuant to the Plan.

(2)	Accrued Interest

A portion of any Creditor Cash or New Common Stock may be treated as received in exchange for interest accrued but untaxed on the Claim. To the extent that any portion of the consideration received by a U.S. Holder is attributable to accrued but untaxed interest, the U.S. Holder will recognize ordinary income if the U.S. Holder has not previously included the accrued interest in income. Conversely, a U.S. Holder generally should recognize a loss to the extent any accrued interest was previously included in income and is not paid in full.

A U.S. Holder’s tax basis in any New Common Stock treated as received in exchange for accrued but untaxed interest (if any) generally will be equal to the fair market value of such New Common Stock as of the Effective Date. The holding period of such New Common Stock generally will begin on the day following the Effective Date.

The Plan provides that all amounts paid on a Claim that includes both principal and accrued but unpaid interest will be allocated first to the principal amount owing and only to interest to the extent the recovery exceeds the principal. There can be no assurance that the IRS will agree with such treatment. Each U.S. Holder should consult its tax advisor regarding the proper allocation of the consideration received under the Plan.

(b)	Consequences of the Plan to U.S. Holders of Equity Interests and Subordinated Note Claims

U.S. Holders of Equity Interests, which are being cancelled under the Plan, and Subordinated Note Claims, which will not realize any recovery under the Plan, will be entitled to claim a worthless security deduction (assuming that the taxable year that includes the Plan is the same taxable year in which such Claim first became worthless and that such Holder did not previously claim a worthless security deduction with respect to any Equity Interests or Subordinated Note Claims) in an amount equal to the Holder’s adjusted basis in such Claims or Equity Interests. A worthless security deduction is a deduction allowed to a Holder of a corporation’s stock for the taxable year in which such security becomes worthless, for the amount of the loss resulting therefrom. The loss will generally be treated as a loss from the sale or exchange of such capital asset, the deductibility of which is limited.

(c)	Consequences to U.S. Holders of Holding New Common Stock

(1)	Distributions

The gross amount of any distribution of cash or property made to a U.S. Holder with respect to New Common Stock generally will be includible in gross income by a U.S. Holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of the Reorganized Debtor as determined under Federal income tax principles. Dividends received by non-corporate Holders may qualify for reduced rates of taxation. A distribution which is treated as a dividend for Federal income tax purposes may qualify for the 70% dividends-received deduction if such amount is distributed to a Holder that is a corporation and certain holding period and taxable income requirements are satisfied. Any dividend received by a Holder that is a corporation may be subject to the “extraordinary dividend” provisions of the IRC.

A distribution in excess of the Reorganized Debtors’ current and accumulated earnings and profits will first be treated as a return of capital to the extent of the Holder’s adjusted tax basis in its New Common Stock and will be applied against and reduce such basis dollar-for-dollar (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent taxable disposition of the New Common Stock). To the extent that such distribution exceeds the Holder’s adjusted tax basis in its New Common Stock, the distribution will be treated as capital gain, which will be treated as long-term capital gain if such Holder’s holding period in its New Common Stock exceeds one year as of the date of the distribution.

(2)	Sale, Exchange, or Other Taxable Disposition

A U.S. Holder generally will recognize capital gain or loss on the sale, exchange, or other taxable disposition of any of its New Common Stock in an amount equal to the difference, if any, between the amount realized for the New Common Stock and the Holder’s adjusted tax basis in the New Common Stock. Capital gains of non-corporate Holders derived with respect to a sale, exchange, or other disposition of New Common Stock held for more than one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Holders are urged to consult their own tax advisors regarding such limitations.

Any gain recognized upon the sale, exchange or other disposition of New Common Stock by a Holder that received such stock in exchange for a Claim with respect to which such Holder had accrued but untaxed market discount at the time of the exchange and which was treated as received in a reorganization should be included in the Holder’s ordinary income to the extent of such accrued but untaxed market discount. In addition, if such a Holder of a General Unsecured Claim was required under the market discount rules of the IRC to defer its deduction of all or a portion of the interest in indebtedness incurred or maintained to acquire or carry such Claim, continued deferral of the deduction for interest on such indebtedness may be required. Any such deferred interest expense would be attributed to the New Common Stock received in exchange for the Claim, and may be treated as interest paid or accrued in the year in which the New Common Stock is sold, exchanged or otherwise disposed of.

2.	Non-U.S. Holders

This subsection describes tax consequences to a Non-U.S. Holder. A “Non-U.S. Holder” is a beneficial owner of a Claim, Equity Interest or New Common Stock and if the Holder is: (a) a nonresident alien individual; (b) a foreign corporation; or (c) an estate or test that in either case is not subject to Federal income tax on a net income basis on income or gain from a Claim, Equity Interest or New Common Stock.

This subsection does not apply to a Holder that is not a Non-U.S. Holder; such Holders should refer to “—U.S. Holders” above.

(a)	Consequences of the Plan to Non-U.S. Holders of Senior Notes Claims, General Unsecured Claims and Convenience Claims

(1)	Capital Gain

Subject to the discussion of backup withholding below, whether or not an Allowed Senior Notes Claim, General Unsecured Claim or Convenience Claim constitutes a “security,” a Non-U.S. Holder of such Claim generally should not be subject to Federal income tax on capital gain recognized as a result of the exchange, as described above under “—U.S. Holders—Consequences of the Plan to U.S. Holders of Allowed Senior Notes Claims, General Unsecured Claims and Convenience Claims”, unless:

•	the Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with the Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment in the United States).

If the first exception applies the Holder generally will be subject to Federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which the Holder’s capital gains allocable to U.S. sources exceed the Holder’s capital losses allocable to U.S. sources. If the second exception applies, the Holder will not be subject to the 30% tax discussed in the previous sentence, but generally will be subject to Federal income tax with respect of such gain in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, foreign corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

(2)	Amounts Attributable to Accrued But Unpaid Interest

Subject to the discussion of backup withholding below, a Non-U.S. Holder’s receipt of any New Common Stock or cash that is treated as attributable to accrued but unpaid interest on the Claims surrendered therefore should not be subject to Federal income tax or withholding tax provided that:

•

the Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Reorganized Debtor’s capital stock that are entitled to vote within the meaning of IRC section 871(h)(3);

•	the Holder is not a “controlled foreign corporation” that is, directly or indirectly, related to the Reorganized Debtor through stock ownership;

•

the interest is not effectively connected with the conduct of a trade or business within the United States (or, if certain tax treaties apply, is not attributable to a permanent establishment in the United States); and

•

the Holder (i) provides its name and address and certifies, under penalties of perjury, that it is not a U.S. person (such certification may be made on IRS Form W-8BEN (or other applicable form)); or (ii) holds its Claims through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations. Special certification rules apply to Holders that are pass-through entities.

If the requirements described above are not satisfied, a tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) will generally apply to the gross amount of New Common Stock and cash treated as attributable to accrued but unpaid interest received by a Non-U.S. Holder, which may be satisfied by withholding. If the amount received that is so attributable to accrued by unpaid interest were to be effectively connected with the conduct of a trade or business within the United States (or, if certain tax treaties apply, is attributable to a permanent establishment in the United States), the Non-U.S. Holder would not be subject to the 30% withholding tax (assuming it provides proper certification on IRS Form W-8ECI); however, the Non-U.S. Holder would be subject to the Federal income tax in the same manner as U.S. Holders as described above, unless an applicable income tax treaty applies otherwise. Additionally, foreign corporations could be subject to a branch profits tax with respect to such income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

(b)	Consequences of the Plan to Non-U.S. Holders of Equity Interests and Subordinated Note Claims

There should be no Federal income tax consequences of the Plan to a Non-U.S. Holder of Equity Interests, which are being cancelled under the Plan, or Subordinated Note Claims, which are being discharged under the Plan, unless:

•	the Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with the Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment in the United States).

If the first exception applies a Non-U.S. Holder of Equity Interests or Subordinated Note Claims, the Holder generally will be entitled to reduce the amount of capital gains it has during the taxable year that includes the Plan that are allocable to the U.S. sources and that are subject to Federal income tax at a rate of 3 0% (or at a reduced rate under an applicable income tax treaty) by the amount of the loss resulting from the cancellation of the Equity Interests or the discharge of the Subordinated Note Claims (assuming that the taxable year that includes the Plan is the same taxable year in which such securities first became worthless and only if such Holder had not previously claimed a worthless securities deduction with respect to any Equity Interests or Subordinated Note Claims). If the second exception applies to a Non-U.S. Holder of Equity Interests or Subordinated Note Claims, such Holder will be entitled to claim a worthless securities deduction (assuming that the taxable year that includes the Plan is the same taxable year in which such stock first became worthless and that such holder did not previously claim a worthless stock deduction with respect to any Equity Interests) as described above, under “—U.S. Holders of Equity Interests and Subordinated Note Claims” and will be entitled to allocate such deduction to U.S. sources.

(c)	Consequences to Non-U.S. Holders of Holding New Common Stock

(1)	Distributions

Subject to the discussion ofwithholdable payments to foreign financial entities and other foreign entities and the discussion of backup withholding below, amounts treated as dividends under the Code that are paid on the New Common Stock to a Non-U.S. Holder are subject to withholding of Federal income tax at a 30% rate or at a lower rate if the Holder is eligible for the benefits of an income tax treaty that provides for a lower rate. Even if the Holder is so eligible, the relevant payor will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to the Holder, unless it has been furnished with:

•

a proper IRS Form W-8BEN (or an acceptable substitute form) upon which it certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by the Holder at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing its entitlement to the lower treaty rate in accordance with Treasury regulations.

If the Holder is eligible for a reduced rate of withholding tax under an income tax treaty, it may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid on the New Common Stock to the Non-U.S. Holder were to be effectively connected with the conduct of a trade or business within the United States (or, if certain tax treaties apply, is attributable to a permanent establishment in the United States), the Non-U.S. Holder would not be subject to the 30% withholding tax (assuming it provides proper certification on IRS Form W-8ECI); however, the Non-U.S. Holder would be subject to Federal income tax in the same manner as U.S. Holders as described above, unless an applicable income tax treaty provides otherwise. Additionally, foreign corporations could be subject to a branch profits tax with respect to such income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

(2)	Sale, Exchange, Or Other Taxable Disposition

Subject to the discussion of withholdable payments to foreign financial entities and other foreign entities and the discussion of backup withholding below, a N Holder generally will not be subject to Federal income tax on gain it recognizes on the sale, exchange, or other taxable disposition of New Common Stock, unless:

•	the Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with the Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment in the United States).

If the first exception applies, the Holder generally will be subject to Federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which the Holder’s capital gains allocable to U.S. sources exceed the Holder’s capital losses allocable to U.S. sources. If the second exception applies, the Holder will not be subject to the 30% tax discussed in the previous sentence, but generally will be subject to Federal income tax with respect of such gain in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, foreign corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

3.	Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax will be imposed on certain payments to certain Non-U.S. Holders of New Common Stock and to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on a Holder’s behalf if the Holder or such person receiving such payments fails to comply with information reporting requirements. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. A Holder of New Common Stock could be affected by this withholding if it is a Non-U.S. Holder that is subject to the information reporting requirements and fails to comply with them or if it holds the New Common Stock through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if the Holder would not otherwise have been subject to withholding). Under applicable regulations, withholding will not apply to payments of dividends before January 1, 2014, and to payments of gross proceeds from a sale or other disposition of New Common Stock before January 1, 2017.

4.	Information Reporting and Backup Withholding

In general, the Debtor, the Reorganized Debtor and other payors are required to report to the IRS all payments made to a non-corporate U.S. Holder on the Allowed Senior Notes Claims, the General Unsecured Claims, the Convenience Claims and the New Common Stock. In addition, the Debtor, the Reorganized Debtor and other payors are required to report to the IRS any payment of proceeds of the sale or exchange of the Allowed Senior Notes Claims, the

General Unsecured Claims and the Convenience Claims before maturity and of the New Common Stock within the United States (as well as the proceeds of certain sales outside the United States). Additionally, backup withholding will apply to any payments made to a non-corporate U.S. Holder on the Allowed Senior Notes Claims, the General Unsecured Claims, the Convenience Claims and the New Common Stock if the Holder fails to provide an accurate taxpayer identification number or is notified by the IRS that it has failed to report all interest and dividends required to be shown on its Federal income tax returns.

In general, the Debtor, the Reorganized Debtor and other payors are required to report annually to the IRS the amount of interest and dividends paid to a Non-U.S. Holder on the Allowed Senior Notes Claims, the General Unsecured Claims, the Convenience Claims and the New Common Stock and the tax withheld with respect to such payments, regardless of whether withholding was required. A Non-U.S. Holder will generally not be subject to backup withholding regarding payments made to it provided that the payor does not have actual knowledge or reason to know that the Holder is a U.S. Holder and the Holder complies with certain certification and identification requirements as to its foreign status

THE FOREGOING SUMMARY IS PROVIDED FOR GENERAL INFORMATIONAL PURPOSES ONLY. HOLDERS OF CLAIMS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE PLAN TO THEM.

ARTICLE VIII

ACCEPTANCE AND CONFIRMATION OF THE PLAN; VOTING REQUIREMENTS

The Bankruptcy Code requires that, in order to confirm the Plan, the Bankruptcy Court must make a series of findings concerning the Plan and the Debtor, including that (i) the Plan has classified Claims in a permissible manner; (ii) the Plan complies with applicable provisions of the Bankruptcy Code; (iii) the Debtor has complied with applicable provisions of the Bankruptcy Code; (iv) the Debtor has proposed the Plan in good faith and not by any means forbidden by law; (v) the disclosure required by § 1125 of the Bankruptcy Code has been made; (vi) the Plan has been accepted by the requisite votes of Creditors in each class (except to the extent that cramdown is available under § 1129(b) of the Bankruptcy Code); (vii) the Plan is feasible and confirmation is not likely to be followed by further financial restructuring of the Debtor; (viii) the Plan is in the “best interests” of all Holders of Claims in an Impaired class (see “Best Interests Test” below); and (ix) all fees and expenses payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the hearing on confirmation, have been paid or the Plan provides for the payment of such fees on the Effective Date. The Debtor believes that the Plan satisfies all the requirements for confirmation.

A.	Best Interests Test

Section 1129(a)(7) of the Bankruptcy Code requires that each holder of an impaired allowed claim or interest either (i) accepts the plan or (ii) receives or retains under the plan property of a value, as of the effective date, that is not less than the value such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date (the “Best Interests Test”). To determine whether the Best Interests Test is satisfied, the Bankruptcy Court must estimate the aggregate cash proceeds that would be generated from the liquidation of the Debtor’s assets by a chapter 7 trustee, net of administrative expenses, and the aggregate claims that would be allowed against the chapter 7 estate, to determine the estimated creditor payout, which is then compared to the estimated creditor payouts under the Plan. A hypothetical chapter 7 liquidation analysis prepared by the Debtor (the “Liquidation Analysis”) is attached to this Disclosure Statement as Exhibit C. As is evident from the Liquidation Analysis, the Debtor believes that Creditors will receive a higher percentage payout on their Claims under the Plan than they would receive in a chapter 7 liquidation. The conversion to chapter 7 may also give rise to certain Causes of Action against the Estate.

In addition, chapter 7 liquidation would result in a significant delay in payments being made to Creditors. Under Bankruptcy Rule 3002(c), conversion of the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code would trigger a new bar date for filing claims against the Estate, which would be more than 90 days after the Chapter 11 Case converts. Not only would a chapter 7 liquidation delay distribution to Creditors, but it is possible that additional Claims that were not asserted (or were filed late) in the Chapter 11 Case, could be filed against the Estate. Moreover, the Debtor would lose the benefit of the Tax Attributes as well as the benefit of having an established Administrative Expense Claims Bar Date.

For the reasons set forth above and in the Liquidation Analysis, the Debtor believes that confirmation of the Plan would provide a superior outcome for the holders of Claims when compared to a chapter 7 liquidation. Accordingly, the Plan meets the requirements of the Best Interests Test.

B.	Financial Feasibility Test

In order to confirm a plan, the Bankruptcy Code requires the Bankruptcy Court to find that confirmation of the plan is not likely to be followed by the need for further financial restructuring of the Debtor (the “Feasibility Test”). Thus, for the Plan to meet the Feasibility Test, the Bankruptcy Court must find that there is a reasonable likelihood that the Reorganized Debtor will possess sufficient assets to meet its obligations under the Plan. Given the Debtor’s significant cash holdings, the provisions of the Amended CAA and the Debtor’s minimal future obligations, the Debtor believes that the Disbursing Agent will be able to make all distributions required pursuant to the Plan and, therefore, that Confirmation of the Plan is not likely to be followed by the need for further financial restructuring.

C.	Acceptance by Impaired Classes

Section 1129(a) of the Bankruptcy Code requires that each Class of Claims or Equity Interests that is Impaired under the Plan accept the Plan, subject to the “cramdown” exception contained in section 1129(b) of the Bankruptcy Code. Under § 1129(b), if at least one but not all Impaired Classes do not accept the Plan, the Bankruptcy Court may nonetheless confirm the Plan if the non-accepting Classes are treated in the manner required by the Bankruptcy Code. The process by which non-accepting Classes are forced to be bound by the terms of the Plan is commonly referred to as “cramdown.” The Bankruptcy Code allows the Plan to be “crammed down” on non-accepting Classes if (i) the Plan meets all confirmation requirements except the requirement of § 1129(a)(8) of the Bankruptcy Code (i.e., that the Plan be accepted by each Impaired Class) and (ii) the Plan does not “discriminate unfairly” and is “fair and equitable” toward each Impaired Class that has not voted to accept the Plan, as referred to in § 1129(b) of the Bankruptcy Code and applicable case law.

Voting Classes under the Plan will “accept” the Plan if the Plan is accepted by Creditors that hold at least two-thirds in amount and more than one-half in number of the Allowed Claims in the Class that actually vote on the Plan.

Classes that are not Impaired under the Plan will be conclusively presumed to accept the Plan, so solicitation of acceptances from such Classes is not required. A Class is “impaired” unless (i) the legal, equitable and contractual rights to which a Claim or Equity Interest in the Class entitles the holder are not modified or (ii) the effect of any default is cured and the original terms of the obligation are reinstated. Under the Plan, Class 1 (Priority Non-Tax Claims) is not Impaired and will, therefore, be deemed to accept the Plan; and Class 7 (Equity Interests) will not receive or retain any property under the Plan on account of the Equity Interests therein, and will therefore be deemed to have rejected the Plan. All other Classes of Claims under the Plan are Impaired (or potentially so) under the Plan and Holders of Claims in such Classes are entitled to vote to accept or reject the Plan.

The Debtor believes the Plan provides fair and equitable treatment of Impaired Claims and Equity Interests, as either (a) each Impaired unsecured Creditor will receive or retain under the Plan property of a value equal to the amount of its allowed Claim or (b) the Holders of Claims and Equity Interests, if any, that are junior to such Class will not receive or retain any property under the Plan. Though Holders of Equity Interests in Class 7 will not receive any property under the Plan, there are no Classes junior to Class 7, and no Class senior to this Class is being paid more than in full on its Allowed Claims.

The Debtor has requested that the Bankruptcy Code confirm the Plan pursuant to § 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan or is deemed to have rejected the Plan.

ARTICLE IX

RECOMMENDATION AND CONCLUSION

THE DEBTOR AND THE CREDITORS’ COMMITTEE BELIEVE THAT CONFIRMATION AND CONSUMMATION OF THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND THAT THE PLAN SHOULD BE CONFIRMED. THE DEBTOR STRONGLY RECOMMENDS THAT ALL CREDITORS RECEIVING A BALLOT VOTE IN FAVOR OF THE PLAN.

Dated:	Wilmington, Delaware	Respectfully submitted,
June 4, 2013
THE PMI GROUP, INC.

/s/ L. Stephen Smith
		By:	L. Stephen Smith
		Its:	President and Chief Executive Officer

EXHIBIT A

THE PLAN

A-1

EXHIBIT B

ORDER APPROVING DISCLOSURE STATEMENT

B-1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
THE PMI GROUP, INC., a Delaware	)	Case No. 11-13730 (BLS)
Corporation,[1]	)
)
Debtor.	)	Docket Ref. Nos. 843, 861, 883, 889, 892 &
)

ORDER (A) APPROVING THE DISCLOSURE STATEMENT;

(B) ESTABLISHING THE VOTING RECORD DATES, VOTING DEADLINE,

AND OTHER DATES; (C) APPROVING PROCEDURES FOR SOLICITING,

RECEIVING, AND TABULATING VOTES ON THE PLAN AND FOR FILING

OBJECTIONS TO THE PLAN; AND (D) APPROVING THE MANNER AND

FORMS OF NOTICE AND OTHER RELATED DOCUMENTS

Upon consideration of the motion (the “Motion”)2 of the Debtor for entry of an order, pursuant to 11 U.S.C. §§ 105(a), 1125, and 1126 and Bankruptcy Rules 2002, 3003, 3017, 3018, and 3020, (a) approving the Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code With Respect to the First Amended Plan of Reorganization of The PMI Group, Inc. filed on June 5, 2013 (the “Disclosure Statement”) [Docket No.     ] as containing adequate information; (b) establishing the voting record dates, voting deadline, and other related dates; (c) approving procedures for soliciting, receiving, and tabulating votes on the Plan (as defined herein) and for filing objections to the Plan; (d) approving the manner and forms of notice and other related documents; and (e) granting other relief relating thereto as set forth herein; and it appearing that the relief requested in the Motion is in the best interests of the Debtor’s estate, its creditors, and other parties in interest; and it appearing that this Court has jurisdiction to consider the Motion pursuant to 28 U.S.C. §§ 157 and 1334, and the Amended Standing Order of

[1]	The last four digits of the Debtor’s federal tax identification number are 9675. The Debtor’s mailing address is P.O. Box 830, Alamo, California 94507 (Attn: L. Stephen Smith).
[2]	Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Motion.

Reference from the United States District Court for the District of Delaware dated as of February 29, 2012; and it appearing that venue of this case and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and it appearing that this matter is a core proceeding pursuant to 28 U.S.C. § 157(b); and adequate notice of the Motion and opportunity for objection having been given, with no objections or requests for hearing having been filed, or all objections having been overruled, as the case may be; and it appearing that no other notice need be given; and after due deliberation and sufficient cause therefore, it is hereby;

FOUND AND DETERMINED THAT:

A. The Disclosure Statement contains adequate information within the meaning of Section 1125 of the Bankruptcy Code.

B. The notices attached hereto as Exhibits 1 through 8 (collectively, the “Notices”) contain sufficient information and are appropriate under the circumstances.

C. The form of the ballots attached hereto as Exhibits 3-A through 3-G (collectively, the “Ballots”) (i) are sufficiently consistent with Official Form No. 14, (ii) adequately address the particular needs of this Chapter 11 Case, and (iii) are appropriate for each class of claims entitled under the Plan to vote to accept or reject the Plan.

D. The time period set forth below during which the Debtor may solicit votes on the Plan is a reasonable period of time for creditors to make an informed decision as to whether to accept or reject the Plan.

E. The procedures set forth below for the solicitation and tabulation of votes to accept or reject the Plan provide for a fair and equitable voting process and are consistent with Section 1126 of the Bankruptcy Code.

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F. The procedures set forth below regarding the Confirmation Hearing Notice and the contents of the Solicitation Package comply with Bankruptcy Rules 2002 and 3017 and constitute sufficient notice to all interested parties.

THEREFORE, IT IS ORDERED, ADJUDGED, AND DECREED that:

1. The Motion is granted in its entirety.

I.	Approval of the Disclosure Statement

2. Pursuant to Bankruptcy Rule 3017(b), the Disclosure Statement is approved as containing adequate information within the meaning of section 1125(a) of the Bankruptcy Code, and the Debtor is authorized to distribute the Disclosure Statement and Solicitation Package in order to solicit votes on, and pursue confirmation of, the Plan.

3. The Disclosure Statement Notice attached hereto as Exhibit 1 is approved pursuant to Bankruptcy Rules 2002 and 3017.

4. The notice and objection procedures provided in connection with the Disclosure Statement Hearing were reasonable and appropriate under the circumstances, and such notice and objection procedures were adequate pursuant to Bankruptcy Rule 3017.

II.	Confirmation Hearing and Objections

5. Pursuant to Bankruptcy Rule 3020(b)(2), the hearing to consider confirmation of the Plan (the “Confirmation Hearing”) shall be on July 18, 2013, at 11:00 a.m. prevailing Eastern Time.

6. Pursuant to Bankruptcy Rule 3020(b)(1), the deadline (the “Confirmation Objection Deadline”) for filing and serving objections to confirmation of the Plan (“Confirmation Objections”) shall be July 9, 2013, at 4:00 p.m. prevailing Eastern Time.

7. The Confirmation Objections, if any, shall (a) be in writing, (b) comply with the Bankruptcy Rules and the Local Rules, (c) set forth the name of the objector and the nature and

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amount of any claim or interest asserted by the objector against or in the Debtor, (d) state with particularity the legal and factual bases for the objection and, if practicable, a proposed modification to the Plan that would resolve such objection, and (e) be filed, contemporaneously with a proof of service, with the Bankruptcy Court and served so as to be actually received by each of the following parties (the “Notice Parties”) on or before the Confirmation Objection Deadline:

(a)	Counsel to the Debtor: Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King, Wilmington, Delaware 19801 (Attn: Joseph M. Barry and Kara Hammond Coyle);

(b)	Counsel to the Creditors’ Committee: Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 (Attn: Anthony Princi and Jordan A. Wishnew); and

(c)	The Office of the United States Trustee for the District of Delaware: 844 King Street, Suite 2207, Wilmington, Delaware 19801 (Attn: David Buchbinder).

III.	Establishment of Voting Record Dates and Approving Procedures for Temporary Allowance of Claims that are Subject to an Objection Filed by the Debtor

8. Pursuant to Bankruptcy Rule 3017(d), May 29, 2013, shall be the voting record date (the “Securities Voting Record Date”) with respect to the Senior Notes and the Subordinated Note (collectively, the “Securities”) and June 5, 2013, shall be the voting record date (the “Non-Securities Voting Record Date” and, together with the Securities Voting Record Date, the “Voting Record Dates”) with respect to all other claims (i.e., those in Classes 2, 3, and 6). The Debtor shall use the applicable Voting Record Date for determining which (a) creditors are entitled to receive Solicitation Packages, (b) creditors are entitled to vote to accept or reject the Plan, and (c) non-voting creditors and interest holders are entitled to receive notice of the Confirmation Hearing.

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9. With respect to any transferred claim, the transferee will be entitled to receive a Solicitation Package and cast a Ballot on account of the transferred claim only if: (a) all actions necessary to effect the transfer of the claim pursuant to Bankruptcy Rule 3001(e) have been completed by the applicable Voting Record Date or (b) the transferee files, no later than the applicable Voting Record Date, (i) the documentation required by Bankruptcy Rule 3001(e) to evidence the transfer and (ii) a sworn statement of the transferor supporting the validity of the transfer. Regardless of the number of claims acquired, each transferee shall be treated as a single creditor for purposes of the numerosity requirements in Section 1126(c) of the Bankruptcy Code and other procedures set forth in this Order.

10. Any holder of a claim against the Debtor for which the Debtor has filed an objection, whether such objection related to the entire claim or a portion thereof, shall not be entitled to vote on the Plan and shall not be counted in determining whether the requirements of Section 1126(c) of the Bankruptcy Code have been met with respect to the Plan (except to the extent and in the manner as may be set forth in the objection) unless (a) the claim has been temporarily allowed for voting purposes pursuant to Bankruptcy Rule 3018(a) and in accordance with this Order or (b) on or before the Voting Deadline, the objection to such claim has been withdrawn or resolved in favor of the creditor asserting the claim. A recipient of an objection to expunge or disallow its claim will receive a notice of non-voting status, substantially in the form of Exhibit 2 attached hereto.

11. July 1, 2013, at 4:00 p.m. prevailing Eastern Time (the “Rule 3018(a) Motion Deadline”) is the deadline for the filing and serving of any motion requesting temporary allowance of a movant’s claim for purposes of voting pursuant to Bankruptcy Rule 3018(a) (the “Rule 3018(a) Motion(s)”).

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12. Rule 3018(a) Motions must be filed with the Bankruptcy Court and served on counsel to the Debtor and the other Notice Parties so as to be actually received not later than the Rule 3018(a) Motion Deadline; provided however, that if the Debtor objects to a claim on or after the date that is seven (7) days before the original Rule 3018(a) Motion Deadline, then the Rule 3018(a) Motion Deadline shall be extended as to such claim such that the holder thereof shall have at least seven (7) days to file a Rule 3018(a) Motion.

13. Any party timely filing and serving a Rule 3018(a) Motion shall be provided a ballot and be permitted to cast a provisional vote to accept or reject the Plan (a “Provisional Ballot”). Provisional ballots must be actually received by the Voting and Claims Agent on or before the Voting Deadline. If, and to the extent that, the Debtor and such party are unable to resolve the issues raised by the Rule 3018(a) Motion prior to the Voting Deadline, then at the Confirmation Hearing this Court shall determine whether the provisional ballot should be counted as a vote on the Plan.

14. Nothing in this Order shall affect or limit the Debtor’s right to object to any proof of claim or Rule 3018(a) Motion.

IV.	Approval of Solicitation Procedures

A.	Duties of Voting and Claims Agent

15. The Voting and Claims Agent shall assist the Debtor in, among other things, (a) mailing Confirmation Hearing Notices to holders of claims in Non-Voting Classes and other non-voting parties entitled to notice; (b) mailing Solicitation Packages; (c) soliciting votes on the Plan; (d) receiving, tabulating, and reporting on ballots cast for or against the Plan by holders of claims against the Debtor; (e) responding to inquiries from creditors and stakeholders relating to the Plan, the Disclosure Statement, the ballots, and matters related thereto, including, without limitation, the procedures and requirements for voting to accept or reject the Plan and objecting to the Plan; and (f) if necessary, contacting creditors regarding the Plan and their ballots.

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B.	Notices and Ballots

16. The notices and Ballots to be used in connection with the solicitation of votes on, and confirmation of, the Plan (as applicable) are hereby approved in full.

17. All creditor ballots, other than those being delivered to holders of the Senior Notes Claims and Subordinated Note Claims, shall be accompanied by pre-addressed, postage prepaid return envelopes addressed to the Voting and Claims Agent. Ballots sent to the holders of the Senior Notes Claims and Subordinated Note Claims shall be accompanied by pre-addressed, postage prepaid return envelopes addressed to either (a) the Intermediary Record Owner (as defined below) or (b) if the ballot is pre-validated or the Senior Notes Claims/Subordinated Note Claims are held by the Registered Record Owner (as defined below), the Voting and Claims Agent.

18. Administrative Expense Claims, U.S. Trustee Fees, Indenture Trustee Fees, Professional Claims, Priority Tax Claims, and claims in Class 1 (Priority Non-Tax Claims) are deemed Unimpaired Claims and, thus, the holders of such Unimpaired Claims are conclusively presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code, and the Debtor is not required to solicit their vote with respect to such Unimpaired Claims.

19. The Debtor is not obligated to deliver Solicitation Packages or ballots to holders of Unimpaired Claims. Rather, in lieu thereof and in accordance with Bankruptcy Rule 3017(d), the Debtor shall mail to the holders of such Unimpaired Claims a notice, substantially in the form of Exhibit 4 attached hereto (the “Unimpaired Claims Notice”).

20. Holders of equity interests in Class 7 (Equity Interests) will not retain or receive any property under the Plan, and are, therefore, deemed to reject the Plan pursuant to Section 1126(g)

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of the Bankruptcy Code. Therefore, the Debtor is not required to send ballots or Solicitation Packages to holders of such equity interests. Rather, in lieu thereof, and in accordance with Bankruptcy Rule 3017(d), the Debtor shall mail to the holders of such equity interests a notice, substantially in the form of Exhibit 5 attached hereto (the “Non-Voting Status Notice”).

21. The Debtor is not required to deliver ballots or Solicitation Packages to counterparties to the Debtor’s executory contracts and unexpired leases who do not have scheduled claims or claims based upon filed proofs of claim. Rather, in lieu thereof, and in accordance with Bankruptcy Rule 3017(d), the Debtor shall mail to the counterparties to the Debtor’s executory contracts and unexpired leases a notice, substantially in the form of Exhibit 6-A attached hereto (the “Contract/Lease Notice”).

C.	Content and General Transmittal of Solicitation Packages; Notice of Confirmation Hearing

22. The Debtor is authorized to transmit, or cause to be transmitted, on or before the date that is three (3) days after entry of this Order (the “Solicitation Mailing Date”), to the persons listed below, subject to the limitations contained therein and elsewhere in this Order, by United States mail, first-class postage prepaid, personal service, or overnight delivery, a solicitation package (the “Solicitation Package”) on a compact disc or containing a copy or conformed printed version of the following:

(a)	The Notice of (A) Plan Confirmation Hearing, (B) Objection and Voting Deadlines, and (C) Solicitation and Voting Procedures; attached as Exhibit 7 (the “Confirmation Hearing Notice”);

(b)	the Disclosure Statement;

(c)	the Plan (which may be furnished in the Solicitation Package as Exhibit A to the Disclosure Statement);

(d)	this Order (without exhibits attached);

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(e)	to the extent applicable, a ballot and/or notice, appropriate for the specific creditor, in substantially the forms attached to this Order (as may be modified for particular classes and with instruction attached thereto); and

(f)	with respect to holders of claims in Classes 3 through 6, a copy of the letter from the Official Committee of Unsecured Creditors substantially in the form filed on May 31, 2013 [Docket No. 881].

23. The Debtor shall provide copies of the Solicitation Package (other than a ballot) to (a) the Office of the United States Trustee; (b) counsel for the Creditors’ Committee; (c) the Securities and Exchange Commission; (d) the Internal Revenue Service; and (e) all parties that have filed requests for notice in this Chapter 11 Case pursuant to Bankruptcy Rule 2002 as of the date of mailing the Solicitation Package.

24. The Debtor shall provide Solicitation Packages to the following creditors (with exclusions as noted herein): creditors who are holding claims designated as Impaired Claims (Classes 2 through 6) and are entitled to vote on the Plan because such creditors (i) have timely filed proofs of claim (or filed untimely proofs of claim which have been allowed as timely by this Court under applicable law on or before the applicable Voting Record Date) that have not been disallowed by an order of this Court entered on or before the applicable Voting Record Date or (ii) hold claims that are scheduled in the Schedules, other than those scheduled, in whole or part, as unliquidated, contingent, or disputed.

25. Creditors who have filed duplicate claims in any given class shall be entitled to receive only one Solicitation Package and shall be allowed one ballot for voting their claims with respect to that class.

26. The Debtor shall provide the Confirmation Hearing Notice to all parties that received the Disclosure Statement Notice, and to parties to executory contracts and unexpired leases, which parties are not currently “creditors” as defined in Section 101(10) of the Bankruptcy Code.

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27. The Debtor shall publish the Confirmation Hearing Notice on or prior to June 13, 2013, in the national edition of USA Today or The Wall Street Journal.

28. Publication of the Confirmation Hearing Notice as described herein shall constitute sufficient notice of the Confirmation Hearing to persons who do not otherwise receive notice by mail as provided for in this Order.

D.	Transmittal of Solicitation Packages to Holders of Contingent, Unliquidated, and Disputed Claims that are Not Subject to an Objection Filed by the Debtor

29. The Debtor is not required to mail any documents or notices to any creditor (i) whose claim is not scheduled or is scheduled as disputed, contingent, or unliquidated and (ii) who failed to timely file a proof of claim.

30. The Debtor shall distribute to claimants who have filed timely proofs of claim (or untimely proofs of claim that have been allowed as timely by this Court under applicable law on or before the applicable Voting Record Date) that, in whole or in part, reflect a disputed, unliquidated, or contingent claim, and which are not subject to an objection filed by the Debtor, (a) a Solicitation Package that contains a ballot; (b) the Confirmation Hearing Notice, which notice informs such person or entity that its entire claim has been allowed temporarily for voting purposes only and not for purposes of allowance or distribution, at $1.00; and (c) a notice of disputed, unliquidated, or contingent status, substantially in the form of Exhibit 8 attached hereto.

E.	Holders of Securities and Approval of Certain Transmittal Procedures

31. In accordance with Bankruptcy Rule 3017(e), the Debtor shall transmit (a) the Solicitation Packages to holders of the Senior Notes and the Subordinated Note and (b) the Non- Voting Status Notice and Confirmation Hearing Notice to holders of equity interests by mailing or causing to be mailed such materials by the Solicitation Mailing Date to (a) the Registered

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Record Owner, as defined below, and (b) the Intermediary Record Owners, also as defined below. In addition, the Debtor shall distribute Master Ballots to the Intermediary Record Owners in accordance with customary procedures in the securities industry.

32. The transfer agent for the Debtor’s Securities, American Stock Transfer & Trust Co. (the “Stock Transfer Agent”), within seven (7) days after the Securities Voting Record Date, shall provide the Voting and Claims Agent with an electronic file containing the names, addresses, and holdings of the respective owners that hold the Securities in their own name (the “Registered Record Owners”) or the banks, brokerage firms, or the agents thereof as the entity through which the beneficial holders (the “Beneficial Holders”) hold the Securities (collectively, the “Intermediary Record Owners”), in each case as of the Securities Voting Record Date in electronic form or other form acceptable to the Debtor.

33. Each of the trustees for the Debtor’s Securities, The Bank of New York Mellon Trust Company, N.A. (Indenture Trustee for the Senior Notes) and Wilmington Trust, National Association (Indenture Trustee for the Subordinated Note) (collectively, the “Indenture Trustees”), shall provide reasonable cooperation to facilitate the Voting and Claims Agent’s acquisition of the requisite security position reports from Depository Trust Company within seven (7) days after the Securities Voting Record Date.

34. The Intermediary Record Owners shall distribute Solicitation Packages and notices to the respective Beneficial Holders of the Senior Notes and the Subordinated Note, as applicable, within seven (7) days of receiving the Solicitation Packages and notices.

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35. The Intermediary Record Owners of Senior Notes/Subordinated Note Claims shall follow either of the two following options, as such entities determine, to obtain the votes of the Beneficial Holders:

(a)	The Intermediary Record Owners may forward the Solicitation Package to the Beneficial Holders of the Notes for voting, which Solicitation Package shall include a Beneficial Holders Ballot substantially in the form of Exhibit 3-C attached hereto for holders of the Senior Notes and Exhibit 3-E attached hereto for holders of the Subordinated Note, and a return envelope provided by, and addressed to, the Intermediary Record Owner. Under this option, the Intermediary Record Owners shall summarize the individual votes of their Beneficial Holders from the Beneficial Holder Ballots on a Master Ballot in substantially the form attached as Exhibit 3-D to this Order. The Intermediary Record Owners shall then date and return the Master Ballot to the Voting and Claims Agent prior to the Voting Deadline; or

(b)	The Intermediary Record Owner may “pre-validate” a Beneficial Holders Ballot (a “Prevalidated Ballot”) by signing that ballot and by indicating the following on that ballot: (i) the Intermediary Record Owner, (ii) the principal amount of Notes owned by the applicable Beneficial Holder, (iii) and the appropriate account numbers through which the Beneficial Holder’s holdings are derived. The Intermediary Record Owner shall then forward the Solicitation Package, including the Prevalidated Ballot and a return envelope addressed to the Voting and Claims Agent, to the Beneficial Holder for voting by such Beneficial Holder.

36. The Debtor is authorized (but not directed) to reimburse the Intermediary Record Owners of Notes for their reasonable, actual, and necessary out-of-pocket expenses incurred in performing the tasks described in the subparagraphs (a) and (b) of the preceding paragraph upon written request by such entities without further order or notice (subject to this Court’s retaining jurisdiction to resolve any disputes over any request for reimbursement).

37. The Debtor shall serve a copy of this Order on the Indenture Trustees, Stock Transfer Agent, and each Intermediary Record Owner identified by the Debtor and the Voting and Claims Agent as an entity through which Beneficial Holders hold any of the Securities.

38. Notwithstanding anything in this Order to the contrary, the Debtor shall not be required to send Solicitation Packages, individual solicitation materials or other notices to any of the following creditors or other parties-in-interest in this Chapter 11 Case:

(a)	any creditor whose claim is based solely on amounts scheduled by the Debtor but whose claim already has been paid or satisfied in the full

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scheduled amount; provided, however, if, and to the extent that, any such creditor would be entitled to receive a Solicitation Package for any reason other than by virtue of the fact that its claim had been scheduled by the Debtor, then such creditor shall be sent a Solicitation Package in accordance with the procedures set forth herein;

(b)	any creditor who filed a proof of claim if the amount asserted in such proof of claim is less than or equal to the amount that has already been paid;

(c)	any holder of a claim that was disallowed in full by order of this Court; or

(d)	any person or entity to whom the Debtor mailed the Disclosure Statement Hearing Notice and received any such notices returned by the United States Postal Service marked “undeliverable as addressed,” “moved—left no forwarding address,” “forwarding order expired,” or any similar reason, unless the Debtor has been informed in writing by such person of that person’s new address.

V.	Voting Deadline and Procedures for Vote Tabulation

39. 4:00 p.m. prevailing Eastern Time on July 9, 2013 (the “Voting Deadline”), is the last date and time by which ballots for accepting or rejecting the Plan must be received by the Voting and Claims Agent in order to be counted.

40. If a party that is entitled to vote has more than one claim against the Debtor based upon different transactions, said party shall be entitled to one vote for numerosity purposes in the aggregate dollar amount of all said claims.

41. Any timely received ballot that contains sufficient information to permit the identification of the claimant and is cast as an acceptance or rejection of the Plan shall be counted and shall be deemed to be cast as an acceptance or rejection, as the case may be, of the Plan. The foregoing general procedures shall be subject to the following exceptions:

(a)	If a claim is deemed allowed in accordance with the Plan, such claim shall be allowed for voting purposes in the deemed allowed amount set forth in the Plan;

(b)	If a claim for which a proof of claim has been timely filed is marked, in whole or in part, as contingent, unliquidated, or disputed and that is not

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subject to an objection filed by the Debtor, then such claim shall be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00;

(c)	If a claim has been estimated or otherwise allowed for voting purposes by order of this Court, then such claim shall be temporarily allowed in the amount so estimated or allowed by this Court for voting purposes only, and not for purposes of allowance or distribution;

(d)	If a claim is not listed on the Schedules, or is scheduled at zero, in an unknown amount, or, in whole or in part, as unliquidated, contingent, or disputed, and a proof of claim was not (a) timely filed by the Claims Bar Date or (b) deemed timely filed by an order of this Court prior to the Voting Deadline, then such claim shall be disallowed for voting purposes and for purposes of allowance and distribution pursuant to Bankruptcy Rule 3003(c);

(e)	If the Debtor has filed and served an objection to a claim or any portion thereof, then such claim shall be temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in the objection;

(f)	Ballots cast in amounts in excess of their allowed amount will only be counted to the extent of the creditors’ allowed claim; and

(g)	A ballot cast by a creditor who is subject to a Sell Down Notice issued by the Debtor pursuant to the Trading Procedures Order will only be counted to the extent of the creditor’s allowed claim that will remain after giving effect to such Sell Down Notice unless (a) the claim has been temporarily allowed for voting purposes in a higher amount pursuant to Bankruptcy Rule 3018(a) and in accordance with the Disclosure Statement Order or (b) on or before the Voting Deadline, the Sell Down Notice has been withdrawn or resolved in favor of the creditor.

42. Neither the Debtor, the Voting and Claims Agent, nor any other person or entity will be under any duty to provide notification of defects or irregularities with respect to Ballots they receive, nor will any of them incur any liability for failure to provide such notification. The Voting and Claims Agent may either disregard, with no further notice, defective Ballots, or it may attempt to have defective Ballots cured, in its sole discretion.

43. The following ballots shall not be counted or considered for any purpose in determining whether the Plan has been accepted or rejected:

(a)	Any ballot received after the Voting Deadline unless the Debtor has granted an extension of the Voting Deadline in writing with respect to such ballot;

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(b)	Any ballot that is illegible or contains insufficient information to permit the identification of the claimant;

(c)	Any ballot cast by a person or entity that does not hold a claim in a class that is entitled to vote to accept or reject the Plan;

(d)	Any ballot cast for a claim for which no proof of claim was timely filed and that is (i) not listed on the Schedules or (ii) scheduled at (a) zero, (b) in an unknown amount, or, (c) in whole or in part, as unliquidated, contingent, or disputed;

(e)	Any ballot that is properly completed, executed, and timely filed, but (a) does not indicate an acceptance or rejection of the Plan, (b) indicates both an acceptance and rejection of the Plan, or (c) partially accepts and partially rejects the Plan;

(f)	Any ballot submitted by facsimile, telecopy, or electronic mail;

(g)	Any unsigned ballot;

(h)	Any ballot sent to this Court, the Debtor, the Debtor’s agents/representatives (other than the Voting and Claims Agent), the Creditors’ Committee’s agents/representatives, any indenture trustee, or the Debtor’s financial or legal advisors; or

(i)	Any ballot not cast in accordance with the procedures approved in the Disclosure Statement Order

44. Any duplicate ballot will only be counted once.

45. Notwithstanding anything in this Order to the contrary, the ballot of any creditor who filed a Rule 3018(a) Motion in accordance with the procedures set forth in this Order shall not be counted for voting purposes, unless such creditor’s claim is temporarily allowed by this Court after notice and a hearing or agreed to in writing by the Debtor.

46. Notwithstanding Bankruptcy Rule 3018(a), whenever two or more ballots are cast that attempt to vote the same claim prior to the Voting Deadline, the last ballot received by the Voting and Claims Agent prior to the Voting Deadline will be deemed to reflect the voter’s

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intent and thus to supersede any prior ballots, provided, however, that, where an ambiguity exists as to which ballot was the latest mailed, the Voting and Claims Agent reserves the right to contact the creditor and calculate the vote according to such voter’s stated intent. This procedure is without prejudice to the Debtor’s right to object to the validity of the second ballot on any basis permitted by law and, if the objection is sustained, to count the first ballot for all purposes.

47. Claims splitting is not permitted and creditors who vote must vote all of their claims within a particular class to either accept or reject the Plan.

48. If no votes to accept or reject the Plan are received with respect to a particular class, such class will be deemed to have voted to accept the Plan.

49. The following procedures for tabulating votes cast by Beneficial Holders of the Notes are hereby approved:

(a)	First, Intermediary Record Owners electing to use the Master Ballot voting process are required to retain for one year following the Effective Date, for inspection by the Court, the Beneficial Holder Ballots cast by Beneficial Holders, and that Intermediary Record Owners electing to send Prevalidated Ballots to Beneficial Holders for direct return to the Voting and Claims Agent are required to retain for one year following the Effective Date, for inspection by the Court, a list of those Beneficial Holders to whom such Prevalidated Ballots were sent. The Voting and Claims Agent is required to retain for one year following the Effective Date, for inspection by the Court, the Prevalidated Ballots returned by the Beneficial Holders, as well as the Master Ballots returned by the Intermediary Record Owners (in addition to all other Ballots submitted by Impaired Creditors in the Voting Classes);

(b)	Second, (a) votes cast by Beneficial Holders holding the Notes through Intermediary Record Owners and transmitted by means of a Master Ballot or Prevalidated Ballot will be applied against the positions held by such Intermediary Record Owners with respect to such Notes and (b) votes submitted by Prevalidated Ballot or by an Intermediary Record Owner on a Master Ballot will not be counted to the extent that they are in excess of the position maintained by the respective Intermediary Record Owner in the Notes on the Securities Voting Record Date;

(c)	Third, the following assumptions apply to Prevalidated Ballots: (a) each Prevalidated Ballot is for a single account and (b) each vote is a separate

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vote and not duplicative of any other vote cast by other customers of such Intermediary Record Owner (unless specific evidence indicates that one vote is for the identical account number and amount of another vote);

(d)	Fourth, to the extent that conflicting votes or overvotes are submitted on a timely received Master Ballot or Prevalidated Ballot, the Voting and Claims Agent shall attempt to resolve the conflict or overvote prior to the preparation of the vote certification;

(e)	Fifth, to the extent that overvotes on a timely received Master Ballot or Prevalidated Ballot are not reconcilable prior to the preparation of the vote certification, the Voting and Claims Agent shall count votes in respect of such Master Ballot or Prevalidated Ballot in the same proportion as the votes to accept and reject the Plan submitted on the Master Ballot or Prevalidated Ballot that contained the overvote, but only to the extent of the applicable Intermediary Record Owner’s position on the Securities Voting Record Date in the applicable note(s);

(f)	Sixth, Intermediary Record Owners shall complete multiple Master Ballots, and the votes reflected by such multiple Master Ballots will be counted except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots submitted are inconsistent in whole or in part, the latest Master Ballot received prior to the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot, subject to the Debtor’s right to object to the validity of the second Master Ballot on any basis permitted by law, including under Bankruptcy Rule 3018(a), and, if such objection is sustained, the first Master Ballot will then be counted; and

(g)	Finally, each Beneficial Holder of the Notes will be deemed to have voted the full principal amount of its Senior Notes Claims or Subordinated Note Claims, notwithstanding anything to the contrary on any ballot.

VI.	Procedures for Objections to Assumption or Assignment of Contracts/Leases

50. The following procedure for determining cure amounts (“Cure Amounts”) and deadline for objections relating to contracts and leases that may be assumed pursuant to the Plan (collectively, the “Cure Procedures”) are hereby approved:

(a)	The Debtor shall cause the Notice of (I) Possible Assumption of Contracts and Leases, (II) Fixing of Cure Amounts, and (III) Deadline to Object Thereto (the “Cure Notice”), in a form substantially similar to the form attached as Exhibit 6-A hereto, to be served on the non-debtor parties to all executory contracts and unexpired leases that may be assumed, or assumed and assigned, as part of the Plan (the “Assumed Contracts and Leases”) by June 27, 2013;

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(b)	The non-debtor parties to the Assumed Contracts and Leases shall have until July 11, 2013, at 4:00 p.m. prevailing Eastern Time (the “Cure Objection Deadline”), which deadline may be extended in the sole discretion of the Debtor, to object (each, a “Cure Objection”) to the (i) Cure Amounts listed by the Debtor and to propose alternative cure amounts, and/or (ii) proposed assumption, or assumption and assignment, of the Assumed Contracts and Leases under the Plan on any basis other than the Debtor’s or the proposed assignee’s ability to provide adequate assurance of future performance under such Assumed Contracts and Leases; provided, however, that if the Debtor amends the Cure Notice or any related pleading that lists the Assumed Contracts and Leases to add a contract or lease or to reduce the cure amount thereof, except where such reduction was based upon the mutual agreement of the parties, the non-debtor party thereto shall have at least seven (7) calendar days after service of such amendment to object thereto or to propose an alternative cure amount(s).

(c)	If a Cure Objection is timely filed and the parties are unable to settle such Cure Objection, the Court shall determine the amount of any disputed Cure Amount(s) or objection to assumption at a hearing to be held at the time of the Confirmation Hearing, or such other hearing date to which the parties may mutually agree or as ordered by the Court. The Debtor may, in its sole discretion, extend the Cure Objection Deadline without further notice, but is not obligated to do so.

(d)	If no Cure Objection is timely filed with respect to an Assumed Contract or Lease, the counterparty to such Assumed Contract or Lease shall be deemed to have consented to the assumption of the Assumed Contract or Lease and the Cure Amount proposed by the Debtor and shall be forever enjoined and barred from seeking any additional amount(s) on account of the Debtor’s cure obligations under section 365 of the Bankruptcy Code or otherwise from the Debtor, its estate or the Reorganized Debtor. In addition, if no timely Cure Objection is filed with respect to an Assumed Contract or Lease, upon the Effective Date of the Plan, the Reorganized Debtor or its assignee, on the one hand, and the counterparty to such Assumed Contract or Lease, on the other hand, shall enjoy all of the rights and benefits under the Assumed Contract or Lease without the necessity of obtaining any party’s written consent to the Debtor’s assumption, or assumption and assignment, of the Assumed Contract or Lease, and such counterparty shall be deemed to have waived any right to object, consent, condition or otherwise restrict the Debtor’s assumption, or assumption and assignment, of the Assumed Contract or Lease.

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51. Any objection by a non-debtor party to an Assumed Contract or Lease based upon the Debtor’s or the proposed assignee’s ability to provide adequate assurance of future performance under such Assumed Contract or Lease (an “Adequate Assurance Objection”), shall be filed on or before July 15, 2013 at 4:00 p.m. (prevailing Eastern Time) in accordance with the Cure Notice.

52. The inclusion of an Assumed Contract or Lease in the Cure Notice is without prejudice to the Debtor’s right to modify its election to assume, assume and assign, or reject such Assumed Contract or Lease prior to the entry of a final, non-appealable order (which order may be the order confirming the Plan) approving the assumption, or assumption and assignment, of any such Assumed Contract or Lease, and inclusion in the Cure Notice is not a final determination that any Assumed Contract or Lease will, in fact, be assumed, or assumed and assigned.

VII.	Miscellaneous

53. The service of Solicitation Packages and other notices and documents described herein in the time and manner set forth in this Order constitutes adequate and sufficient notice of the Confirmation Hearing and no further notice is necessary.

54. The Debtor is authorized and empowered to take all actions necessary to implement the relief granted in this Order.

55. The Debtor shall have authority to make nonsubstantive and nonmaterial changes to the Disclosure Statement, the Plan, the ballots, the Non-Voting Status Notices, and related documents without further order of the Court, including, without limitation, changes to correct typographical and grammatical errors, insert dates, and to make conforming changes among the Disclosure Statement, the Plan, the ballots, the Non-Voting Status Notices, and any other materials in the Solicitation Package prior to mailing.

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56. Notwithstanding any applicable Bankruptcy Rule, the terms and conditions of this Order shall be immediately effective and enforceable upon its entirety.

57. This Court shall retain jurisdiction with respect to all matters arising from or related to the implementation of this Order; provided, however, nothing in the Disclosure Statement or this Order shall be deemed (i) to provide the Bankruptcy Court with jurisdiction over PMI Mortgage Insurance Co. (“MIC”), the Director of the Arizona Department of Insurance (the “Receiver”), or MIC’s assets and liabilities, (ii) as consent by MIC to the jurisdiction of the Bankruptcy Court over any matter, including with respect to MIC, its assets or liabilities, any claim by MIC against the Debtor, the Reorganized Debtor or the Creditors’ Committee and/or any claim by the Debtor, the Reorganized Debtor or the Creditors’ Committee against MIC other than as may be necessary to approve the Disclosure Statement or (iii) as consent by the Debtor, the Reorganized Debtor or the Creditors’ Committee to the jurisdiction of the Arizona Court over any matter, including with respect to the Debtor, the Reorganized Debtor or the Creditors’ Committee, the Debtor’s or the Reorganized Debtor’s assets or liabilities, any claim by the Debtor, the Reorganized Debtor or the Creditors’ Committee against MIC and/or any claim by MIC against the Debtor, the Reorganized Debtor or the Creditors’ Committee other than as may be necessary to approve the Disclosure Statement.

58. Copies of the Plan and Disclosure Statement and all pleadings and orders of the Court are publicly available, for a fee via PACER at: http:/www.deb.uscourts.gov, or free of charge from the Voting and Claims Agent at http://www.kccllc.net/PMI. Such documents and pleadings may also be obtained by: (i) calling the Debtor’s restructuring hotline at (866) 381–9100; (ii) visiting the Debtor’s restructuring website at: http://www.kccllc.net/PMI; or (iii) writing to PMI Ballot Processing, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245.

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Dated:	, 2013
Wilmington, Delaware

Brendan L. Shannon
United States Bankruptcy Judge

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Chart A

Summary Chart of Approved Dates and Deadlines1

Event	Date/Deadline

Securities Voting Record Date	May 29, 2013

Non-Securities Voting Record Date	June 5, 2013

Solicitation Mailing Date	June 10, 2013 (Estimated)

Deadline to Publish Notice of Confirmation Hearing	June 13, 2013

Deadline to Serve Cure Notice	June 27, 2013

Rule 3018(a) Motion Deadline	July 1, 2013, at 4:00 p.m. Eastern Time

Objection Deadline for Confirmation Hearing	July 9, 2013, at 4:00 p.m. Eastern Time

Voting Deadline	July 9, 2013, at 4:00 p.m. Eastern Time

Cure Objection Deadline	July 11, 2013, at 4:00 p.m. Eastern Time

Confirmation Hearing	July 18, 2013, at 11:00 a.m. Eastern Time

[1]	To the extent of any conflict between the dates in this chart and those in the Disclosure Statement Order, the dates in the Disclosure Statement Order shall control.

EXHIBIT C

PLAN RECOVERY AND

CHAPTER 7 LIQUIDATION ANALYSIS

C-1

THE PMI GROUP, INC.

HYPOTHETICAL RECOVERY ANALYSIS

In connection with the Plan and Disclosure Statement, the following hypothetical recovery analysis (the “Recovery Analysis”) has been prepared by the Debtor with the assistance of its restructuring professionals. This Recovery Analysis should be read in conjunction with the Plan and the Disclosure Statement.

This Recovery Analysis has been prepared for the purpose of evaluating whether the Plan meets the so-called “best interests of creditors” test under Section 1129(a)(7) of the Bankruptcy Code. The Recovery Analysis compares a recovery under the Plan to a hypothetical recovery that assumes the Debtor converts to a chapter 7 proceeding under the Bankruptcy Code on May 31, 2013 (the “Liquidation Date”). The Recovery Analysis is based on projected asset values as of June 30, 2013, based on information available to the Debtor as of the date hereof. These values, in total, are assumed to be representative of the Debtor’s assets and liabilities as of the Liquidation Date.

The hypothetical conversion to a chapter 7 proceeding assumes the Debtor’s assets are liquidated in a traditional liquidation with the loss of any going concern value attributable to these assets. A chapter 7 trustee (the “Trustee”) would be appointed or elected to commence the liquidation of all of the Debtor’s assets.

Estimating recoveries is an uncertain process due to the number of unknown variables and is necessarily speculative. Thus, extensive use of estimates and assumptions has been made that, although considered reasonable by the Debtor and its restructuring professionals, are inherently subject to significant business and economic uncertainties and contingencies beyond the control of the Debtor.

THE DEBTOR MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OF THE ESTIMATES AND ASSUMPTIONS OR THE ABILITY TO ACHIEVE FORECASTED RESULTS. ACTUAL RESULTS MAY VARY MATERIALLY FROM THE ESTIMATES AND PROJECTIONS SET FORTH IN THE RECOVERY ANALYSIS.

In preparing this Recovery Analysis, the amount of Allowed Claims has been projected based upon the Debtor’s books and records. In the event litigation were necessary to resolve Claims asserted in a chapter 7 liquidation, the delay could be prolonged and Claims could further increase. The effects of this delay on the value of distributions under the hypothetical liquidation have not been considered. No Order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the estimated amounts set forth in the Recovery Analysis.

THE ESTIMATED AMOUNT OF ALLOWED CLAIMS SET FORTH IN THE RECOVERY ANALYSIS SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING, WITHOUT LIMITATION, ANY DETERMINATION OF THE VALUE OF ANY DISTRIBUTION TO BE MADE ON ACCOUNT OF ALLOWED CLAIMS UNDER THE PLAN. THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THE CHAPTER 11 OR

THE HYPOTHETICAL CHAPTER 7 CASE COULD MATERIALLY AND SIGNIFICANTLY DIFFER FROM THE AMOUNT OF CLAIMS ESTIMATED IN THE RECOVERY ANALYSIS. NOTHING CONTAINED IN THIS HYPOTHETICAL RECOVERY ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTOR.

EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THIS RECOVERY ANALYSIS WAS PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED. ACCORDINGLY, THE OCCURRENCE OF THESE EVENTS OR CIRCUMSTANCES MAY AFFECT THE ANALYSIS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE DEBTOR DOES NOT INTEND, AND DOES NOT UNDERTAKE ANY OBLIGATION, TO UPDATE OR OTHERWISE REVISE THE RECOVERY ANALYSIS (OR ANY OTHER PART OF THIS DISCLOSURE STATEMENT) TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THIS RECOVERY ANALYSIS IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS OR CIRCUMSTANCES. THEREFORE, THE RECOVERY ANALYSIS MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE RECOVERY ANALYSIS.

THIS RECOVERY ANALYSIS WAS DEVELOPED SOLELY TO ENABLE THE HOLDERS OF CLAIMS ENTITLED TO VOTE UNDER THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST THE DEBTOR OR SECURITIES OF, OR CLAIMS OR INTERESTS IN, ITS AFFILIATES.

The table below summarizes the recovery estimates for proceeds that would be available for distribution both under the Plan and in a hypothetical chapter 7 bankruptcy case.

The PMI Group, Inc.

Recovery Analysis

($ in millions)

	Scenario
	Chapter 7	Chapter 11
	Liquidation	Reorganization
Cash	$192.0	$192.0
Reinsurance Subsidiaries Cash and U.S. Government Securities	5.0	5.0
Tax Refund	3.1	3.1
Contributed to Reorganized Debtor	—	(0.8)
MIC	—	—
PMI Capital I	—	—
PMI Capital Corp.	—	—
Homeowner Reward Co.	—	—

Cash for Distribution	$200.1	$199.3

Cash Contributed to Reorganized Debtor	—	0.8
Other Contributed Assets	—	1.2
Operating Expenses and Post-Confirmation Fees	—	(1.0)

New Common Stock	$—	$1.0

Total Value of Distributable Assets	$200.1	$200.3

Claims Treatment and Classification	Liquidation Allowed Claim	Reorganization Allowed Claim	Liquidation Case Recovery %	Reorganization Case Recovery %
Trustee / Post-Confirmation Estate Fees	$6.0	$—

Indenture Trustee Fees	0.5	0.5

Professional Fee Holdbacks	—	—
Tax-Related Payments	—	—
Settlement Related Causes of Action	20.0	—

Administrative Expenses & Claims	$26.5	$0.5	n / a	n / a

Priority Tax Claims	$—	$—	n / a	n / a

Priority Non-Tax Claims	—	—	n / a	n / a

Secured Claims	—	—	n / a	n / a

General Unsecured - Senior Notes	691.0	691.0	25%	29%

Employee Claims / Retirement Benefits	1.4 - 5.4	1.4 - 5.4	23%	27% - 26%

General Unsecured - Tax Claims	4.9	4.9	23%	27% - 26%

General Unsecured - PBGC	—	—	n / a	n / a

General Unsecured - Affiliate Payables	—	—	n / a	n / a

General Unsecured - Subordinated Notes	52.9	52.9	0%	0%

General Unsecured - Subordinated Tax Claims	0.4	0.4	0%	0%

Convenience Claims (Trade)	0.1	0.1	23%	90%

Equity Interests	$—	$—	0%	0%

NOTES TO RECOVERY ANALYSIS

Note A – Cash and Equivalents

The Recovery Analysis assumes that no additional Cash would be generated subsequent to the Liquidation Date for distribution to creditors. All projected outstanding Cash and cash equivalent balances are assumed to be 100% recoverable.

Note B – Interests in Subsidiaries

This value represents the Debtor’s residual interest in its subsidiaries, including equity of MIC, the Principal Regulated Reinsurance Subsidiaries, and various non-insurance subsidiaries. For purposes of this Recovery Analysis, the Debtor has assumed that all Cash and U.S. government securities currently held by the Principal Regulated Reinsurance Subsidiaries is available for distribution to the Debtor.

Note C – New Common Stock

For purposes of this Recovery Analysis, the value of the New Common Stock is based on the tangible assets of the Reorganized Debtor, net of estimated expenses. The Debtor has not attributed any recovery value to certain speculative and contingent assets of the Reorganized Debtor as it currently does not attribute material value to such assets. Creditors are directed to Sections V.B. and C. and Section VI of the Disclosure Statement for a discussion of risk factors potentially impacting the value of the New Common Stock and related issues.

Note D – Trustee / Post-Confirmation Estate Fees

In a chapter 7 scenario, this value represents the expected fees and expenses of professionals to the Trustee following the Liquidation Date. It is anticipated that, in a hypothetical chapter 7, the Trustee could expend significant time and expense (perhaps over several years) in an attempt to attain further value. Among other professionals, the Trustee could retain bankruptcy counsel, regulatory counsel, tax counsel, and accountants. In addition, the Trustee may engage in litigation in connection with the Debtor’s interests.

Under the Plan, the Reorganized Debtor would incur post-confirmation expenses, including, but not limited to, claims administration, creditor distributions and the closing of the chapter 11 case.

Note E – Chapter 11 Professional Fees

It is assumed that the Debtor paid all chapter 11 Professionals on a current basis prior to the confirmation of a Plan or conversion to a chapter 7 case. Accordingly, no chapter 11 Professional Claims are paid in either scenario.

Note F – Settlement Related Causes of Action

The Stipulation described in Section II.D.16 of the Disclosure Statement expressly provides, among other things, that the Debtor shall not “support, propose, file and/or prosecute any…action in the Chapter 11 Case that purports to alter, amend or modify…in any respect the obligations or rights of any other Party under this Stipulation or any document required or contemplated hereby….” It is possible that a conversion of the Chapter 11 Case to a chapter 7 case could have the effect of terminating certain Tax Attributes of the Consolidated Group, thereby altering, amending and/or modifying the rights of the parties to the Stipulation. In such instance, the Debtor assumes the Defendants would pursue Causes of Action against the Estate to, among other things, seek recovery of the $20 million payment made to the Estate in respect to MIC’s use of the NOLs, which would likely no longer be available. The Recovery Analysis assumes this amount is recoverable from the Estate in a chapter 7 case as an Administrative Expense Claim. In the event of a loss of the Tax Attributes, other damages are likely to be asserted by the Defendants; potential additional Causes of Action include those related to breach of the Stipulation and the related agreements and other Causes of Action. The potential exposure under these Causes of Action is not included in the Recovery Analysis, but could be significant.

Note G – General Unsecured Tax Claims

General unsecured tax claims represent a tax liability of $4,862,835 related to the Consolidated Group’s 2011 federal income tax return, filed on September 12, 2012 for which the Debtor and its affiliates are jointly and severally liable. As discussed in Section II.D.17(e) of the Disclosure Statement, the IRS has filed a Claim asserting this liability as an Administrative Expense Claim in the Bankruptcy Case (for purposes of this Recovery Analysis only, the “Tax Claim”). The Debtor disputes that the Tax Claim has administrative expense priority pursuant to section 503(b) of the Bankruptcy Code or that it has priority tax status pursuant to section 507(a)(8) of the Bankruptcy Code. The Debtor intends to object to the Tax Claim prior to the Administrative Expense Claim Bar Date to the extent the Tax Claim is not otherwise resolved or satisfied prior thereto. For purposes of this Recovery Analysis, the Debtor has assumed that the Tax Claim will be payable by the Debtor solely as a non-priority General Unsecured Claim.

Note H – Priority Non-Tax Claims

The Debtor does not anticipate any material Priority Non-Tax Claims will be Allowed, either in the Plan or against the hypothetical chapter 7 estate.

Note I – General Unsecured Claims

This value represents the estimated aggregate amount of general unsecured claims that would be allowed, either in the Plan or against the hypothetical chapter 7 estate, including $691 million of Senior Notes Claims, $53 million of Subordinated Note Claims, trade claims, and employee claims. This Recovery Analysis also reflects the effects of the Subordination Provisions.

Certain Claims were Filed as contingent or unliquidated or are disputed by the Debtor. This Recovery Analysis includes estimates of the Allowed amount of such Claims. The amount ultimately Allowed may vary from this estimate.

EXHIBIT D

CORPORATE ORGANIZATION CHART

D-1

The PMI Group, Inc.
A Delaware Corp.
FEIN 94-3199675
Debtor
Dormant Entities with De Minimis Assets
To remain dormant or be wound down
Principal Regulated Reinsurance Subsidiaries
See Art. II(D)(16)(b) of the Disclosure Statement
PMI Capital I
A Delaware Trust
FEIN 94-3323187
PMI Specialty Assurance Co.
An Arizona Corp.
FEIN 45-1006111
(Shell SPV)
PMI Capital Corporation ("PMICC")
A Delaware Corp.
FEIN 94-3323187
PMI Management Services, SA de CV
(A Mexico Corp.)
PMICC owns 98%; MIC owns 2%
PMI Mortgage Insurance Co., In Rehabilitation ("MIC")
An Arizona Corp.
NAIC 27251
FEIN 94-2208266
Homeowner Reward Co. ("HRC")
An Arizona Corp.
FEIN 45-2309923
Residential Insurance Co.
An Arizona Corp.
NAIC 10670
FEIN 94-3290586
PMI Reinsurance Co.
An Arizona Corp.
NAIC 12917
FEIN 51-0614892
PMI Mortgage Guaranty Co.
An Arizona Corp.
NAIC 10670
FEIN 93-1195869
HRC was established to manage homeowner reward program to certain borrowers of loans insured by MIC.
Entities Controlled by PMI Mortgage Insurance Co., In Rehabilitation.
CMG Mortgage Insurance Company
A Wisconsin Corp.
NAIC 40266
FEIN 35-3105660
(50% owned by MIC; 50% owned by CMFG*)
CMG Mortgage Assurance Company
A Wisconsin Corp.
NAIC 29114
FEIN 95-2621453
(50% owned by MIC; 50% owned by CMFG*)
PMI Mortgage Insurance Holdings Canada Inc.
A Canada Corp.
PMI Europe Holdings Limited
A Dublin Corp.
FEIN 99-0341268
PMI Insurance Co.
An Arizona Corp.
NAIC 10287
FEIN 86-0777510
PMI Mortgage Assurance Co.
An Arizona Corp.
NAIC 18732
FEIN 39-1080973
PMI Mortgage Services Co.
A California Corp.
FEIN 94-3185522
PMI Securities Co.
A Delaware Corp.
FEIN 52-0963740
PMI Plaza LLC
A Delaware Limited Liability Company
FEIN 22-3874968
CMG Mortgage Reinsurance Company
A Wisconsin Corp.
NAIC 10992
FEIN 39-1968888
PMI Mortgage Insurance Company Canada
A Canada Corp.
PMI Mortgage Insurance Company Limited
An Ireland Corp.
PMI CDS (Cayman) V Limited
PMI CDS (Cayman) VII Limited
* CMFG Life Insurance Company ("CMFG"), a CUNA Mutual Group company
An Iowa Corp.
NAIC 0306-62626
FEIN 39-0230590
Shaded boxes reflect entities that have been sold (or are currently pending sale) since the commencement of the bankruptcy case.